As filed with the Securities and Exchange Commission on January 11, 2023                              Registration No. 333-264343

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Allianz Life Insurance Company of North America
(Exact name of Registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	41-1366075 (I.R.S. Employer Identification No.)
5701 Golden Hills Drive
Minneapolis, MN 55416
(800) 950-5872
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Erik T. Nelson, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-7453
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer                                                   [   ]                                        Accelerated filer                                [   ]
Non-accelerated filer                                                      [X]                                        Smaller reporting company   [   ]
(Do not check if a smaller reporting company)
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I – PROSPECTUS
ALLIANZ Index Advantage ADV® VARIABLE ANNUITY CONTRACT
Issued by Allianz Life Variable Account B and Allianz Life Insurance Company of North America (Allianz Life, we, us, our)
The information in this prospectus is not complete and may be changed. We cannot sell Allianz Index Advantage
ADV® Variable Annuity pursuant to this prospectus until the Registration Statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Contract and is not soliciting an offer to buy the Contract in any state where the offer or sale is not permitted.

The variable annuity described in this prospectus is an individual flexible purchase payment index-linked variable deferred annuity contract (Contract). This prospectus describes the Contract between you, the Owner, and Allianz Life.
The Contract allows you to allocate your money (Purchase Payments) and any earnings among the Contract’s investment options (Allocation Options), which currently include index-linked investment options (Index Options) and variable investment options (Variable Options).
•
Index Options. Each Index Option is tied (or linked) to the performance of a specific market Index for a defined time period (Term). Each Index Option has a downside feature that provides limited protection against any negative Index rate of return (Index Return) that may be credited to your investment for a Term. Limited protection from negative Index Returns is provided by the Buffer for Index Precision Strategy and Index Performance Strategy, and by the Floor for the Index Guard Strategy. The Index Protection Strategy provides 100% protection against negative Index Returns. Each Index Option also has an upside feature that puts an upper limit on positive Index Return that may be credited for a Term. The upper limit on positive Index Return is provided by the Cap for Index Performance Strategy and Index Guard Strategy; the Precision Rate for Index Precision Strategy; and the Declared Protection Strategy Credit (DPSC) for Index Protection Strategy.
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Variable Options. The Variable Options performance is based on the securities in which they invest.
We expect to add or remove Variable Options, and to add Index Options, from time to time. We currently offer the following Index Options: Index Protection Strategy 1-year Term with 1.50% minimum DPSC; Index Precision Strategy 1-year Term with 10% Buffer and 1.50% minimum Precision Rate; Index Guard Strategy 1-year Term with -10% Floor and 1.50% minimum Cap; Index Performance Strategy 1-year Term with 10% Buffer and 1.50% minimum Cap; and Index Performance Strategy 3-year Term with 20% Buffer and 5% minimum Cap.
Index-linked and variable annuity contracts are complex insurance and investment vehicles. You may lose money, including your principal investment and previously credited earnings. Contract fees and expenses could cause your losses to be greater than the downside protection of the Index Options. Your losses may be significant. Before investing, be sure to ask your Financial Professional about the Contract’s features, benefits, risks, fees and expenses, whether the Contract is appropriate for you based upon your financial situation and objectives, and for a specific recommendation to purchase the Contract. The Contract’s risks are described in Risk Factors on page 19 of this prospectus.
Before the end of an Index Option’s Term, if you take any type of withdrawal, execute the Performance Lock feature, begin Annuity Payments, or if we pay a death benefit or deduct a fee or expense, we base the transaction on the interim value of your Index Option investment, which includes the Daily Adjustment if you select the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. The Daily Adjustment fluctuates daily, positively or negatively. The Daily Adjustment could reflect significantly less gain, or more loss than we would apply to an Index Option at the end of a Term. If you select multiple multi-year Term Index Options, there may be no time that any such transaction can be performed without the application of at least one Daily Adjustment. The Daily Adjustment does not apply to the Index Protection Strategy.
We designed the Contract for people who are receiving ongoing investment advice from third-party Financial Professionals who may charge a financial adviser fee for their services. The deduction of this financial adviser fee is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees will be subject to withdrawal charges, will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly), and may be subject to federal and state income taxes (including a 10% additional federal tax). A six-year withdrawal charge period applies to the initial and any additional Purchase Payment if you withdraw money from the Index Options. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract rather than from other assets you may have.
All guarantees under the Contract, including index-linked returns (Credits), are the obligations of Allianz Life and are subject to our claims-paying ability and financial strength.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Please read this prospectus before investing and keep it for future reference. The prospectus describes all material rights and obligations of purchasers under the Contract. It contains important information about the Contract and Allianz Life that you ought to know before investing including material state variations. Availability of Index Options may vary by financial intermediary. You can obtain information on which Index Options are available to you by calling (800) 624-0197, or from your Financial Professional. This prospectus is not offered in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. If you have an Individual Retirement Annuity Contract, we refund the greater of Purchase Payments less withdrawals, or total Contract Value. You should review this prospectus, or consult with your Financial Professional, for additional information about the specific cancellation terms that apply.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal.
This prospectus is not intended to constitute a suitability recommendation or fiduciary advice.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities & Exchange Commission’s (SEC) staff and is available at investor.gov.
Dated: May 1, 2023

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Glossary
This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulated Alternate Interest – the sum of alternate interest earned for the entire time you own your Contract. We use the Accumulated Alternate Interest to calculate the Alternate Minimum Value for certain Contracts as stated in Appendix F. The alternate interest for each Index Year is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate. The alternate interest rate is stated in your Contract and does not change for the entire time you own your Contract.
Accumulation Phase – the first phase of your Contract before you request Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Alternate Minimum Value – for certain Contracts as stated in Appendix F, the guaranteed minimum Index Option Value we provide for each Crediting Method if you take a withdrawal, annuitize the Contract, transfer out of Index Options to the Variable Options, or if we pay a death benefit.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract. The earliest available Annuity Date is the second Contract Anniversary, and the latest possible Annuity Date is either age 90 or age 100 depending on the requirements of the Financial Professional you purchased your Contract through and your state of residence.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary – the person(s) or entity the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – for each Index Option with the Index Precision Strategy and Index Performance Strategy, this is the negative Index Return that we absorb over the duration of a Term (which can be either one or three years) before applying a negative Performance Credit. We do not apply the Buffer annually on a 3-year Term Index Option. The Index Precision Strategy Buffers are 10%, and Index Performance Strategy Buffers are either 10% or 20%. Buffers do not change.
Business Day – each day on which the New York Stock Exchange is open for trading. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – for any Index Option with the Index Performance Strategy or Index Guard Strategy, this is the upper limit on positive Index performance over the duration of a Term (which can be either one, or three years) and the maximum potential Performance Credit for an Index Option. We do not apply the Cap annually on a 3-year Term Index Option. On each Term Start Date, we set a Cap for each Index Option with the Index Performance Strategy and Index Guard Strategy. The Caps applicable to your Contract are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge) and deductions we make for Contract fees and expenses. All withdrawals you take reduce the Charge Base, even Penalty-Free Withdrawals. We use the Charge Base to determine the next product fee and rider fee (if applicable) we deduct.
Contract – the individual flexible purchase payment index-linked and variable deferred annuity contract described by this prospectus. The Contract may also be referred to as a registered index-linked annuity, or “RILA”.
Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Contract Value – the current value of the Purchase Payments you invest. On any Business Day, your Contract Value is the sum of your Index Option Value(s) and Variable Account Value. Variable Account Value fluctuates each Business Day that money is held in a Variable Option. Index Option Value is increased or decreased on each Term End Date to reflect Credits, which can be negative with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings. The Index Option Values  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy also reflect the Daily Adjustment on every Business Day other than the Term Start Date or Term End Date. All withdrawals you take reduce Contract Value dollar for dollar, even Penalty-Free Withdrawals, and financial adviser fees that you choose to have us pay from this Contract. Contract Value is also reduced dollar for dollar for deductions we make for Contract fees and expenses. However, Contract Value does not reflect future fees and expenses we would apply on liquidation. The cash surrender value reflects all Contract fees and expenses we would apply on liquidation.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Credit – the return you receive on the Term End Date when you allocate Purchase Payments or transfer Contract Value to an Index Option. Credits may be positive, zero, or, in some instances, negative if you select the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings.
Crediting Method – a method we use to calculate Credits if you allocate Purchase Payments or transfer Contract Value to an Index Option.
Daily Adjustment – how we calculate Index Option Values on days other than the Term Start Date or Term End Date  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy as discussed in section 4, Valuing Your Contract – Daily Adjustment for the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy; and Appendix B. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date.
Declared Protection Strategy Credit (DPSC) – the positive Credit you receive on a Term End Date for any Index Option with the Index Protection Strategy if Index performance is zero or positive. You receive a Credit equal to the DPSC on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. You will not receive a negative Credit if the Index Value decreases from the Term Start Date the Term End Date. We set the DPSCs on each Term Start Date. The DPSCs provide predefined upside potential. The DPSCs applicable to your Contract are shown on the Index Options Statement.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
Financial Professional – the person who advises you regarding the Contract. A Financial Professional may be a registered representative of a broker-dealer and/or an investment adviser representative of a registered investment adviser. However, we do not pay a commission to broker-dealers or their registered representatives in connection with sales of the Contract. The Contract is intended to be used by purchasers who are working with a Financial Professional registered or affiliated with an investment adviser, offering advisory services for a fee.
Floor – for any Index Option with the Index Guard Strategy, this is the maximum amount of negative Index Return you absorb as a negative Performance Credit. The Floors are -10% and do not change.
Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Guaranteed Death Benefit Value – the guaranteed value that is available to your Beneficiary(s) on the first death of any Determining Life during the Accumulation Phase. The Guaranteed Death Benefit Value is either total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge) if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit. All withdrawals you take reduce the Guaranteed Death Benefit Value, even Penalty-Free Withdrawals, and any financial

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

adviser fees that you choose to have us pay from this Contract. However, we do not reduce the Guaranteed Death Benefit Value for deductions we make for Contract fees and expenses. These deductions will, however, reduce the Contract Value we use to calculate the Maximum Anniversary Value.
Index (Indexes) – one (or more) of the nationally recognized third-party broad based equity securities price return Indexes or exchange-traded fund available to you under your Contract as described in Appendix A.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary.
Index Effective Date – the first day we allocate assets to an Index Option. The Index Effective Date is stated on the Index Options Statement and starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Contract Value Transfers.
Index Guard Strategy – one of the Crediting Methods described in section 4, Valuing Your Contract. The Index Guard Strategy calculates Performance Credits based on Index Returns subject to a Cap and -10% Floor. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Guard Strategy is more sensitive to smaller negative market movements that persist over time because the -10% Floor reduces the impact of large negative market movements. In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
Index Option – the index-linked investments available to you under the Contract. Each Index Option is the combination of an Index, a Crediting Method, a Term length, and any applicable Buffer or Floor amount.
Index Option Base – an amount we use to calculate Credits and the Daily Adjustment. The Index Option Base is initially equal to the amounts you allocate to an Index Option. We reduce the Index Option Base proportionately for withdrawals you take and any financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses; we increase/decrease it by the dollar amount of additional Purchase Payments allocated to, transfers into or out of the Index Option; and any Credits.
Index Option Value – on any Business Day, it is equal to the portion of your Contract Value in a particular Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Credits from previous Term End Dates and reflects proportional reductions for previous partial withdrawals you take and any financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and previous deductions we made for Contract fees and expenses. On each Business Day, other than the Term Start Date or Term End Date, the Index Option Values  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy also include an increase/decrease from the Daily Adjustment.
Index Options Statement – the account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, DPSCs, Precision Rates, and Caps for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Credits received, and renewal DPSCs, Precision Rates, and Caps that are effective for the next Term for the Index Options you selected that have reached their Term End Date. The Index Options Statement also shows any applicable Buffer or Floor for your selected Index Option(s). For any Index Option you selected that has not reached its Term End Date the statement shows the current Index Anniversary’s Index Option Value, which includes the Daily Adjustment.
Index Performance Strategy – one of the Crediting Methods described in section 4, Valuing Your Contract. This Crediting Method offers 1-year and 3-year Terms. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and a 10% or 20% Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the 10% or 20% Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
Index Precision Strategy – one of the Crediting Methods described in section 4, Valuing Your Contract. The Index Precision Strategy calculates Performance Credits based on Index Values and Index Returns subject to the Precision Rate and 10% Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Precision Strategy may perform best in periods of small positive market movements because the Precision Rates will generally be greater than the DPSCs, but less than the Index Performance Strategy Caps. The Index Precision Strategy is more sensitive to large negative market movements because small negative

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

market movements are absorbed by the 10% Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.
Index Protection Strategy – one of the Crediting Methods described in section 4, Valuing Your Contract. The Index Protection Strategy provides Credits equal to the DPSCs on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. The Index Protection Strategy provides the most protection because it does not allow negative Credits, and offers the least growth opportunity as DPSCs will generally be less than Precision Rates and Caps.
Index Return – the percentage change in Index Value from the Term Start Date to the Term End Date, which we use to determine the Credits. The Index Return is the Index Value on the Term End Date, minus the Index Value on the Term Start Date, divided by the Index Value on the Term Start Date.
Index Value – an Index’s closing market price at the end of the Business Day on the Term Start Date and Term End Date as provided by Bloomberg or another market source if Bloomberg is not available.
Index Year – a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date we issue the Contract. The Issue Date is stated in your Contract and starts your first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date.
Joint Owners – the two person(s) designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Lock Date – for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy this is the Business Day we execute a Performance Lock and capture an Index Option Value (which includes the Daily Adjustment) before the Term End Date.
Maximum Anniversary Value – the highest Contract Value on any Index Anniversary before age 91, increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take (including any withdrawal charge), used to determine the Maximum Anniversary Value Death Benefit as discussed in section 10. All withdrawals you take reduce your Maximum Anniversary Value, even Penalty-Free Withdrawals, and any financial adviser fees that you choose to have us pay from this Contract. Deductions we make for Contract fees and expenses other than the withdrawal charge do not reduce the Maximum Anniversary Value. These deductions will, however, reduce the Contract Value we use to calculate the Maximum Anniversary Value.
Maximum Anniversary Value Death Benefit – an optional benefit described in section 10 that has an additional rider fee and is intended to potentially provide a death benefit greater than the Traditional Death Benefit. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Penalty-Free Withdrawals – withdrawals you take that are not subject to a withdrawal charge. Penalty-Free Withdrawals include withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and RMD payments you take under our minimum distribution program.
Performance Credit – the Credit you receive on a Term End Date from the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy Index Options. We base Performance Credits on Index Values and Index Returns up to any Cap if returns are positive, or after application of any Precision Rate if returns are flat or positive, or after application of the Buffer or Floor if returns are negative. If Performance Credits are negative, you can lose principal and previous earnings.
Performance Lock – a feature that allows you to capture the current Index Option Value during the Term for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply to a locked Index Option for the remainder of the Index Year and the locked Index Option Value will not receive a Performance Credit.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Precision Rate – the positive Performance Credit you receive for any Index Option with the Index Precision Strategy if Index performance is zero or positive. You receive a Performance Credit equal to the Precision Rate on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. We set a Precision Rate for each Index Precision Strategy Index Option on each Term Start Date. The Precision Rates applicable to your Contract are shown on the Index Options Statement.
Proxy Investment – provides a current estimate of what the Performance Credit will be on the Term End Date taking into account any applicable Buffer, Floor, Precision Rate, and/or Cap. We use the Proxy Investment to calculate the Daily Adjustment on Business Days other than the Term Start Date or Term End Date. For more information, see Appendix B.
Proxy Value – the hypothetical value of the Proxy Investment used to calculate the Daily Adjustment as discussed in Appendix B.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Term – The period of time, from the Term Start Date to the Term End Date, in which we measure Index Return to determine Credits.
Term End Date – The day on which a Term ends and we apply Credits. A Term End Date may only occur on an Index Anniversary. If a Term End Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Term Start Date – The day on which a Term begins and we set the DPSCs, Precision Rates, and Caps for an Index Option. A Term Start Date may only occur on the Index Effective Date or an Index Anniversary. If a Term Start Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Traditional Death Benefit – the guaranteed death benefit automatically provided by the Contract for no additional fee described in section 10.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day it is equal to the portion of your Contract Value in your selected Variable Options. The Variable Account Value increases and decreases based on your selected Variable Options’ performance and reflects deduction of the Variable Option operating expenses, and previous deductions we made for Contract fees and expenses.
Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 6, Expenses – Withdrawal Charge.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Important Information You Should Consider About the Contract
	FEES AND EXPENSES			Prospectus Location
Charges for Early Withdrawals
If you withdraw money from the Index Options within six years of your last Purchase
Payment, you will be assessed a withdrawal charge of up to 6.5% of the Purchase Payment withdrawn, declining to 0% over that time period. There is no withdrawal charge applicable to amounts withdrawn from the Variable Options. For example, if you invest $100,000 in the
Contract and make an early withdrawal, you could pay a withdrawal charge of up to $6,500.

In addition, if you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract) from an Index Precision Strategy, Index Guard
Strategy, and Index Performance Strategy Index Option on a date other than the Term End
Date, a Daily Adjustment will apply to the Index Option Value available for withdrawal. The
Daily Adjustment also applies if before the Term End Date you execute a Performance
Lock, annuitize the Contract, we pay a death benefit, or we deduct Contract fees and expenses. The Daily Adjustment may be negative, and you will lose money if the Daily
Adjustment is negative.

•Index Precision Strategy, Index Guard Strategy, and Index Performance
Strategy. Daily Adjustments under these Crediting Methods may be positive, negative, or equal to zero. A negative Daily Adjustment will result in loss. In extreme circumstances, a negative Daily Adjustment could result in a loss beyond the protection of the 10% or 20% Buffer, or -10% Floor, as applicable, but it cannot result in a total loss of -100%.

•Index Protection Strategy. This Crediting Method is not subject to the Daily
Adjustment.
				Fee Tables 4. Valuing Your Contract – Daily Adjustment 6. Expenses – Withdrawal Charge Appendix B – Daily Adjustment
Transaction Charges
In addition to withdrawal charges, and Daily Adjustments that may apply to withdrawals and other transactions from the Index Precision Strategy, Index Guard Strategy, and Index
Performance Strategy Index Options, we will also charge you a fee of $25 per transfer after you exceed 12 transfers between Variable Options in a Contract Year.
				Fee Tables 6. Expenses – Transfer Fee
Ongoing Fees and Expenses (annual charges)
The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
These ongoing fees and expenses do not reflect any financial adviser fees paid to a
Financial Professional from your Contract Value or other assets of the Owner. If such charges were reflected, these ongoing fees and expenses would be higher.
[To be updated by amendment]

				Fee Tables 6. Expenses Appendix H – Variable Options Under the Contract
	Annual Fee	Minimum	Maximum
	Base Contract(1)	0.26%	0.26%
	Investment Options(2) (Variable Option fees and expenses)	0.65%	0.71%
	Optional Benefits Available for an Additional Charge(3) (for a single optional benefit, if elected)	0.20%	0.20%
	(1) As a percentage of the Charge Base, plus an amount attributable to the contract maintenance charge.
	(2) As a percentage of the Variable Option’s average daily net assets.
	(3) As a percentage of the Charge Base. This is the current charge for the Maximum Anniversary Value Death Benefit.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

	FEES AND EXPENSES		Prospectus Location

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which if taken from the
Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy
Index Options could result in substantial losses due to the application of negative
Daily Adjustments.
[To be updated by amendment]

	Lowest Annual Cost: $871	Highest Annual Cost: $1,119

Assumes:
•Investment of $100,000
•Least expensive Variable Option fees and
expenses
•5% annual appreciation
•Traditional Death Benefit
•No additional Purchase Payments,
transfers, or withdrawals
•No financial adviser fees

Assumes:
•Investment of $100,000
•Most expensive Variable Option fees and
expenses
•5% annual appreciation
•Maximum Anniversary Value Death
Benefit with a 0.20% rider fee
•No additional Purchase Payments,
transfers, or withdrawals
•No financial adviser fees

RISKS
Risk of Loss	You can lose money by investing in the Contract, including loss of principal and previous earnings.		Risk Factors
Not a Short-Term Investment
• This Contract is not a short-term investment and is not appropriate if you need ready access to cash.
• Considering the benefits of tax deferral and long-term income, the Contract is generally more beneficial to investors with a long investment time horizon.
• If within six years after we receive a Purchase Payment you take a full or partial withdrawal from the Index Options (including financial adviser fees that you choose to have us pay from this Contract), withdrawal charges will apply. A withdrawal charge will reduce your Contract Value or the amount of money that you actually receive.
Withdrawals may reduce or end Contract guarantees.
• Withdrawals may be subject to income taxes, including a 10% additional federal tax that may apply to withdrawals taken before age 59  1∕2.
• Amounts invested in an Index Option must be held in the Index Option for the full Term before they can receive a Credit. For Index Precision Strategy, Index Guard Strategy, and
Index Performance Strategy Index Options, we apply a Daily Adjustment if before the
Term End Date you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract), annuitize the Contract, execute a
Performance Lock, we pay a death benefit, or we deduct Contract fees and expenses.
For more information see section 4, Valuing Your Contract - Daily Adjustment; and
Appendix B – Daily Adjustment.
• The Traditional Death Benefit may not be modified, but it will terminate if you take withdrawals that reduce both the Contract Value and Guaranteed Death Benefit Value to
zero. Withdrawals may reduce the Traditional Death Benefit’s Guaranteed Death Benefit
Value by more than the value withdrawn and could end the Traditional Death Benefit.
Risk Factors 4. Valuing Your Contract 10. Death Benefit Appendix B – Daily Adjustment
Risks Associated with Investment Options
• An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Variable Options and the Index Options available under the Contract.
• Each Variable Option and Index Option has its own unique risks.
• You should review each Variable Option’s prospectus and disclosures, including risk factors, for each Index Option before making an investment decision.
Risk Factors

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

	RISKS	Prospectus Location
Insurance Company Risks
An investment in the Contract is subject to the risks related to us. All obligations, guarantees or benefits of the Contract are the obligations of Allianz Life and are subject to our claims-paying ability and financial strength. More information about Allianz Life, including our financial strength ratings, is available upon request by visiting
allianzlife.com/about/financial-ratings, or contacting us at (800) 624-0197.
Risk Factors
RESTRICTIONS
Investments
• Certain Index Options may not be available under your Contract.
• The first 12 transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. Your transfers between the
Variable Options are also subject to policies designed to deter excessively frequent transfers and market timing.
• We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries as discussed in section 3, Purchasing the Contract –
Allocation of Purchase Payments and Contract Value Transfers.
• For a 1-year Term Index Option, you can transfer Index Option Value only on the Term
End Date.
• For a 3-year Term Index Option, you can transfer Index Option Value only (a) on the Term
End Date, or (b) before the Term End Date by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term.
• We do not allow assets to move into an established Index Option until the Term End Date.
If you request to allocate a Purchase Payment into an established Index Option on an
Index Anniversary that is not a Term End Date, we will allocate those assets to the same
Index Option with a new Term Start Date.
• We reserve the right to close or substitute the Variable Options, and to substitute Indexes.
We also reserve the right to decline any or all Purchase Payments at any time on a nondiscriminatory basis.
Risk Factors 3. Purchasing the Contract 4. Valuing Your Contract 5. Variable Options 6. Expenses – Transfer Fee Appendix A – Available Indexes
Optional Benefits
• The optional Maximum Anniversary Value Death Benefit may not be modified.
Withdrawals may reduce the Maximum Anniversary Value Death Benefit’s Guaranteed
Death Benefit Value by more than the value withdrawn and will end the Maximum
Anniversary Value Death Benefit if the withdrawals reduce both the Contract Value and
Guaranteed Death Benefit Value to zero.
10. Death Benefit
TAXES
Tax Implications
• Consult with a tax professional to determine the tax implications of an investment in and withdrawals from or payments received under the Contract.
• If you purchased the Contract through a tax-qualified plan or individual retirement account
(IRA), you do not get any additional tax benefit under the Contract.
• Earnings under the Contract may be taxed at ordinary income rates when withdrawn, and you may have to pay a 10% additional federal tax if you take a full or partial withdrawal before age 59 1∕2.
11. Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation
We do not pay sales commissions in connection with sales of the Contracts. Rather, you pay an investment advisory fee to your Financial Professional. We do not set your investment advisory fee or receive any part of it. However, Financial Professionals and their managers may be eligible for benefits from us or our wholly-owned subsidiary distributor, such as production incentive bonuses, insurance benefits, and non-cash compensation items. We and/or our wholly owned subsidiary distributor may also make marketing support payments to certain selling firms for marketing services and costs associated with Contract sales. This conflict of interest may influence your Financial Professional to recommend this
Contract over another investment.
12. Other Information – Distribution
Exchanges
Some Financial Professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
12. Other Information – Distribution

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Overview of the Contract
What Is the Purpose of the Contract?
The Allianz Index Advantage ADV® is a product that offers Index Options and Variable Options and allows you to defer taking regular fixed periodic payments (Annuity Payments) to a future date. Under the Contract, you make one or more Purchase Payments. Purchase Payments you allocate to the Index Options are first invested for a limited time in the AZL Government Money Market Fund and then transferred to the Index Option(s) that you select for investment. Depending on several factors (e.g., Allocation Options you select, market conditions, and timing of any withdrawals), your Contract can gain or lose value. When you are ready to receive a guaranteed stream of income under your Contract, you can annuitize your accumulated assets and begin receiving Annuity Payments from us based on the payout option you select (Annuity Options). The Contract includes for no additional charge a standard death benefit (the Traditional Death Benefit), or for an additional rider fee you may select the optional death benefit (the Maximum Anniversary Value Death Benefit) to replace the standard death benefit. Both death benefits help to financially protect your beneficiaries.
We designed the Contract for people who are looking for a death benefit for a period of time, and a level of protection for your principal investment while providing potentially higher returns than are available on traditional fixed annuities. In addition, you should have a long investment time horizon and your financial goals should be otherwise consistent with the terms and conditions of the Contract. This Contract is not intended for someone who is seeking complete protection from downside risk, seeking unlimited investment potential, or expecting to take withdrawals that will not be subject to withdrawal charges or Daily Adjustments (i.e., a person that does not need access to Index Option Value within six years after we receive a Purchase Payment, or before an Index Option's Term End Date).
We offer other annuity contracts that may address your investment and retirement needs. These contracts include registered index-linked annuities and fixed index annuities. These annuity products offer different features and benefits that may be more appropriate for your needs, including allocation options, fees and/or expenses that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm. For more information about other annuity contracts, please contact your Financial Professional.
The product or certain product features may not be available in all states or to all Contracts, or may vary in your state (such as the free look). For more information see Appendix G - Material Contract Variations by State and Issue Date. Availability of Index Options may vary by financial intermediary. You can obtain information on which Index Options are available to you by calling (800) 624-0197, or from your Financial Professional.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

What Are the Phases of the Contract?
The Contract has two phases: (1) an Accumulation Phase, and (2) an Annuity Phase.
•
Accumulation Phase. This is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested under the Contract on a tax-deferred basis. Tax deferral may not be available for certain non-individually owned contracts. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. In addition, during this phase, you can make additional Purchase Payments, you can take withdrawals, and if you die we pay a death benefit to your named Beneficiary(s).
Your Contract Value may fluctuate up or down during the Accumulation Phase based on the performance of your selected Allocation Options.
−
Index Options. You may allocate your Purchase Payments to any or all of the Index Options available under your Contract. There are currently 22 Index Options based on different combinations of four credit calculation methods (Crediting Methods), four nationally recognized third-party broad based equity securities price return Indexes and an exchange-traded fund, and two Term periods for measuring Index performance. Each Index Option is the combination of an Index, a Crediting Method, a Term length, and any applicable Buffer or Floor amount.
Currently Available Crediting Methods, Term Lengths, and Negative Index Performance Protection	Currently Available Indexes	Positive Index Performance Participation Limit
Index Protection Strategy 1-year Term with 100% downside protection	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50® • iShares® MSCI Emerging Markets ETF	• 1.50% minimum DPSC
Index Precision Strategy 1-year Term with 10% Buffer	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50® • iShares® MSCI Emerging Markets ETF	• 1.50% minimum Precision Rate
Index Guard Strategy 1-year Term with -10% Floor	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50® • iShares® MSCI Emerging Markets ETF	• 1.50% minimum Cap
Index Performance Strategy 1-year Term with 10% Buffer	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50® • iShares® MSCI Emerging Markets ETF	• 1.50% minimum Cap
Index Performance Strategy 3-year Term with 20% Buffer	• S&P 500® Index • Russell 2000® Index	• 5% minimum Cap • Can be “uncapped” (i.e., we do not declare a Cap for that Term)
Your initial and renewal DPSCs, Precision Rates, and Caps are stated in your Index Options Statement, which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Statement also includes the Index Values on the Term Start Date and Term End Date. We use these Index Values to determine Index Returns and Credits. More detailed information about the Index Options is included in section 4, Valuing Your Contract.
−
Variable Options. You can allocate your Purchase Payments to any or all of the Variable Options available under your Contract. We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. As a result, we hold Purchase Payments you allocate to the Index Options in the AZL Government Money Market Fund until we transfer them to the Index Options in accordance with your instructions. The Variable Options are underlying mutual funds with their own investment objectives, strategies, and risks. For more information, please see Appendix H - Variable Options Available Under the Contract.
•
Annuity Phase. If you request Annuity Payments, the Accumulation Phase ends and the Annuity Phase begins. Annuity Payments are fixed payments we make based on the Annuity Option you select and your Contract Value (which reflects any previously deducted Contract fees and expenses) less final product and rider fees. Annuity Payments can provide a guaranteed lifetime fixed income stream with certain tax advantages. We designed the Annuity Payments for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
During the Annuity Phase, you will receive a stream of regular income in the form of Annuity Payments. You will be unable to take withdrawals upon demand, your selected death benefit ends, and no amounts will be payable upon death during the Annuity Phase unless your Annuity Option provides otherwise.
What Are the Contract’s Primary Features?
•
Accessing Your Money. During the Accumulation Phase, you can surrender (take a full withdrawal) the Contract or take partial withdrawals. Withdrawals from the Index Options may be subject to a withdrawal charge, negative Daily Adjustments, and income taxes, including a 10% additional federal tax if taken before age 59 1∕2.
•
Additional Purchase Payments. Subject to the limitations described in this prospectus, we continue to accept additional Purchase Payments under the Contracts during the Accumulation Phase. However, we may terminate your ability to make additional Purchase Payments in the future. We only allow additional Purchase Payments to move into Index Options on Index Anniversaries. As a result, we hold Purchase Payments you allocate to the Index Options that we receive on days other than an Index Anniversary in the AZL Government Money Market Fund and such Purchase Payments are not available to receive Credits until we transfer them to your selected Index Options. We do not allow assets to move into an established Index Option until the Term End Date. If you request to allocate a Purchase Payment into an established Index Option on an Index Anniversary that is not a Term End Date, we will allocate those assets to the same Index Option with a new Term Start Date.
•
Death Benefits. The Contract’s death benefit is paid upon the first death of any Determining Life during the Accumulation Phase. The Contract includes for no additional charge a standard death benefit (the Traditional Death Benefit). At the time of purchase, you may select the optional death benefit (the Maximum Anniversary Value Death Benefit) to replace the standard death benefit for an additional rider fee. Either death benefit is the greater of Contract Value, or the Guaranteed Death Benefit Value. Unlike the Traditional Death Benefit, however, the Maximum Anniversary Value Death Benefit locks in any annual investment gains as part of the Guaranteed Death Benefit Value to potentially provide a death benefit greater than the Traditional Death Benefit (which is based on Purchase Payments). The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they can be equal.
•
Withdrawal Charge Waivers. Under the free withdrawal privilege, you may withdraw up to 10% of your total Purchase Payments from the Index Options each Contract Year during the Accumulation Phase without incurring a withdrawal charge. Upon a full withdrawal, the free withdrawal privilege is not available to you. The withdrawal charge does not apply to withdrawals from the Variable Options. We do not apply a withdrawal charge to deductions we make for Contract fees or expenses. In most states, the waiver of withdrawal charge benefit allows you to take a withdrawal after the first Contract Year without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days. Also, if you own an IRA or Simplified Employee Pension (SEP) IRA Contract, payments you take under our minimum distribution program (RMD payments) are not subject to a withdrawal charge. Withdrawals under these waivers are still subject to income taxes (including tax penalties if you are younger than age 591⁄2) and may reduce Contract benefits (perhaps significantly).

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

•
Deduction of Financial Adviser Fees. If you have a financial adviser and want to pay their financial adviser fees from this Contract, you can instruct us to withdraw the fee from your Contract and pay it to your Financial Professional or Financial Professional’s firm as instructed. The deduction of financial adviser fees is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees will be subject to withdrawal charges, will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly), and may be subject to income taxes (including a 10% additional federal tax if you are younger than age 59 1∕2). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract rather than from other assets you may have.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These tables do not reflect any financial adviser fees that you pay from your other assets, or that you choose to have us pay from this Contract. If financial adviser fees were reflected, fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.
Transaction Expenses
Withdrawal Charge Applicable to the Index Options During Your Contract’s First Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	6.5%
1	6%
2	5%
3	4%
4	3%
5	2%
6 years or more	0%

Transfer Fee(3)	$25
(for each transfer between Variable Options after twelve in a Contract Year)

	Index Precision Strategy and Index Performance Strategy	Index Guard Strategy
Daily Adjustment Maximum Potential Loss	99%	35%
(as a percentage of Index Option Value, applies for distributions from an Index Option before any Term End Date)(4)
(1)
The withdrawal charge does not apply to withdrawals from the Variable Options. The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually from the Index Options without incurring a withdrawal charge, as discussed in section 7, Access to Your Money – Free Withdrawal Privilege.
(2)
The Withdrawal Charge Basis is the total amount under your Contract that is subject to a withdrawal charge, as discussed in section 6, Expenses – Withdrawal Charge.
(3)
We count all transfers made in the same Business Day as one transfer, as discussed in section 6, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the policies discussed in section 5, Variable Options – Excessive Trading and Market Timing.
(4)
This shows the maximum potential loss due to the application of the Daily Adjustment (e.g., maximum loss could occur if there is a total distribution within a Term at a time when the Index price has declined to zero). The Daily Adjustment could result in a loss beyond the protection of the 10% or 20% Buffer, or -10% Floor. The Daily Adjustment applies if before the Term End Date you take a full or partial withdrawal (including any financial adviser fees that you choose to have us pay from this Contract), execute a Performance Lock, annuitize the Contract, we pay a death benefit, or when we deduct Contract fees or expenses. The actual Daily Adjustment calculation is determined by a formula described in Appendix B.
The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Variable Option fees and expenses). If you purchased the optional Maximum Anniversary Value Death Benefit, you pay additional charges, as shown below.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Annual Contract Expenses
Administrative Expenses (or contract maintenance charge)(1) (per year)	$50
Base Contract Expenses(2) (as a percentage of the Charge Base)	0.25%
Optional Benefit Expenses – Maximum Anniversary Value Death Benefit (as a percentage of the Charge Base)	0.20%
(1)
Referred to as the “contract maintenance charge” in the Contract and elsewhere in this prospectus. Waived if the Contract Value is at least $100,000. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment. See the section 6, Expenses – Contract Maintenance Charge (Administrative Expenses).
(2)
Referred to as the “product fee” in the Contract and elsewhere in this prospectus. See section 6, Expenses – Base Contract Expenses (Product Fee).
The next table shows the minimum and maximum total operating expenses charged by the Variable Options that you may pay periodically during the time that you own the Contract. A complete list of Variable Options available under the Contract, including their annual expenses, may be found in Appendix H – Variable Options Available Under the Contract.
Annual Variable Option Expenses
[To be updated by amendment]
	Minimum	Maximum
(expenses that are deducted from Variable Option assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.65%	0.71%
Example
This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses, and annual Variable Option expenses. These costs do not include any financial adviser fees that you pay from your other assets, or that you choose to have us pay from this Contract.
The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and that you elected the Maximum Anniversary Value Death Benefit. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
[To be updated by amendment]
(1)
If you surrender your Contract (take a full withdrawal) at the end of the applicable time period.
	1 Year	3 Years	5 Years	10 Years
Maximum Variable Option expense	$7,679	$8,682	$9,391	$14,180
Minimum Variable Option expense	$7,619	$8,495	$9,070	$13,488
(2)
If you annuitize your Contract at the end of the applicable time period.
	1 Year	3 Years	5 Years	10 Years
Maximum Variable Option expense	N/A*	$3,682	$6,391	$14,180
Minimum Variable Option expense	N/A*	$3,495	$6,070	$13,488
*
The earliest available Annuity Date is the second Contract Anniversary.
(3)
If you do not surrender your Contract.
	1 Year	3 Years	5 Years	10 Years
Maximum Variable Option expense	$1,179	$3,682	$6,391	$14,180
Minimum Variable Option expense	$1,119	$3,495	$6,070	$13,488

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Risk Factors
The Contract involves certain risks that you should understand before investing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
Liquidity Risks
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment.
If you need to take a full or partial withdrawal during the withdrawal charge period, or when we deduct any financial adviser fees that you choose to have us pay from this Contract, we deduct a withdrawal charge unless the withdrawal is a Penalty-Free Withdrawal. While Penalty-Free Withdrawals provide some liquidity, they are permitted in only limited amounts or in special circumstances. If you need to withdraw most or all of your total Index Option Value in a short period, you will exceed the Penalty-Free Withdrawal amounts available to you and incur withdrawal charges. (For more information on the withdrawal charge, see the Fee Tables and section 6, Expenses – Withdrawal Charge.)
We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment, it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000 allocated to an Index Option. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 3% withdrawal charge applies. The total withdrawal charge would be $30 (3% of $1,000). This results in you receiving $770.
In addition, upon a full withdrawal the free withdrawal privilege is not available to you, and we apply a withdrawal charge against Purchase Payments that are still within their withdrawal charge period for amounts withdrawn from the Index Options, including amounts previously withdrawn under the free withdrawal privilege. However, we do not apply withdrawal charges to amounts withdrawn from the Variable Options. On a full withdrawal your Withdrawal Charge Basis may be greater than your Index Option Value because the following reduce your Contract Value, but do not reduce your Withdrawal Charge Basis: deductions we make for prior withdrawals from the Variable Options, prior Penalty-Free Withdrawals,  and Contract fees or expenses; and/or poor performance.
Amounts withdrawn from this Contract may also be subject to federal and state income taxes, and a 10% additional federal tax if taken before age 59 1∕2.
We only apply Credits to the Index Options once each Term on the Term End Date, rather than on a daily basis. In the interim, we calculate Index Option Values based on the Daily Adjustment for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Index Protection Strategy Index Options and the Variable Options are not subject to the Daily Adjustment. Any assets removed from an Index Option during the Term for withdrawals you take (including Penalty-Free Withdrawals and any financial adviser fees that you choose to have us pay from this Contract), Annuity Payments, or deductions we make for Contract fees and expenses, or if we pay a death benefit, will not be eligible to receive a Credit on the Term End Date. These removed assets will not receive the full benefit of the Index Value, Index Return, and the 10% or 20% Buffer, or -10% Floor that would have been available on the Term End Date, and losses could exceed the protection offered by the 10% or 20% Buffer, or -10% Floor. You will receive a Credit only on the Index Option Value remaining in an Index Option on the Term End Date.
You can transfer Index Option Value to the Variable Options only on every sixth Index Anniversary, and you can transfer Index Option Value among the Index Options only on Term End Dates. At other times, you can only move assets out of an Index Option by taking a full or partial withdrawal, or entering the Annuity Phase. Additionally, you can transfer assets out of a 3-year Index Option before the Term End Date only by executing a Performance Lock. Once an Index Option is locked, you can transfer assets out of it on the Index Anniversary that occurs on or immediately after the Lock Date. For a 3-year Term Index Option this means you can transfer out of the locked Index Option before the Term End Date only by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term. These restrictions may limit your ability to react to changes in market conditions. You should consider whether investing in an Index Option is consistent with your financial needs.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Risks of Investing in Securities
Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
If you allocate Purchase Payments or transfer Contract Value to an Index Option, your returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index, EURO STOXX 50® and iShares® MSCI Emerging Markets ETF are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50®. EURO STOXX 50® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
iShares® MSCI Emerging Markets ETF. The iShares® MSCI Emerging Markets ETF seeks to track the investment results of the MSCI Emerging Markets Index, which is designed to measure equity market performance in the global emerging markets. The underlying index may include large-and mid-capitalization companies. iShares® MSCI Emerging Markets ETF is an exchange-traded fund. The performance of the iShares® MSCI Emerging Markets ETF may not replicate the performance of, and may underperform the underlying index. The price of the iShares® MSCI Emerging Markets ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares® MSCI Emerging Markets ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. Additional information about iShares® MSCI Emerging Markets ETF is available on the SEC’s website at sec.gov and copies of that information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. Please note that this information is not prepared by us and may be intended for shareholders of the ETF. You will not be a shareholder of the ETF by investing in an Index Option that is linked to the performance of the ETF. You may also request additional information about the ETF from our Service Center or your Financial Professional.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

The COVID-19 pandemic has at times led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the Index Options are linked, as well as securities held by the Variable Options. If these market conditions continue or reoccur, and depending on your individual circumstances (e.g., your selected Allocation Options and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The COVID-19 pandemic has contributed to an uncertain and evolving economic environment. The impact of the COVID-19 pandemic and other interrelated factors (e.g., changes in interest rates, rising inflation, actions of governmental authorities) on the economic environment cannot be predicted with certainty, but they could negatively affect the returns of an Index and the level of
DPSCs, Precision Rates, and Caps, and other product features, and the overall performance of your Contract.
The military invasion of Ukraine initiated by Russia in February 2022 and the resulting response by the United States and other countries have led to economic disruptions, as well as increased volatility and uncertainty in the financial markets. It is not possible to predict the ultimate duration and scope of the conflict, or the future impact on U.S. and global economies and financial markets. The performance of the Indexes to which the Index Options are linked, as well as securities held by the AZL Government Money Market Fund, may be adversely affected. This risk could be higher for
Indexes with exposure to European or Russian markets, including EURO STOXX 50® and iShares® MSCI Emerging
Markets ETF. Depending on your individual circumstances (e.g., your selected Index Options and the timing of any
Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the
Contract. You should consult with a Financial Professional about how the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.

Risk of Negative Returns
The Variable Options do not provide any protection against negative returns. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Variable Options and such losses could be significant.
If you allocate Purchase Payments or transfer Contract Value to an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, negative Index Returns may cause Performance Credits to be either negative after application of the 10% or 20% Buffer, or negative down to the -10% Floor. For the Index Performance Strategy, we apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year Term Index Option. Ongoing deductions we make for Contract fees and expenses could also cause amounts available for withdrawal to be less than what you invested even if Index performance has been positive. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, and such losses could be significant. If you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Protection Strategy you can also lose principal and previous earnings if you do not receive the DPSC, or if the Contract fees and expenses are greater than the DPSC. The maximum potential negative Performance Credit for the Index Performance Strategy and Index Precision Strategy is based on the Buffer. If the Buffer is 10% the maximum negative Performance Credit is -90%, and if the Buffer is 20% the maximum negative Performance Credit is -80%. The maximum potential negative Performance Credit for the Index Guard Strategy is the -10% Floor. Such losses will be greater if you take a withdrawal (including any financial adviser fees that you choose to have us pay from this Contract) that is subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Index Protection Strategy Index Options and the Variable Options are not subject to the Daily Adjustment. The Daily Adjustment can affect the amounts available for withdrawal, Performance Locks, annuitization, payment of the death benefit, and the Contract Value used to determine the contract maintenance charge and Charge Base for the product and rider fees. The Daily Adjustment can be less than the Precision Rate or Cap even if the current Index return during the Term is greater than the Precision Rate or Cap. In addition, even though the current Index return during the Term may be positive, the Daily Adjustment may be negative due to changes in Proxy Value inputs, such as volatility, dividend yield, and interest rate. The Daily Adjustment is generally negatively affected by:
•
interest rate decreases,
•
dividend rate increases,
•
poor market performance, and

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

•
the expected volatility of Index prices. Increases in the expected volatility of Index prices negatively affect the Index Precision Strategy and Index Performance Strategy with 1-year Terms, while decreases in the expected volatility of Index prices negatively affect the Index Guard Strategy. For the Index Performance Strategy 3-year Term Index Options, increases in the expected volatility of Index prices can be positive when Caps are higher or if an Index Option is uncapped.
The Daily Adjustment for 3-year Term Index Options may be more negatively impacted by changes to interest rates, dividend rates, market performance and the expected volatility of Index prices than 1-year Term Index Options because the longer Term length amplifies the impact of these market parameters on the expected Index Option Value at the Term End Date. For shorter term lengths, there is less uncertainty in the final Index Values and the impact of the applicable Caps and Buffers on the Daily Adjustment is greater. Consequently, the impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year Term Index Option.
If you take a withdrawal from an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy before the Term End Date, you could lose principal and previous earnings because of the Daily Adjustment even if Index performance is positive on that day or has been positive since the Term Start Date. If the current Index return during the Term is negative, the Daily Adjustment for these Index Options could result in losses greater than the protection provided by the 10% or 20% Buffer, or -10% Floor. In extreme circumstances the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor, but it cannot result in a total loss of -100%. Such losses will be greater if the amount withdrawn (including any financial adviser fees that you choose to have us pay from this Contract) is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
Managed Volatility Variable Option Risk
As described in more detail in the Variable Options’ prospectuses, certain Variable Options affiliated with us employ a managed volatility strategy that is intended to reduce the Variable Option’s overall volatility and downside risk. A Variable Option’s managed volatility strategy can negatively impact the value of your Contract and its benefits. During rising markets, the hedging strategies employed to manage volatility could result in your Contract Value rising less than would have been the case if you had been invested in a Variable Option without a managed volatility strategy. In addition, the cost of these hedging strategies may negatively impact performance. Variable Options that employ a managed volatility strategy are identified in Appendix H – Variable Options Available Under the Contract.
Risks Associated with Calculation of Credits
We calculate Credits each Term on the Term End Date. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term. If you allocate Purchase Payments or transfer Contract Value to the Index Options with Index Protection Strategy, positive returns are limited by the DPSCs. You are not subject, however, to potential negative Credits. The Precision Rates on the Index Options with Index Precision Strategy, and the Caps on the Index Options with Index Guard Strategy and Index Performance Strategy also limit positive returns and could cause performance to be lower than it would otherwise have been if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index, or the Variable Options. For the Index Performance Strategy, we apply the Cap for the entire Term length; we do not apply the Cap annually on a 3-year Term Index Option.
The Index Options do not directly participate in the returns of the Indexes or the Indexes’ component securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the component securities. The past ten years of actual average of the annual Index returns without and with dividends would have been as follows:
[To be updated by amendment]
	January 1, 2012 through December 31, 2022
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®	iShares® MSCI Emerging Markets ETF
Returns without dividends	14.84%	22.67%	12.57%	7.03%	3.79%
Returns with dividends	17.11%	24.05%	14.07%	10.88%	5.90%

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

DPSCs, Precision Rates, and Caps may be adjusted on the next Term Start Date and may vary significantly from Term to Term. Changes to DPSCs, Precision Rates, and Caps may significantly affect the amount of Credit you receive. For more information, see the “Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, and Caps” discussion later in this section.
The Crediting Methods only capture Index Values on the Term Start Date and Term End Date, so you will bear the risk that the Index Value might be abnormally low on these days.
Risks Associated with Performance Locks
If a Performance Lock is executed:
•
You will no longer participate in Index performance, positive or negative, for the remainder of the Index Year for the locked Index Option. This means that under no circumstances will your Index Option Value increase during the remainder of the Index Year for a locked Index Option, and you will start a new Index Option on the next Index Anniversary that occurs on or immediately after the Lock Date.
•
You will not receive a Performance Credit on any locked Index Option.
•
We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This means you will not be able to determine in advance your locked Index Option Value, and it may be higher or lower than it was at the point in time you requested a manual Performance Lock, or that your Index Option reached its target for an automatic Performance Lock. Through your account on our website you can request a Performance Lock based on upper and/or lower targets you set using Index Option Value returns.
•
If a Performance Lock is executed when your Daily Adjustment has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock occurred at a later time, or if the Index Option was not locked.
We will not provide advice or notify you regarding whether you should execute a Performance Lock or the optimal time for doing so. We will not warn you if you execute a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to execute a Performance Lock.

Substitution of an Index
There is no guarantee that the Indexes will be available during the entire time that you own your Contract. Once we add an Index to your Contract, we cannot remove it without simultaneously substituting it. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:
•
the Index is discontinued,
•
we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative hedging instruments to hedge the Index, or we are not licensed to use the Index, or
•
the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.
If we add or substitute an Index, we first seek any required regulatory approval from each applicable state insurance regulator and then provide you with written notice. We also provide you with written notice if an Index changes its name. Index substitutions can occur either on a Term Start Date or during a Term. If we substitute an Index during a Term we will combine the return of the previously available substituted Index from the Term Start Date to the substitution date with the return of the new Index from the substitution date to the Term End Date. If we substitute an Index during a Term:
•
we do not change the Charge Base we use to calculate the product and rider fees, and
•
the Buffers, Floors, DPSCs, Precision Rates, and Caps for the substituted Index will apply to the new Index. We do not change the Buffers, Floors, DPSCs, Precision Rates, or Caps that were in effect on the Term Start Date.
Changes to DPSCs, Precision Rates, and Caps associated with the new Index, if any, may occur at the next regularly scheduled Term Start Date. Depending on the constitution of the substituted Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine, in our discretion, to increase or decrease renewal DPSCs, Precision Rates, and Caps associated with the new Index. However, we would not implement any change to reflect this difference until the next Term Start Date after the substitution. For any Index Option with the Index Precision Strategy,

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Index Guard Strategy, or Index Performance Strategy, the substitution of an Index during a Term may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will substitute any equity Index with a broad-based equity index.
Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, and Caps
You can only transfer Index Option Value to a Variable Option on a sixth Index Anniversary.
The 10% and 20% Buffers, and -10% Floors for the currently available Index Options do not change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer or Floor for it on the date we add the Index Option to your Contract. For a new Index Option the minimum Buffer is 5% and the minimum Floor is -25%.
We establish the initial DPSCs, Precision Rates, and Caps for a newly issued Contract on the Index Effective Date and they cannot change until the next Term Start Date. You select the Index Effective Date when you purchase your Contract. It can be any Business Day from the Issue Date up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th, or 31st of a month.
You should be aware that, generally, initial DPSCs, Precision Rates, and Caps could change every seven calendar days. However, these rates are guaranteed to be available during the period stated on our website at allianzlife.com/RILAratesadv and cannot be superseded until that period ends. If you select an Index Effective Date that is within the guaranteed period for the initial rates that are available for review on the Issue Date, you will receive the initial rates that were available on the Issue Date. However, if you select an Index Effective Date that is after this guaranteed period, you are subject to the risk that initial DPSCs, Precision Rates, and Caps may change and be less advantageous to you. You are responsible for reviewing the initial rates before your Index Effective Date to ensure your allocations and the product still meet your needs. Furthermore, if your Index Effective Date is after the end of the free look period and you cancel the Contract, you will receive the Contract Value less final product and rider fees and contract maintenance charge. On or before the Index Effective Date you are not subject to the Daily Adjustment or the withdrawal charge. You may review future rates at least seven calendar days before their effectiveness at allianzlife.com/RILAratesadv. You (or your Financial Professional, if authorized) can change your Index Effective Date at any time before it occurs to be an earlier or later date by submitting a request.
We can change the renewal DPSCs, Precision Rates, and Caps for an existing Contract on each new Term Start Date subject to the guaranteed minimums, in our discretion.
We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that current DPSCs, Precision Rates, and Caps are expiring, and that renewal rates for the next Term Start Date will be available for your review. The Index Anniversary letter also reminds you of your opportunity to transfer Variable Account Value to the Index Options, or reallocate your Index Option Values on the upcoming Term End Date. On each Term End Date you have the option of remaining allocated to your current Index Options at the renewal DPSCs, Precision Rates, and Caps that we set on the next Term Start Date, or transferring to another permitted Allocation Option, subject to the limitations on transfers from an Index Option to a Variable Option. At least seven calendar days before each Index Anniversary we publish renewal rates for the next Term Start Date for your review in your account on our website, and on our public website at allianzlife.com/RILAratesadv. If you do not review renewal change information when it is published, or take no action to transfer to another permitted Allocation Option, you will remain allocated to your current Index Options and will automatically become subject to the renewal DPSCs, Precision Rates, and Caps until the next Term End Date.
You risk the possibility that the renewal DPSCs, Precision Rates, and Caps you receive may be less than you would find acceptable. If you do not find the renewal rates acceptable, you must give us transfer instructions no later than the end of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day) or you will be subject to these renewal DPSCs, Precision Rates, and Caps for the next Term. Other than on a sixth Index Anniversary when you can transfer Index Option Value to the Variable Options, when your renewal rates change the only options available to you are to transfer Index Option Value between Index Options, or take a full withdrawal (which may be subject to a withdrawal charge).
Initial and renewal DPSCs, Precision Rates, and Caps may vary significantly depending upon a variety of factors, including:
•
market volatility,
•
our hedging strategies and investment performance,

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

•
the availability of hedging instruments,
•
the amount of money available to us through Contract fees and expenses to purchase hedging instruments,
•
your Index Effective Date,
•
the level of interest rates,
•
utilization of Contract benefits by Owners, and
•
our profitability goals.
Due to a combination of factors, including potential changes in interest rates and other market conditions (e.g. rising inflation), the current economic environment is evolving. The future impact on initial and renewal DPSCs, Precision Rates, and Caps cannot be predicted with certainty. The effect of a change in interest rates or other market conditions may not be direct or immediate. There may be a lag in changes to DPSCs, Precision Rates, and Caps. Interest rates could increase. In a rising interest rate environment, increases in DPSCs, Precision Rates, and Caps, if any, may be substantially slower than increases in interest rates.
We manage our obligation to provide Credits in part by trading call and put options, and other derivatives on the available Indexes. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal DPSCs, Precision Rates, and Caps to reflect these cost changes. The primary factor affecting the differences in the initial DPSCs, Precision Rates, and Caps for newly issued Contracts and renewal rates for existing Contracts is the difference in what we can earn from these investments for newly issued Contracts versus what we are earning on the investments that were made, and are being held to maturity, for existing Contracts. In some instances we may need to reduce initial and renewal DPSCs, Precision Rates, and Caps, or we may need to substitute an Index. You bear the risk that we may reduce DPSCs, Precision Rates, and Caps, which reduces your opportunity to receive positive Credits.
Historical information on the DPSCs, Precision Rates, and Caps is provided in Appendix C. This information is for historical purposes only and is not a representation as to future DPSCs, Precision Rates, and Caps.

Investment in Derivative Hedging Instruments
The Index Options are supported by bonds and other fixed income securities which are also used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging instruments. The derivative hedging instruments are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative hedging instruments we purchase include put options, call options, futures, swaps, and other derivatives.
We currently limit our purchase of derivative hedging instruments to liquid securities. However, like many types of derivative hedging instruments, these securities may be volatile and their price may vary substantially. In addition, because we pay Credits regardless of the performance of derivative hedging instruments we purchase, we may incur losses on hedging mismatches or errors in hedging. We may incur additional costs if the costs of our hedging program increase due to market conditions or other factors. Our overall experience with hedging securities may affect renewal DPSCs, Precision Rates, and Caps for existing Contracts.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.
Risks of Deducting Financial Adviser Fees from the Contract
If you have an investment adviser and want to pay their financial adviser fees from this Contract, you can instruct us to withdraw the fee from your Contract and pay it to your adviser. Once authorized by you, the investment adviser requests each fee payment by submitting a letter of instruction that includes the fee amount. The deduction of financial adviser fees is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees will be subject to withdrawal charges, will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly), and may be subject to income taxes (including a 10% additional federal tax if you are younger than age 59 1∕2). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract rather than from other assets you may have.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Our Financial Strength and Claims-Paying Ability
We make Annuity Payments, and pay death benefits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. We apply Credits from an unregistered, non-unitized, non-insulated separate account (Separate Account IANA). Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors, and are also subject to our financial strength and claims-paying ability. For more information on Separate Account IANA, see section 12, Other Information – Our Unregistered Separate Account.
As a result of the COVID-19 pandemic and interrelated market factors (e.g., market volatility changes in interest rates, rising inflation, actions by governmental authorities), economic uncertainties have arisen which could negatively impact
Allianz Life’s net income and surplus. The extent to which the COVID-19 pandemic and these other market factors will impact our business, net income, and surplus, as well as our capital and liquidity position, will depend on future developments, which are highly uncertain. For more information see section 13, Information on Allianz Life – Business and Operational Risks Relevant to the Contract.

Regulatory Protections
Allianz Life is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

1. The Contract
An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and we invest that money in the Allocation Options you select. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payment option you select that is described in this prospectus. Other than to add benefits that are beneficial to you, we do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, we invest your money in the Allocation Options you select on a tax-deferred basis. Tax deferral may not be available for certain non-individually owned contracts. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 11, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge). You can also make additional Purchase Payments subject to the restrictions set out in section 3, Purchase Requirements. The Contract also offers at issue the optional Maximum Anniversary Value Death Benefit for an additional rider fee (see section 10) if all Owners and the Annuitant are age 75 or younger on the Issue Date. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit potentially provides a death benefit greater than the Traditional Death Benefit based on the Maximum Anniversary Value (highest Contract Value on any Index Anniversary before age 91, increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take including any withdrawal charge).

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

The Accumulation Phase ends upon the earliest of the following.
•
The Business Day before the Annuity Date.
•
The Business Day we process your request for a full withdrawal.
•
Upon the death of any Owner (or the Annuitant if the Owner is a non-individual), the Business Day we first receive a Valid Claim from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit. A Valid Claim is the documents we require to be received in Good Order at our Service Center before we pay any death claim.
If you request Annuity Payments, the Accumulation Phase of your Contract ends and you enter the Annuity Phase. During the Annuity Phase we make regular fixed periodic Annuity Payments based on the life of the Annuitant(s), or life and term certain. We send Annuity Payments to the Payee (the person or entity who receives Annuity Payments during the Annuity Phase). You can choose when Annuity Payments begin, subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 8, The Annuity Phase.
Financial Adviser Fees
If you have a financial adviser and want to take a withdrawal from this Contract to pay your financial adviser fee, you can submit a written request to our Service Center by completing our third party money management customer authorization of transfer form and fee redemption authorization form. If we approve your request, we withdraw the requested fees and pay them to your Financial Professional or Financial Professional’s firm as instructed. The fee redemption authorization is an agreement between you and your Financial Professional and/or the Financial Professional's firm. The agreement authorizes us to deduct financial adviser fees from the Contract and send them to the Financial Professional or the Financial Professional's firm upon written request. You can terminate this agreement at any time by providing us written notice. We retain the right to request an updated fee redemption authorization form at any time.
Once authorized by you, the Financial Professional or Financial Professional’s Firm requests each fee payment by submitting a letter of instruction that includes the fee amount. We treat this fee payment as a withdrawal which means a withdrawal charge, federal and state income taxes, and a 10% additional federal tax if you are under age 59 1∕2 may apply, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). We deduct financial adviser fees (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. This withdrawal reduces the Contract Value and the amount available under the free withdrawal privilege by the dollar amount withdrawn. It may also reduce your Contract's Guaranteed Death Benefit Value proportionately by the percentage of Contract Value withdrawn, which may reduce this value by more than the amount withdrawn and these reductions could be significant. If this is a Non-Qualified Contract, a withdrawal will be a taxable withdrawal to the extent that gain exists within the Contract. Financial adviser fees paid from any type of IRA Contract (including IRA, Roth IRA, SEP IRA, Inherited IRA and Inherited Roth IRA) will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the financial adviser fee. You should consult a tax adviser regarding the tax treatment of financial adviser fee payments. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract rather than from other assets you may have.
Your financial adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser’s actions. We do not verify that withdrawals for financial adviser fees align with the terms of your agreement with your financial adviser. We do not set your financial adviser fee or receive any part of it. Any withdrawals for financial adviser fees you pay is in addition to this Contract’s fees and expenses. We do not pay sales commissions in connection with sales of the Contract. However, Financial Professionals and their managers may be eligible for various benefits such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with our principal underwriter, Allianz Life Financial Services, LLC. You should ask your financial adviser about compensation they receive for this Contract. Allianz Life is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Allocation Option transfers and allocation changes on your behalf. However, we reserve the right to review a financial adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

adviser’s trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
Financial Adviser Fee Deduction Example
These calculations show the effects of withdrawing financial adviser fees on the Contract Value and available Guaranteed Death Benefit Value. These withdrawals (including any withdrawal charges) immediately reduce the Contract Value on a dollar for dollar basis, and reduce the available Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn.
The example assumes a withdrawal of $5,000 from the Index Options once per year on days that are not Term End Dates to pay financial adviser fees starting when the Contract Value is $100,000, the Guaranteed Death Benefit Value under the Traditional Death Benefit is $90,000, and the Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit is $105,000. The first withdrawal assumes that there is no amount remaining under the free withdrawal privilege for that year, so that withdrawal is subject to a 6.5% withdrawal charge. Subsequent withdrawals are all taken under the free withdrawal privilege. All fractional numbers in these examples have been rounded up to the next whole number. All Contract Value figures reflect the Daily Adjustment.
Financial Adviser Fee Withdrawal	Contract Value	Guaranteed Death Benefit Value for a Contract with the Traditional Death Benefit	Guaranteed Death Benefit Value for a Contract with the Maximum Anniversary Value Death Benefit
Prior to 1st years withdrawal	$ 100,000	$ 90,000	$ 105,000
$5,000 withdrawal (subject to a
6.5% withdrawal charge)	– [($5,000 ÷ (1 – 6.5%)]
Amount withdrawn	– $5,348	– [($5,348 ÷ 100,000) x 90,000]	– [($5,348 ÷ 100,000) x 105,000]
		= - $4,813	= - $5,615
After 1st years withdrawal	$ 94,652	$ 85,187	$ 99,385

Prior to 2nd years withdrawal	$ 97,000	$ 85,187	$ 99,385
$5,000 withdrawal (not subject to a
withdrawal charge)	– $5,000	– [($5,000 ÷ 97,000) x 85,187]	– [($5,000 ÷ 97,000) x 99,385]
		= - $4,391	= - $5,123
After 2nd years withdrawal	$ 92,000	$ 80,796	$ 94,262

Prior to 3rd years withdrawal	$ 80,0000	$ 80,796	$ 94,262
$5,000 withdrawal (not subject to a	– $5,000	– [($5,000 ÷ 80,000) x 80,796]	– [($5,000 ÷ 80,000) x 94,262]
withdrawal charge)		= - $5,050	= - $5,891
After 3rd years withdrawal	$ 75,000	$ 75,746	$ 88,370
The death benefit is the greater of the Contract Value, or the Guaranteed Death Benefit Value, so the death benefit would be:
•
$94,652 Contract Value under the Traditional Death Benefit, or the $99,385 Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit after the first adviser fee deduction.
•
$92,000 Contract Value under the Traditional Death Benefit, or the $94,262 Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit after the second adviser fee deduction.
•
$75,746 Guaranteed Death Benefit Value under the Traditional Death Benefit, or the $88,370 Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit after the third adviser fee deduction.
When the Contract Ends
The Contract ends when:
•
all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•
if we received a Valid Claim, all applicable death benefit payments have been made.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

For example, if you take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

2. Ownership, Annuitant, Determining Life, Beneficiary, and Payee
Owner
The Owner designated at Contract issue has all the rights under the Contract. The Owner may be an individual, or a non-individual (e.g. a trust, tax-exempt entity, or corporation). Qualified Contracts and non-individually owned Contracts can only have one Owner. A Qualified Contract is purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Joint Owner
A Non-Qualified Contract can be owned by up to two individual Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
Annuitant
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date. You cannot change the Annuitant if the Owner is a non-individual. Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For individually owned Contracts, if the Annuitant who is not an Owner dies before the Annuity Date, the sole Owner (or younger Joint Owner) automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix A to the Form N-4 SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.
UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase	Action if the Contract is in the Annuity Phase
• We pay a death benefit to the Beneficiary unless the
Beneficiary is the surviving spouse and continues the Contract.
• If the deceased Owner was a Determining Life and the
surviving spouse Beneficiary continues the Contract:
– we increase the Contract Value to equal the Guaranteed
Death Benefit Value if greater and available, and the
death benefit ends,
– the surviving spouse becomes the new Owner,
– the Accumulation Phase continues, and
– upon the surviving spouse’s death, his or her
Beneficiary(s) receives the Contract Value.
• If the deceased Owner was not a Determining Life, the
Traditional Death Benefit or Maximum Anniversary Value Death
Benefit are not available and the Beneficiary(s) receives the
Contract Value.

• The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the
Beneficiary also becomes the new Owner.
• If the deceased was not an Annuitant, Annuity Payments to the
Payee continue. No death benefit is payable.
• If the deceased was the only surviving Annuitant, Annuity
Payments end or continue as follows.
– Annuity Option 1 or 3, payments end.
– Annuity Option 2 or 4, payments end when the
guaranteed period ends.
– Annuity Option 5, payments end and the Payee may
receive a lump sum refund.
– For more information on the Annuity Options, please see
section 8.
• If the deceased was an Annuitant and there is a surviving joint
Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Determining Life (Lives)
The Determining Life (Lives) are the individuals on whose life we base the Guaranteed Death Benefit Value provided by the Traditional Death Benefit or Maximum Anniversary Value Death Benefit. We establish the Determining Life (Lives) at Contract issue. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:
•
you remove a Joint Owner due to divorce, then we also remove that person as a Determining Life, or
•
you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, then we remove the prior Owner who is not the Annuitant as a Determining Life.
Beneficiary
The Beneficiary is the person(s) or entity you designate to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no surviving primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously as defined by applicable state law or regulation, we pay the death benefit to the named contingent Beneficiaries or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.

Payee
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
Assignments, Changes of Ownership and Other Transfers of Contract Rights
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
The Contract cannot be assigned without our consent. You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.
Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
• An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a
Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.

• An assignment will only change the Determining Life (Lives) if it involves removing a Joint Owner due to divorce, or replacing Joint Owners with a Trust.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

3. Purchasing the Contract
Purchase Requirements
To purchase this Contract, on the Issue Date all Owners and the Annuitant must be:
•
age 80 or younger, or
•
age 75 or younger if you select the Maximum Anniversary Value Death Benefit.
The Purchase Payment requirements for this Contract are as follows.
•
The minimum initial Purchase Payment due on the Issue Date is $10,000.
•
You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•
We do not accept additional Purchase Payments on or after the Annuity Date.
•
The maximum total Purchase Payments we accept without our prior approval is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If the Issue Date is the same as the Index Effective Date we apply any part of your initial Purchase Payment you allocate to the Index Options directly to the Index Options. If the Issue Date is not the Index Effective Date, we hold any part of your initial Purchase Payment you allocate to the Index Options in the AZL Government Money Market Fund before we transfer it to your selected Index Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your Purchase Payment or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it.
We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a nondiscriminatory basis. This applies to Contracts issued in all states except as disclosed in Appendix G. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to decline additional Purchase Payments, this may limit your ability to fund your Contract’s guaranteed benefits such as the Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
Applications Sent Electronically
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
Allocation of Purchase Payments and Contract Value Transfers
The allocation instructions you provide on your application automatically become your Purchase Payment default instructions. (In your Contract, Purchase Payment default instructions are called future allocation instructions.) We use these default instructions for all Purchase Payments we receive unless you change them, or give us alternate allocation instructions specific to an individual Purchase Payment. We only allow Purchase Payments to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. As a result, we hold Purchase Payments allocated to the Index Options we receive on days other than the Index Effective Date or an Index Anniversary in the AZL Government Money Market Fund until we transfer them to your selected Index Options according to your Purchase Payment default instructions. On the Index Effective Date we rebalance or reallocate your total Contract Value among all of your selected Allocation Options according to your Purchase Payment default instructions. For additional Purchase Payments we receive after the Index Effective Date, this transfer occurs on the next Index Anniversary and does not involve a reallocation of your total Contract Value. We apply any Purchase Payments allocated to the Index Options

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

we receive on the Index Effective Date or on an Index Anniversary directly to the Index Options on that day; these Purchase Payments are not held in the AZL Government Money Market Fund.
We only allow Variable Account Value transfers into Index Options and Index Option Value transfers between Index Options on Term End Dates. We do not allow assets to move into an established Index Option until the Term End Date. If you request to transfer into an established Index Option on an Index Anniversary that is not a Term End Date, we will transfer those assets into the same Index Option with a new Term Start Date.
If you only select the 1-year Term Index Options, you can automatically reallocate your total Contract Value annually by providing us with instructions (see section 4, Optional Reallocation Program for 1-year Term Index Options). However, you cannot automatically reallocate your total Contract Value annually on each Term End Date if you select a 3-year Term Index Option.
You select the Index Effective Date when you purchase your Contract. It can be any Business Day up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month.
On your application if you select…	Your Index Effective Date will be either…
the earliest Index Effective Date	• your Issue Date, or • the first Business Day of the next month if the Issue Date is the 29th, 30th, or 31st of a month the deferred Index Effective Date
• your first Quarterly Contract Anniversary, or
• the next Business Day if the first Quarterly Contract Anniversary occurs on a non-Business
Day, or the first Business Day of the next month if the first Quarterly Contract Anniversary is the 29th, 30th, or 31st of a month

You should be aware that, generally, initial DPSCs, Precision Rates, and Caps could change every seven calendar days. However, these rates are guaranteed to be available during the period stated on our website at allianzlife.com/RILAratesadv and cannot be superseded until that period ends. If you select an Index Effective Date that is within the guaranteed period for the initial rates that are available for review on the Issue Date, you will receive the initial rates that were available on the Issue Date. However, if you select an Index Effective Date that is after this guaranteed period, you are subject to the risk that initial DPSCs, Precision Rates, and Caps may change and be less advantageous to you. Furthermore, if your Index Effective Date is after the end of the free look period and you cancel your Contract, you will receive the Contract Value less final product and rider fees and contract maintenance charge. On or before the Index Effective Date you are not subject to the Daily Adjustment or the withdrawal charge. You may review future rates at least seven calendar days before their effectiveness at allianzlife.com/RILAratesadv. You (or your Financial Professional, if authorized) can change your Index Effective Date at any time before it occurs to be an earlier or later date by submitting a request. However, your new Index Effective Date cannot be later than the deferred Index Effective Date listed above. We must receive your request in Good Order at our Service Center before the end of the Business Day on which you want the Index Effective Date to occur. Once your Index Effective Date occurs, all Index Options for your Contract will have the same Index Anniversary.
You can change your Purchase Payment default instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to Purchase Payment default instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these default instructions on your behalf. Changes to your Purchase Payment default instructions do not reallocate or transfer existing Index Option Values on the Term End Date. To reallocate Index Option Value on the Term End Date you must give us transfer instructions.
We notify you at least 30 days in advance of each Index Anniversary as a reminder that on the upcoming anniversary you may transfer Variable Account Value to the Index Options, and you may transfer Index Option Value between Index Options. Transfers between Allocation Options do not change your Purchase Payment default instructions. For more information, see section 5, Variable Options – Electronic Transfer and Allocation Instructions. On each Term End Date, if we have not received transfer instructions from you, and you are not participating in the 1-year Term Index Option reallocation program, all assets invested continue to be invested in the same Index Options with new Term Start Dates at the renewal DPSCs, Precision Rates, and Caps.
We can add new Crediting Methods, Terms, and Indexes to your Contract in the future, and you can allocate Purchase Payments or transfer Contract Value to them on the next Index Anniversary after we make them available to you. Once we add a Crediting Method to your Contract we cannot remove it, or change how it calculates Credits. If we add a new Index

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Option to your Contract, we cannot change its Buffer or Floor after it is established. For a new Index Option the minimum Buffer is 5% and the minimum Floor is -25%. However, we can change the renewal DPSCs, Precision Rates, and Caps associated with any Index Option on each Term Start Date subject to the guaranteed minimums.
You cannot transfer Index Option Value to the Variable Options except on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years. However, if the sixth Index Anniversary is not a Term End Date and you would like to transfer out of a 3-year Term Index Option to a Variable Option you must request that we execute a Performance Lock on that Index Option on or before the sixth Index Anniversary. If you request to transfer Index Option Value to the Variable Options on a sixth Index Anniversary this request automatically cancels any prior transfer instructions you gave to us regarding moving Variable Account Value to the Index Options. We must receive all Index Option transfer instructions in Good Order at our Service Center before the end of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day).
You can transfer Variable Account Value among the Variable Options on any Business Day, except that any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
• In order to apply Purchase Payments we receive after the Index Effective Date to your selected Index Option(s) on the next Index Anniversary, we must receive them before the end of the Business Day on the Index Anniversary (or
before the end of the prior Business Day if the anniversary is a non-Business Day).

• Variable Options are subject to Contract fees and expenses (e.g. contract maintenance charge), and market risk and assets you allocate to them may lose value, including any Purchase Payments we hold in the AZL Government
Money Market before transferring them to your selected Index Options.

Automatic Investment Plan (AIP)
The AIP makes additional Purchase Payments to the Contract during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is a non-Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is a non-Business Day. We allocate AIP Purchase Payments according to your Purchase Payment default instructions which must comply with the allocation requirements and restrictions stated in this section. We must receive your request to stop or change AIP at our Service Center before the end of the last Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the last Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
For Owners of Qualified Contracts, AIP is not available if you have an Inherited IRA Contract, an Inherited Roth IRA
Contract, or if your Contract is funding a plan that is tax qualified under Section 401 of the Code.

Free Look/Right To Examine Period
If you change your mind about the Contract, you can cancel it within the free look period stated on the first page of your Contract. In most states, this is ten calendar days after you receive the Contract. If you cancel your Contract during the free look period, in most states we return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value if greater.
IRA Contracts require us to return Purchase Payments less withdrawals. If you cancel your IRA Contract, we return the greater of Purchase Payments less withdrawals or Contract Value.
If your cancellation request occurs after the Index Effective Date, your Contract Value will include the Daily Adjustment for amounts allocated to the Index Options.
Some states and certain IRA Contracts require return of Purchase Payments. For these Contracts, we reserve the right to hold your initial Purchase Payment in the AZL Government Money Market Fund until the free look period ends, and then re-allocate your Contract Value, less fees and expenses, according to your Purchase Payment default instructions. If we exercise this right, the Contract Value we use to determine your refund amount on a cancellation request will not include

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

the Daily Adjustment as the Index Effective Date will not yet have occurred. Currently we only exercise this right on certain Contracts issued in California as noted in Appendix G. If we hold your initial Purchase Payment in the AZL Government Money Market Fund during the free look period and the requested Index Effective Date would occur during this time, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month. Then, if you:
•
cancel your Contract during this time, we return the greater of Purchase Payments less withdrawals, or Contract Value. We do not assess a withdrawal charge or deduct any other Contract fees or expenses if you cancel your Contract during the free look period.
•
do not cancel your Contract during this time, we re-allocate your Contract Value according to your Purchase Payment default instructions after the free look period as follows:
−
if your instructions include the Variable Options, we re-allocate this portion of your Contract Value on the next Business Day after the free look period.
−
if your instructions include the Index Options, we re-allocate this portion of your Contract Value on the Index Effective Date.
In the Contract, the free look provision is also called the right to examine.

4. Valuing Your Contract
Your Contract Value is the total of the Variable Account Value and all Index Option Values.
Variable Account Value increases when….	Variable Account Value decreases when….
• you add assets to a Variable Option by Purchase Payment or Contract Value transfer, or • there is positive Variable Option performance
• you take assets out of a Variable Option by
withdrawal (including any financial adviser fees that you
choose to have us pay from this Contract) or Contract Value
transfer,
• there is negative Variable Option performance, or
• we deduct Contract fees and expenses

Contract fees and expenses we deduct from the Variable Options include the product fee, rider fee, contract maintenance charge and transfer fee as described in section 6, Expenses. Financial adviser fees that you choose to have us pay from this Contract are described in section 1, The Contract. Variable Options include Purchase Payments we hold in the AZL
Government Money Market Fund before transferring them to your selected Index Options.

The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings you allocate to the Variable Options. These losses can be significant.
Index Option Values increase when….	Index Option Values decrease when….
• you add assets to an Index Option by Purchase Payment or Contract Value transfer, or • you receive a positive Credit or Daily Adjustment
• you take assets out of an Index Option by
withdrawal (including any financial adviser fees that you
choose to have us pay from this Contract) or Contract Value
transfer,
• you receive a negative Credit or Daily Adjustment, or
• we deduct Contract fees and expenses

Contract fees and expenses we deduct from the Index Options include the product fee, rider fee, contract maintenance charge, and withdrawal charge as described in section 6, Expenses. Financial adviser fees that you choose to have us pay from this Contract are described in section 1, The Contract.

We apply transfers of Contract Value and Purchase Payments to the Index Options on the Index Effective Date and Index Anniversaries. We apply Credits to the Index Options on the Term End Dates. Contract expenses are deducted at different times during the Index Year as stated in section 6, Expenses. We pay financial adviser fees to your Financial Professional or the Financial Professional's firm upon written request as stated in section 1, The Contract. The Daily Adjustment applies to the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on any Business Day other than the Term Start Date or the Term End Date. The Daily Adjustment does not apply to the Index Protection Strategy.
Credits are subject to the applicable Buffer, Floor, DPSC, Precision Rate, or Cap. Positive Credits are not guaranteed and Credits can be zero under all the Index Options. Credits can be negative after application of the 10% or 20% Buffer for

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

any Index Option with the Index Precision Strategy or Index Performance Strategy, or negative down to the -10% Floor for any Index Option with the Index Guard Strategy. A negative Performance Credit means that you can lose principal and previous earnings. These losses can be significant.
We require that the Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*
Does not apply to RMD payments under our minimum distribution program.
Determining Variable Account Value
The Separate Account holds the assets you allocate to the Variable Options, including Purchase Payments held in the AZL Government Money Market Fund before we transfer them to the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in the shares of a single Variable Option.
We convert amounts you allocate to a Variable Option into subaccount accumulation units. Each subaccount’s daily price (accumulation unit value) is based on the Variable Option’s price. A Variable Option’s price is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price. A Variable Option's price reflects deduction of its operating expenses.
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and adding those results together for all subaccounts.
On the Issue Date, the number of accumulation units in each subaccount is equal to the amount allocated to the subaccount divided by its accumulation unit value. At the end of each Business Day, the number of subaccount accumulation units:
•
increase when you add assets to a Variable Option by Purchase Payment or Contract Value transfer, and
•
decrease when assets are removed from a Variable Option by transfer, withdrawals you request (including any financial adviser fees that you choose to have us pay from this Contract), or when we deduct Contract fees and expenses.
We arbitrarily set the initial accumulation unit value for each subaccount. At the end of each Business Day, we determine the new accumulation unit value for each subaccount by multiplying the prior Business Day’s accumulation unit value by the Variable Option’s percentage change in price since the prior Business Day. The percentage change in price includes the Variable Option’s market performance.
Example
•
We receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•
When the New York Stock Exchange closes on that Business Day, we determine that the accumulation unit value is $13.25 for the subaccount of your selected Variable Option.
•
We then divide $3,000 by $13.25 and credit your Contract that night with 226.415094 subaccount accumulation units for your selected Variable Option.
How the Crediting Methods Work
The Index Protection Strategy provides a Credit equal to the DPSC if the Index Value on the Term End Date is equal to or greater than the Index Value on the Term Start Date, regardless of the amount of actual Index Return. If the current Index Value is less than it was on the Term Start Date, the Credit is zero.
The Index Precision Strategy provides a Performance Credit.
•
If the Index Value on the Term End Date is equal to or greater than the Index Value on the Term Start Date, regardless of the amount of actual Index Return, the Performance Credit is equal to the Precision Rate.
•
If the Index Return is negative and the loss is:
−
less than or equal to the 10% Buffer, the Performance Credit is zero. We absorb any loss up to the 10% Buffer.
−
greater than the 10% Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the 10% Buffer. You participate in any losses beyond the 10% Buffer.
The Index Guard Strategy also provides a Performance Credit.
•
If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•
If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

•
If the Index Return is negative, the negative Performance Credit is equal to the negative Index Return down to the -10% Floor. You participate in any losses down to the -10% Floor. We absorb any negative Index Return beyond the -10% Floor.
The Index Performance Strategy also provides a Performance Credit.
•
If the Index Return is positive, the Performance Credit is equal to:
−
the Index Return up to the Cap for a 1-year Term.
−
the Index Return up to the Cap for a 3-year Term. If a 3-year Term is uncapped, the Performance Credit is equal to the Index Return. We apply the Cap for the entire Term length; we do not apply the Cap annually on a 3-year Term.
•
If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•
If the Index Return is negative and the loss is:
−
less than or equal to the 10% or 20% Buffer, the Performance Credit is zero. We absorb any loss up to the 10% or 20% Buffer. We apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year Term Index Option.
−
greater than the 10% or 20% Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the 10% or 20% Buffer. You participate in any losses beyond the 10% or 20% Buffer.
• The Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy allow negative
Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant.

• Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term.

• If a 3-year Term Index Option is “uncapped” for one Term (i.e., we do not declare a Cap for that Term) it does not mean that we will not declare a Cap for it on future Term Start Dates. On the next Term Start Date we can declare a Cap for the next Term, or declare it to be uncapped.

Comparing Crediting Methods
The Crediting Methods have different risk and return potentials.
What is the asset protection?
Index Protection Strategy	• Most protection. • If the Index loses value, the Credit is zero. You do not receive a negative Credit.
Index Precision Strategy
• Less protection than the Index Protection Strategy and Index Guard Strategy. Protection may be
equal to or less than what is available with the Index Performance Strategy depending on the Index
Option.
• Buffer absorbs 10% of loss, but you receive a negative Performance Credit for losses greater than
10%.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the 10% Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.

Index Guard Strategy
• Less protection than the Index Protection Strategy, but more than Index Precision Strategy and Index
Performance Strategy.
• Permits a negative Performance Credit down to the -10% Floor.
• Protection from significant losses.
• More sensitive to smaller negative market movements that persist over time because the -10% Floor reduces the impact of large negative market movements.
• In an extended period of smaller negative market returns, the risk of loss is greater with the Index
Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
• Provides certainty regarding the maximum loss in any Term.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

What is the asset protection?
Index Performance Strategy
• Less protection than the Index Protection Strategy and Index Guard Strategy. 3-year Term Index
Options with 20% Buffer have more protection than what is available with the Index Precision
Strategy.
• Buffer absorbs 10% or 20% of loss depending on the Index Option you select, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
• In extended periods of moderate to large negative market performance, 3-year Terms may provide less protection than the 1-year Terms because, in part, the Buffer is applied over a longer period of time.

What is the growth opportunity?
Index Protection Strategy
• Growth opportunity limited by the DPSCs.
• Least growth opportunity.
• May perform best in periods of small positive market movements.
• DPSCs will generally be less than the Precision Rates and Caps.

Index Precision Strategy
• Growth opportunity limited by the Precision Rates.
• May perform best in periods of small positive market movements.
• Generally more growth opportunity than the Index Protection Strategy, but less than the Index
Performance Strategy.
• Growth opportunity may be more or less than the Index Guard Strategy depending on Precision Rates and Caps.

Index Guard Strategy
• Growth opportunity limited by the Caps.
• May perform best in a strong market.
• Growth opportunity that generally may be matched or exceeded only by the Index Performance
Strategy. However, growth opportunity may be more or less than the Index Precision Strategy or
Index Performance Strategy depending on Precision Rates and Caps.

Index Performance Strategy
• Growth opportunity limited by the Caps. If we do not declare a Cap for a 3-year Term Index Option there is no maximum limit on the positive Index Return for that Index Option.
• May perform best in a strong market.
• Generally the most growth opportunity. However, growth opportunity may be less than the Index
Precision Strategy or Index Guard Strategy depending on Precision Rates and Caps.

What can change within a Crediting Method?
Index Protection Strategy	• Renewal DPSCs for existing Contracts can change on each Term Start Date subject to the guaranteed minimum. – 1-year Term has a 1.50% minimum DPSC.
Index Precision Strategy
• Renewal Precision Rates for existing Contracts can change on each Term Start Date subject to the guaranteed minimum.
– 1-year Term with 10% Buffer has a 1.50% minimum Precision Rate.
• The 10% Buffers for the currently available Index Options cannot change. However, if we add a new
Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract. The minimum Buffer is 5% for a new Index Option.

Index Guard Strategy
• Renewal Caps for existing Contracts can change on each Term Start Date subject to the guaranteed minimum.
– 1-year Term with -10% Floor has a 1.50% minimum Cap.
• The -10% Floors for the currently available Index Options cannot change. However, if we add a new
Index Option to your Contract after the Issue Date, we establish the Floor for it on the date we add the
Index Option to your Contract. The minimum Floor is -25% for a new Index Option.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

What can change within a Crediting Method?
Index Performance Strategy
• Renewal Caps for existing Contracts can change on each Term Start Date subject to the guaranteed minimums.
– 1-year Term with 10% Buffer has a 1.50% minimum Cap.
– 3-year Term with 20% Buffer has a 5% minimum Cap.
• The 10% and 20% Buffers for the currently available Index Options cannot change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract. The minimum Buffer is 5% for a new Index Option.

• For any Index Option with the Index Precision Strategy or Index Performance Strategy, you participate in any negative Index Return in excess of the Buffer, which reduces your Contract Value. For example, for a 10% Buffer we absorb the first -10% of Index Return and you could lose up to 90% of the Index Option Value. However, for any
Index Option with the Index Guard Strategy, we absorb any negative Index Return in excess of the -10% Floor, so your maximum loss is limited to -10% of the Index Option Value due to negative Index Returns.

• DPSCs, Precision Rates, and Caps as set by us from time-to-time may vary substantially based on market conditions.
However, in extreme market environments, it is possible that all DPSCs, Precision Rates, and Caps will be reduced to their respective minimums of 1.50%, or 5% as stated in the table above.

• If your Contract is within its free look period you may be able to take advantage of any increase in initial DPSCs,
Precision Rates, or Caps by cancelling your Contract and purchasing a new Contract.

• If the initial DPSCs, Precision Rates, or Caps available on the Index Effective Date are not acceptable you have the following options.
– Cancel your Contract if you are still within the free look period.
– Request to extend your Index Effective Date if you have not reached your first Quarterly Contract Anniversary.
– If the free look period has expired, request a full withdrawal. If this occurs on or before the Index Effective Date, you will receive the Contract Value less final product and rider fees and contract maintenance charge, and you are not subject to the Daily Adjustment or the withdrawal charge. If this occurs after the Index Effective Date, you will receive the Contract Value less withdrawal charge, and final product and rider fees and contract maintenance charge, and you are subject to the Daily Adjustment.

• DPSCs, Precision Rates, and Caps can be different from Index Option to Index Option. For example, Caps for the
Index Performance Strategy 1-year Terms can be different between the S&P 500® Index and the Nasdaq-100® Index;
and Caps for the S&P 500® Index can be different between 1-year and 3-year Terms on the Index Performance
Strategy, and between the 1-year Terms for the Index Guard Strategy and Index Performance Strategy. Initial and
renewal rates may also be different from Contract-to-Contract. For example, assume that on May 3, 2019 we set
Caps for the Index Performance Strategy 1-year Term with 10% Buffer using the S&P 500® Index as follows:

– 13% initial rate for new Contracts issued in 2019,
– 14% renewal rate for existing Contracts issued in 2018, and
– 12% renewal rate for existing Contracts issued in 2017.
Bar Chart Examples of Crediting Method Performance
The following hypothetical examples show conceptually how the Crediting Methods might work in different market environments and assume no change in the hypothetical DPSCs, Precision Rates, or Caps. All values below are for illustrative purposes only. The examples do not reflect any DPSCs, Precision Rates, or Caps that may actually apply to a Contract. The examples do not predict or project the actual performance of the Allianz Index Advantage ADV®. Although an Index or Indexes will affect your Index Option Values, the Index Options do not directly participate in any stock or equity investment and are not a direct investment in an Index. The Index Values do not include the dividends paid on the stocks comprising an Index. An allocation to an Index Option is not a purchase of shares of any stock or index fund. These examples do not reflect any withdrawals taken before the Term End Date (including any financial adviser fees that you choose to have us pay from this Contract), or deductions we make for Contract fees and expenses. Historical Index Option performance information is also included in Appendix D.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

[To be updated by amendment]

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Determining Index Option Values
We calculate an Index Option Value for each Index Option at the end of each Business Day. Generally, the Index Option Value is equal to the Index Option Base plus any applicable Daily Adjustment. The Daily Adjustment applies to any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on Business Days other than the Term Start Date or the Term End Date. It does not apply to any Index Option with the Index Protection Strategy. The Daily Adjustment can be positive or negative and is discussed later in this section.
On the first Term Start Date, both the Index Option Value and the Index Option Base for each of your selected Index Options are initially equal to the amount of:
•
any Purchase Payment received that day which you allocated to that Index Option, and
•
any Contract Value transferred into that Index Option.
At the end of each subsequent Business Day for each selected Index Option, we first either apply:
•
the Daily Adjustment if this is not the Term End Date and this is an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, or
•
a Credit if this is the Term End Date.
We calculate Credits as described under “Calculating Credits” next in this section and apply them as follows:
•
We multiply each Index Option Base by its Credit and add this amount to its Index Option Base.
•
Then we set each Index Option Value equal to its Index Option Base.
Lastly, we increase and/or decrease each Index Option Base and Index Option Value for additional Purchase Payments, transfers, partial withdrawals you take (including financial adviser fees that you choose to have us pay from this Contract and any withdrawal charge), and deductions we make for Contract fees and expenses.
•
Additional Purchase Payments received on the Term End Date and allocated to this Index Option, and transfers of Variable Account Value or Index Option Value into this Index Option, increase these values by the dollar amount allocated or transferred.
•
Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

•
Partial withdrawals you take (including financial adviser fees that you choose to have us pay from this Contract and any withdrawal charge), and deductions we make for Contract fees and expenses reduce these values by the dollar amount withdrawn from the Index Option.
−
We deduct partial withdrawals you take (including financial adviser fees that you choose to have us pay from this Contract and any withdrawal charge), and deductions we make for Contract fees and expenses from the Index Options proportionately based on the percentage of Contract Value in each Index Option using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense. However, if you specifically direct us to take a partial withdrawal from a specific Index Option we reduce that Index Option Value by the dollar amount you specify (including any withdrawal charge).
−
We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.
Example
•
Your Contract Value is $100,000 and you selected two Index Options. The first Index Option has an Index Option Value of $75,000 and an Index Option Base of $72,000. The second Index Option has an Index Option Value of $25,000 and an Index Option Base of $22,000. You take a $10,000 partial withdrawal (including any withdrawal charge).
•
This partial withdrawal reduces your Index Option Value by the percentage of Contract Value in each Index Option (Index Option Value ÷ Contract Value).
−
For the first Index Option this percentage is 75% ($75,000 ÷ $100,000) and the $10,000 partial withdrawal reduces this value by $7,500 ($10,000 x 75%). For the second Index Option this percentage is 25% ($25,000 ÷ $100,000) and the $10,000 partial withdrawal reduces this value by $2,500 ($10,000 x 25%).
•
We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value (amount withdrawn from Index Option Value ÷ Index Option Value).
−
For the first Index Option this percentage is 10% ($7,500 ÷ $75,000) and the $10,000 partial withdrawal reduces this value by $7,200 ($72,000 x 10%). For the second Index Option this percentage is also 10% ($2,500 ÷ $25,000) and the $10,000 partial withdrawal reduces this value by $2,200 ($22,000 x 10%).
•
Deductions we make for Contract fees and expenses also reduce these values proportionately in the same way as a partial withdrawal.
	First Index Option		Second Index Option
	Index Option Value	Index Option Base	Index Option Value	Index Option Base
Prior to partial withdrawal	$ 75,000	$ 72,000	$ 25,000	$ 22,000
$10,000 partial withdrawal	– $7,500	– $7,200	– $2,500	– $2,200

After partial withdrawal	$ 67,500	$ 64,800	$ 22,500	$ 19,800

• Amounts removed from the Index Options during the Term for partial withdrawals you take (including any financial adviser fees that you choose to have us pay from this Contract) and deductions we make for Contract fees and expenses do not receive a Credit on the Term End Date. However, the remaining amount in the Index
Options is eligible for a Credit on the Term End Date.

• You cannot specify from which Allocation Option we deduct the product fee, rider fee, and contract maintenance charge; we deduct these Contract fees and expenses from each Allocation Option proportionately based on the percentage of Contract Value in each Allocation Option. However, you can specify from which Allocation Option we deduct a partial withdrawal and any financial adviser fees that you choose to have us pay from this Contract. Because the withdrawal charge only applies to amounts withdrawn from the Index Options, there is a financial disadvantage to taking a withdrawal from the Index Options, compared to taking a withdrawal from the Variable Options.

Calculating Credits
We base Credits on Index Values and Index Returns. We measure Index Values on the Term Start Date and Term End Date using the Index’s price at the end of the Business Day as provided by Bloomberg or another market source if Bloomberg is not available. If the Term Start Date or Term End Date is a non-Business Day we use the next Business Day’s Index price. If you select the EURO STOXX 50®, we determine Index Returns without any exchange rate

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

adjustment. Because we calculate Index Returns only on Term End Dates, the Index Return does not necessarily reflect the highest or lowest Index Values that occurred during the Term.
Crediting Method and Term Length	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Protection Strategy 1-year Term	Credit is zero	Credit is equal to the DPSC set on the Term Start Date
Index Precision Strategy 1-year Term	Performance Credit is equal to the negative Index Return in excess of the 10% Buffer If the Index Return is… • -8%, the Performance Credit is zero. • -12%, the Performance Credit is -2%.	Performance Credit is equal to the Precision Rate set on the Term Start Date
Index Guard Strategy 1-year Term	Performance Credit is equal to the negative Index Return subject to the -10% Floor If the Index Return is… • -8%, the Performance Credit is -8%. • -12%, the Performance Credit is -10%.
Performance Credit is equal to the Index Return up
to the Cap set on the Term Start Date
Assume the Cap is 8%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

Index Performance Strategy 1-year Term	Performance Credit is equal to the negative Index Return in excess of the 10% Buffer. If the Index Return for the year is… • -8%, the Performance Credit is zero. • -12%, the Performance Credit is -2%.
Performance Credit is equal to the Index Return up
to the Cap set on the Term Start Date
Assume the Cap for the 1-year Term is 8%. If the
Index Return for the year is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

Index Performance Strategy 3-year Term
Performance Credit is equal to the negative Index
Return in excess of the 20% Buffer.
If the Index Return for the Term is…
• -19%, the Performance Credit is zero.
• -24%, the Performance Credit is -4%.

Performance Credit is equal to the Index Return up
to any Cap set on the Term Start Date
Assume the Cap for the 3-year Term is 80%. If the
Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 80%. If instead,
the 3-year Term were uncapped the
Performance Credit would be 90%.

Daily Adjustment for the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Index Protection Strategy Index Options and the Variable Options are not subject to the Daily Adjustment.
The Daily Adjustment can affect the amounts available for withdrawal, Performance Locks, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, your Index Option Value has increased since the Term Start Date. When it is negative, your Index Option Value has decreased (excluding the effect of the deduction of Contract expenses or any partial withdrawal).
We calculate the Daily Adjustment for a given Business Day before we deduct any Contract fees or expenses or process any partial withdrawal on that Business Day, including Penalty-Free Withdrawals, and any financial adviser fees that you choose to have us pay from this Contract. However, the Daily Adjustment calculation is not affected by any Contract fee or expense deduction, or partial withdrawal. The Daily Adjustment does not change the Contract fee or expense deducted, or the withdrawal amount; it only changes the Index Option Value from which we deduct the Contract fee or expense, or withdrawal.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)
any Index gains during the Term subject to the applicable Precision Rate or Cap,
(ii)
either any Index losses greater than the 10% or 20% Buffer, or Index losses down to the -10% Floor, and
(iii)
the number of days until the Term End Date.
The Daily Adjustment does this by using the hypothetical value of a Proxy Investment (Proxy Value) each Business Day, other than the Term Start Date or Term End Date, based on the formulas described in Appendix B. The Proxy Investment provides a current estimated present value of what the Performance Credit will be on the Term End Date taking into account the applicable Buffer, Floor, Precision Rate, and/or Cap. The Daily Adjustment is not the actual Index return on the day of the calculation, and the estimated present value Performance Credit is not guaranteed. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor. In extreme circumstances the Daily Adjustment could result in a loss beyond the protection of the 10% or 20% Buffer, or -10% Floor, but it cannot result in a total loss of -100%. Such losses will be greater if the amount withdrawn (including any financial adviser fees that you choose to have us pay from this Contract) is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
A withdrawal taken during the Term may not receive the full benefit of the Buffer or Floor because the Daily Adjustment takes into account what may potentially happen between the withdrawal date and the Term End Date. All other factors being equal, even if the current Index return during the Term is greater than the Precision Rate or Cap, the Daily Adjustment will usually be lower than the Precision Rate or Cap. This is because there is a possibility that the Index return could decrease before the Term End Date. Similarly, even though a negative Index return may be within the 10% or 20% Buffer for the Index Precision Strategy and Index Performance Strategy, you still may receive a negative Daily Adjustment because there is a possibility that the Index Return could decrease before the Term End Date. The Daily Adjustment for 3-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due to the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year Term Index Options than for 1-year Term Index Options due to the Term length. Finally, a negative Index return for the Index Guard Strategy may result in you receiving a Daily Adjustment lower than the -10% Floor, because the Daily Adjustment reflects the present value of the Floor and you will not receive the full benefit of the -10% Floor until the Term End Date. A negative Daily Adjustment may cause you to realize loss of principal and previous earnings.
The Daily Adjustment’s risks are discussed in more detail in Risk Factors – Risk of Negative Returns. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at allianzlife.com.
Performance Locks
We must receive a manual Performance Lock request in Good Order before the end of the current Business Day to lock an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on that day. Otherwise the Lock Date will occur on the next Business Day that your request is in Good Order. We do not allow Performance Locks to occur on Term End Dates. For requests submitted in writing, we do not consider the request to be received until it arrives at our Service Center.
You (or your Financial Professional, if authorized) can request an automatic Performance Lock based on targets you set only through your account on our website. When you establish your account you must provide us with an email address. You can set upper and/or lower targets for each of these Index Options each Term. Setting a target close to the current Index Option Value return may cause a Performance Lock to occur very quickly. You can change or cancel targets at any time before we execute a Performance Lock. Each Index Option’s targets automatically expire on the earlier of the Lock Date, or the last Business Day before the Term End Date. You can also “over-ride” a target by requesting a manual Performance Lock before the target is reached. We determine if a target is reached using the Index Option Value return determined at the end of the prior Business Day using the prior day’s Daily Adjustment. We then execute the Performance Lock using the Index Option Value return determined at the end of Business Day on the Lock Date. By setting targets you are authorizing us to automatically execute a Performance Lock at the end of the Business Day on the Lock Date upon which the target is reached, unless you cancel the lock. We will send an email notice once the Daily Adjustment for an Index Option reaches a target. To cancel an automatic Performance Lock after a target is reached, we must receive your request in Good Order before the end of the Business Day on the Lock Date.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

For example, assume the Cap for the Index Performance Strategy 1-year Term with the S&P 500® Index is 10.25% and you set a target of 9.50%. On a Tuesday, your Index Option Value return (which includes the Daily Adjustment) determined at the end of the Business Day is 9.63%. We will send you an email notice and assuming Wednesday is a Business Day, we will execute the Performance Lock on Wednesday (which will be your Lock Date) using the Index Option Value return determined at the end of the Business Day. If Wednesday is a non-Business Day, your Lock Date would instead be Thursday (assuming it is a Business Day). Note that the Index Option Value return on the Lock Date could be greater or less than your target of 9.50%, or Tuesday’s Index Option Value return of 9.63%.
A Performance Lock can be executed once each Term for each of these Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This “locked” Index Option Value may be more or less than the “unlocked” Index Option Value that is available for your review on the Lock Date because the unlocked Index Option Value was determined at the end of the prior Business Day. After the Lock Date, the Index Option Value stays in the locked Index Option for the remainder of the Index Year. Daily Adjustments do not apply to a locked Index Option for the remainder of the Index Year and the locked Index Option Value will not receive a Performance Credit. For example, assume you selected one Index Option and your Index Option Value available for review in your account today is $20,326. If before the end of the Business Day you request a Performance Lock, today is your Lock Date. If your Index Option Value at the end of the Business Day is $20,250, you will lock in this $20,250 and it will not change until the next Index Anniversary.  However, a locked Index Option Value can decrease if you take a partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract) or when we deduct a Contract fee or expense. On the next Index Anniversary that occurs on or immediately after the Lock Date, all locked Index Options will be unlocked, we will transfer the locked Index Option Value according to your instructions, and Daily Adjustments will again apply for the new Term. If you do not provide us with transfer instructions, the Index Option Value will remain in the same Index Option with a new Term Start Date subject to the renewal Precision Rate or Cap for the new Term. Performance Locks are not available for any Index Option with the Index Protection Strategy.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact of a negative Performance Credit you would otherwise receive. Because we transfer assets out of a locked Index Option on the Index Anniversary that occurs on or immediately after the Lock Date, executing a  Performance Lock can also allow you to transfer assets out of a 3-year Term Index Option before the Term End Date if you execute the lock on or before the second Index Anniversary (or before the end of the prior Business Day if the Index Anniversary is a non-Business Day) of the 3-year Term. The disadvantage of executing a Performance Lock is that the relevant Index Value could increase by the Term End Date, and you will not participate in that increase. In addition, if you execute a Performance Lock, you may receive less than the full protection of the Buffer or Floor that you would have received if you waited for us to apply the Performance Credit on the Term End Date.
We will not provide advice or notify you regarding whether you should execute a Performance Lock or the optimal time for doing so. We will not warn you if you execute a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to execute a Performance Lock.

Optional Reallocation Program for the 1-year Term Index Options
Index Option performance may cause the percentage of total Index Option Value in each 1-year Term Index Option to change. Reallocating can help you maintain your selected 1-year Term Index Option allocation percentages. You can direct us to automatically reallocate your 1-year Term Index Option Values on each Term End Date (or on the next Business Day if the Term End Date is a non-Business Day) according to your instructions. We must receive your reallocation instructions in Good Order at our Service Center before the end of the Business Day we reallocate. We reserve the right to discontinue or modify the optional reallocation program at any time and for any reason. To end this program, we must receive your request at our Service Center before the end of the last Business Day immediately before the Term End Date.
You cannot participate in the Optional Reallocation Program if you select a 3-year Term Index Option. If you are participating in this program and select a 3-year Term Index Option, on the Term Start Date your participation in this program ends and we will not reallocate your 1-year Term Index Option Values.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

5. Variable Options
Information regarding each Variable Option, including its (i) name, (ii) investment objectives, (iii) investment adviser and any subadviser, (iv) current expenses, and (v) performance is available in Appendix H – Variable Options Available Under the Contract. Each Variable Option has issued a prospectus that contains more detailed information about the Variable Option. You should read the prospectuses for the Variable Options carefully before investing. The Variable Options’ prospectuses and other information can be found online at allianzlife.com/variableoptions. You can also request this information at no cost by calling (800) 624-0197, by sending an email request to contact.us@allianzlife.com, or by contacting your Financial Professional.
There are potential risks associated with this Contract’s Variable Options and their investment strategies. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the SEC.
Currently, the Variable Options are not publicly available mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option's Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options' investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds' investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b-1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options' advisers, distributors and/or affiliates for administrative services and benefits we provide to these Variable Options. The compensation amount usually is based on the Variable Options' aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any variable investment option in any variable annuity contract we offer is 0.35% annually of the average aggregate amount invested by us in the variable investment options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b-1 fees or service fees to the Trust, and the Trust does not charge 12b-1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.
Allianz Investment Management LLC, the Variable Options' investment adviser, is affiliated with us through common ownership.
Substitution of Variable Options and Limitation on Further Investments
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Transfers Between Variable Options
You can transfer Variable Account Value among the Variable Options on any Business Day, subject to the following restrictions. Currently, there is no maximum number of transfers allowed, but we may change this in the future. Transfers may be subject to a transfer fee as stated in section 6, Expenses.
The following applies to any transfer.
•
Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•
Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•
Variable Account Value transfers between Variable Options do not change your Purchase Payment default instructions.
Any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices. For jointly owned Contracts, unless you require us to obtain signatures from both Joint Owners, we accept transfer instructions from any Joint Owner. We may also allow you to authorize someone else to request transfers on your behalf.
Electronic Transfer and Allocation Instructions
We use reasonable procedures to confirm that electronic transfer request or allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
Excessive Trading and Market Timing
We discourage and do not accommodate frequent transfers. We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•
Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.
•
An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•
Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our Excessive Trading and Market Timing policies and procedures. Under these policies and procedures, we may modify your transfer privileges for some or all of the Variable Options as follows:
•
Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

•
Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
•
Require a minimum time period between each transfer into or out of the same Variable Option. Our current Excessive Trading and Market Timing policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract or any automatic transfers made under any of our programs or Contract features. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.
•
Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•
Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•
Prohibit transfers into specific Variable Options.
•
Impose other limitations or restrictions to the extent permitted by federal securities laws.
We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. If the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•
Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•
Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.
This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
Voting Privileges
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows:
•
You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.
•
You receive proxy materials and a voting instruction form.

6. Expenses
Contract fees and expenses reduce your investment return and are described here in detail. We set the Contract fees and expenses on the Issue Date and they cannot change.
Base Contract Expenses (Product Fee)
In your Contract, the base contract expense is referred to as the “product fee”. The product fee compensates us for providing all your Contract’s benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The product fee also compensates us for assuming the expense risk that the current fee is less than future Contract administration costs as well as the cost of providing certain features under the Contract. If the product fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.
Base Contract Expenses (as a percentage of the Charge Base)
Product Fee(1)	0.25%
(1)
Upon the death of the Owner, we continue to assess this product fee under death benefit payment Option B, and with optional payments under death benefit payment Option C, as noted in section 10, Death Benefit.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

The product fee is an annualized rate that we calculate and accrue on a daily basis as a percentage of the Charge Base and deduct quarterly during the Accumulation Phase as follows.
Issue Date	Non-Quarterly Contract Anniversaries	Quarterly Contract Anniversaries*
• The Charge Base is equal to your initial Purchase Payment. • We begin calculating and accruing the daily product fee, on the day after the Issue Date.
• First we calculate and accrue the daily product
fee, using the Charge Base. If this is a
non-Business Day we use the Charge Base from
the end of the prior Business Day.
• Then if this is a Business Day we
increase/decrease the Charge Base as follows.
– If we receive an additional Purchase
Payment, we increase the Charge Base by
the dollar amount we receive.
– If you take a partial withdrawal (including any
financial adviser fees that you choose to have
us pay from this Contract), or we deduct
Contract fees and expenses other than the
withdrawal charge, we decrease the Charge
Base by the percentage of Contract Value
withdrawn (including any withdrawal charge).
All withdrawals you take reduce the Charge
Base, even Penalty-Free Withdrawals.

• First we process all daily transactions and
determine your Contract Value. Daily
transactions include any gains/losses due to
Variable Option performance or application of
any Daily Adjustment (or Credit if this is also the
Term End Date), any additional Purchase
Payment, any partial withdrawals you take
(including financial adviser fees that you choose
to have us pay from this Contract and any
withdrawal charge), and deductions we make for
other Contract fees and expenses (including
deduction of the accrued daily product fee for
the prior quarter). All partial withdrawals you
take reduce the Charge Base, even Penalty-Free
Withdrawals.
– We deduct the accrued product fee for the
prior quarter on a dollar for dollar basis from
the Contract Value, and proportionately from
each Allocation Option.
• Then we set the Charge Base equal to this
Contract Value and we calculate and accrue the
next quarter’s daily product fee using the newly
set Charge Base.
* Or the next Business Day if the Quarterly Contract
Anniversary is a non-Business Day.

Example: Contract Value is $125,000; Charge
Base is $127,000; a $10,000 partial
withdrawal (including any withdrawal charge)
would decrease the Charge Base by $10,160.
[($10,000 ÷ $125,000) x $127,000]
Any increase/decrease to the Charge Base
will increase/decrease the daily product fee
we calculate and accrue on the next day.

Examples of how we calculate the product fee are included in Appendix E.

We do not treat the deduction of the accrued product fee as a withdrawal when computing your Guaranteed Death Benefit Value (see section 10).
Deduction of the final product fee
•
If you take a full withdrawal we deduct the final accrued product fee before processing the withdrawal.
•
If you annuitize the Contract, we deduct the final accrued product fee before calculating Annuity Payments.
•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final accrued product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected. For more information on the death benefit payment options see section 10, Death Benefit.
If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day) the Contract Value is less than the accrued product fee, we deduct your total remaining Contract
Value to cover the accrued product fee and reduce your Contract Value to zero. If the deduction of the accrued product fee reduces your Contract Value to zero and your selected death benefit has ended, we treat this as a full withdrawal and your Contract ends.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Optional Benefit Additional Rider Fee
Maximum Anniversary Value Death Benefit
If you have the Maximum Anniversary Value Death Benefit, we deduct an additional 0.20% rider fee from your Contract Value. The rider fee is an annualized rate that we calculate and accrue on a daily basis as a percentage of the Charge Base and deduct quarterly during the Accumulation Phase while your benefit is in effect in the same manner as the Base Contract Expenses. We no longer assess the 0.20% additional rider fee once we receive either the first Valid Claim from any one Beneficiary, or due proof of a Determining Life’s death if you and the Determining Life are different individuals and the Determining Life predeceases you. We deduct the final accrued additional rider fee before calculating the death benefit. If you take a full withdrawal or annuitize the Contract, we deduct the final accrued rider fee before processing the withdrawal or calculating Annuity Payments. The additional rider fee compensates us for the risks we assume under the Maximum Anniversary Value Death Benefit.
When calculating the Maximum Anniversary Value, we deduct all Contract fees and expenses on the Index Anniversary
(including the accrued product and rider fees if this is also a Quarterly Contract Anniversary) before we capture any annual investment gains. However, we do not treat the deduction of the accrued rider fee as a withdrawal when calculating the Maximum Anniversary Value (see section 10).

Contract Maintenance Charge (Administrative Expenses)
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•
During the Accumulation Phase, if the total Contract Value for all Allianz Index Advantage ADV® Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Allianz Index Advantage ADV® Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Allianz Index Advantage ADV® Contracts by using the Owner’s social security number, and for non-individually owned Allianz Index Advantage ADV® Contracts we use the Annuitant’s social security number.
•
During the Annuity Phase if the total Contract Value for all Allianz Index Advantage ADV® Contracts on the last Business Day before the Annuity Date is at least $100,000.
•
When paying death benefits.
During the Accumulation Phase, we deduct the contract maintenance charge:
•
on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is a non-Business Day), and
•
we deduct it proportionately from each Allocation Option.
If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing your Guaranteed Death Benefit Value. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment (e.g., if you request semi-annual Annuity Payments we deduct 50% of the contract maintenance charge from each Annuity Payment).
Withdrawal Charge
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period that is being withdrawn from an Index Option. The withdrawal charge does not apply to withdrawals from the Variable Options. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (excluding any Penalty-Free Withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts withdrawn from the Variable Options or any amounts we deduct to pay other Contract fees and expenses.
We do not assess a withdrawal charge on amounts withdrawn from the Variable Options, Penalty-Free Withdrawals, or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn from the Index Options to pay financial adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege, and will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly).

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Calculating a Withdrawal Charge		Example
For purposes of calculating any withdrawal charge for a
withdrawal from the Index Options, we withdraw Purchase
Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.

You make an initial Purchase Payment of $30,000 and make
another Purchase Payment in the first month of the second
Contract Year of $70,000. All Purchase Payments are
allocated to the Index Options. In the third month of the third
Contract Year, your Contract Value is $110,000 and you
request a $52,000 withdrawal. We withdraw money and
compute the withdrawal charge as follows.

1. First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s
withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis dollar for dollar.
1. Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2. Amounts available as a Penalty-Free Withdrawal. This includes partial withdrawals you take during the Accumulation Phase
under the free withdrawal privilege or waiver of withdrawal
charge benefit, and RMD payments you take under our
minimum distribution program. Penalty-Free Withdrawals are
not subject to a withdrawal charge, and they do not reduce the
Withdrawal Charge Basis.

2. Amounts available as a Penalty-Free Withdrawal. You
did not take any other withdrawals this year, so the entire
free withdrawal privilege (10% of your total Purchase
Payments, or $10,000) is available to you without incurring a withdrawal charge.

3. Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis
may help reduce the total withdrawal charge because the
charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable
withdrawal charge percentage and then totaling the charges.
These withdrawals reduce the Withdrawal Charge Basis.
The withdrawal charge as a percentage of each Purchase
Payment withdrawn is as follows.

3. Purchase Payments within the withdrawal charge period
on a FIFO basis. The total amount we withdraw from the
first Purchase Payment is $30,000, which is subject to a 5%
withdrawal charge, and you receive $28,500. We determine
this amount as follows:
(amount withdrawn) x (1 – withdrawal charge) = the
amount you receive, or:
$30,000 x 0.95 = $28,500
Next we withdraw from the second Purchase Payment.
So far, you received $38,500 ($10,000 under the free
withdrawal privilege and $28,500 from the first Purchase
Payment which is now reduced to zero), so we withdraw
$13,500 from the second Purchase Payment to equal the
$52,000 you requested. The second Purchase Payment is
subject to a 6% withdrawal charge. We calculate the total
amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) =
amount withdrawn, or:
$13,500 ÷ 0.94 = $14,362.

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0 1 2 3 4 5 6 years or more	6.5% 6% 5% 4% 3% 2% 0%

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Calculating a Withdrawal Charge	Example
4. Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.
4. Contract earnings. We already withdrew your requested
amount, so this does not apply.
In total we withdrew $54,326 from your Contract, of
which you received $52,000 and paid a withdrawal
charge of $2,326. We also reduced the 1st Purchase
Payment from $30,000 to $0, and your 2nd Purchase
Payment from $70,000 to $55,638 ($70,000 – $14,362).

Upon a full withdrawal, we first deduct any  final product and rider fees, and contract maintenance charge from your Contract Value before we calculate the withdrawal charge. We then deduct any applicable withdrawal charge from the total remaining Contract Value and send you the remaining amount. For a partial withdrawal we pay you the amount you requested and deduct this amount and any withdrawal charge from the total Contract Value. We deduct any partial withdrawal proportionately from each Allocation Option unless you provide us with alternate instructions. However, we do not deduct withdrawal charges from the Variable Options. If a partial withdrawal occurs on a day that we also deduct the product fee, rider fee, and/or contract maintenance charge, we deduct these fees and expenses before we calculate and deduct the partial withdrawal and any withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. We will implement this withdrawal charge reduction or elimination in a nondiscriminatory manner. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family. We must pre-approve any withdrawal charge reduction or elimination.
• Because there is no withdrawal charge applicable to the Variable Options, there is a financial disadvantage to directing us to withdraw Contract Value only from the Index Options during the withdrawal charge period, rather than the Variable Options.

• Any amount withdrawn from an Index Option is subject to both a Daily Adjustment (which may be negative) and any applicable withdrawal charge.
• Upon a full withdrawal the free withdrawal privilege is not available to you, and we apply a withdrawal charge against Purchase Payments that are still within the withdrawal charge period, including amounts previously withdrawn under the free withdrawal privilege. On a full withdrawal your Withdrawal Charge Basis may be greater than your Contract Value because the following reduce your Contract Value, but do not reduce your
Withdrawal Charge Basis:

– prior Penalty-Free Withdrawals,
– prior withdrawals from the Variable Options,
– deductions we make for Contract fees and expenses other than the withdrawal charge, and/or
– poor performance.
This also means that upon a full withdrawal you may not receive any money.
• Withdrawals (including any financial adviser fees that you choose to have us pay from this Contract) may also be subject to ordinary income taxes, and a 10% additional federal tax if you are under age 59 1∕2, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).
Please consult with your Financial Professional before requesting us to pay financial adviser fees from this
Contract rather than from other assets you may have.

• For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Transfer Fee
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 10, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing the Guaranteed Death Benefit Value under the Traditional Death Benefit.
Daily Adjustment Maximum Potential Loss
The Daily Adjustment is how we calculate Index Option Values on days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. If before the Term End Date you take a full or partial withdrawal (including any financial adviser fees that you choose to have us pay from this Contract), execute a Performance Lock, annuitize the Contract, we pay a death benefit, or when we deduct Contract fees and expenses, we calculate the Index Option Value by applying the Daily Adjustment. The Daily Adjustment can be positive or negative. Following is the maximum potential loss associated with the Daily Adjustment.
Premium Tax
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.
Income Tax
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.
Variable Option Expenses
Charges deducted from and expenses paid out of the assets of the Variable Options are described in the Variable Options' prospectuses.
These expenses reduce the Variable Options' performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value.

7. Access to Your Money
Your Contract Value is available under the following circumstances:
•
by taking a withdrawal (including financial adviser fees that you choose to have us pay from this Contract; withdrawals under the free withdrawal privilege, systematic withdrawal program, and waiver of withdrawal charge benefit; and for Qualified Contracts only, RMD payments under our minimum distribution program);
•
by taking Annuity Payments; or
•
when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. We process any withdrawal request received at or after the end of the current Business Day using values determined on the next Business Day.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*
Does not apply to RMD payments under our minimum distribution program.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

We deduct any partial withdrawal proportionately from each Allocation Option unless you provide us with alternate instructions. However, we do not deduct withdrawal charges from the Variable Options. The Index Option Value from which a partial withdrawal is deducted during a Term will include any applicable Daily Adjustment.
When you take a full withdrawal of the Contract Value we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•
total Contract Value including any Daily Adjustment,
•
less any final product and rider fees, and contract maintenance charge, and
•
less any withdrawal charge.
See the Fee Tables and section 6, Expenses for a discussion of the Contract fees and expenses.
A partial or full withdrawal is subject to a withdrawal charge if taken from the Index Options within six years of your last Purchase Payment, and if taken on a day other than a Term End Date we will apply the Daily Adjustment to the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy Index Option Values before deducting the withdrawal. A partial withdrawal is not subject to any Contract fees or expenses other than the withdrawal charge, but on a full withdrawal we do deduct any final product and rider fees, and contract maintenance charge. Partial withdrawals (including any withdrawal charge) reduce Contract Value dollar for dollar, and reduce the Guaranteed Death Benefit Value proportionately. The reduction to Contract Value also reduces the following which are based on Contract Value: the likelihood of receiving increases to the Maximum Anniversary Value if the Maximum Anniversary Value Death Benefit is selected, and RMD payments. A full withdrawal will end the Contract and all its benefits.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
• Withdrawals from the Index Options may be subject to a withdrawal charge, state and federal taxation, and a 10%
additional federal tax if you are under age 59 1∕2, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract rather than from other assets you may have.

• Joint Owners: We send one check payable to both Joint Owners and tax report each Joint Owner individually. Tax reporting each Joint Owner individually can create a discrepancy in taxation if only one Joint Owner is under age
59 1∕2 because that Joint Owner will be subject to the 10% additional federal tax.

• We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals
(including a full withdrawal), or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.

Free Withdrawal Privilege
Each Contract Year during the Accumulation Phase, you can withdraw up to 10% of your total Purchase Payments from the Index Options without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available to you in the next Contract Year. Withdrawals from Purchase Payments that are outside the six year withdrawal charge period, or that are taken from the Variable Options, are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. RMD payments you take under our minimum distribution program and withdrawals under the waiver of withdrawal charge benefit are not subject to a withdrawal charge, but do reduce your free withdrawal privilege. Amounts we deduct for any financial adviser fees that you choose to have us pay from this Contract also reduce your free withdrawal privilege.
Example
Assume your initial Purchase Payment 10 years ago was $90,000, and you made a second $100,000 Purchase Payment 3 years ago, and allocate 100% of your payments to the Index Options. You take a RMD payment of $1,500 and withdraw $150,000 when the Contract Value is $275,000. The RMD payment is not subject to a withdrawal charge, but reduces the amount available under the free withdrawal privilege to $17,500 (10% x $190,000 total Purchase Payments = $19,000 - $1,500 RMD payment). After the RMD payment, $107,500 is available to you without a withdrawal charge: the initial

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

$90,000 Purchase Payment that is beyond the 6-year withdrawal charge period, and $17,500 remaining free withdrawal privilege. The remaining $42,500 of your requested withdrawal would be subject to a 5% withdrawal charge.
The free withdrawal privilege is not available upon a full withdrawal.
Systematic Withdrawal Program
The systematic withdrawal program can provide automatic withdrawal payments to you during the Accumulation Phase. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals from the Index Options in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center before the end of the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at the earlier of your request, or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
• Ordinary income taxes and a 10% additional federal tax may apply to systematic withdrawals.
• The systematic withdrawal program is not available while you are receiving RMD payments.
Minimum Distribution Program and Required Minimum Distribution (RMD) Payments
If you own an IRA or SEP IRA Contract, you can participate in the minimum distribution program during the Accumulation Phase. If you have an Inherited IRA Contract or Inherited IRA Roth Contract we generally require you to participate in the minimum distribution program when you purchase this Contract. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but to the extent they are withdrawn from the Index Options, they reduce the free withdrawal privilege amount during the Contract Year. We do not consider deductions we make for financial adviser fees that you choose to have us pay from this Contract to be RMD payments. However, Contract Value is one of the components we use to calculate RMD payments, so these deductions may reduce your future RMD payments. We apply the Daily Adjustment to the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy Index Option Values if RMD payments are deducted on days other than a Term End Date. We can make payments to you monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. We do not allow you to aggregate RMD payments between this Contract and other qualified contracts that you own for purposes of this program. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your program form instructions in Good Order at our Service Center before the end of the Business Day before we process these payments, or your program does not begin until the next month.
We reserve the right to discontinue or modify the minimum distribution program subject to the requirements of law.
• You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.
• The minimum distribution program is not available while you are receiving systematic withdrawals.
Waiver of Withdrawal Charge Benefit
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. We apply the Daily Adjustment to the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy Index Option Values if withdrawals under this benefit are deducted on days other than a Term End Date. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge. Withdrawals under this benefit reduce the free withdrawal privilege amount during the Contract Year.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Suspension of Payments or Transfers
We may be required to suspend or postpone transfers or payments for withdrawals for more than seven days after receipt of your request in Good Order at our Service Center, for any period when:
•
the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•
trading on the New York Stock Exchange is restricted;
•
an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or
•
during any other period when the SEC, by order, so permits for the protection of Owners.

8. The Annuity Phase
Prior to annuitization, you can take a full withdrawal and receive your total Contract Value (less the withdrawal charge, and final product and rider fees and contract maintenance charge). If you take a full withdrawal on any day other than a Term Start Date or Term End Date and you have Contract Value in the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, we apply the Daily Adjustment to these Index Option Values before we deduct the final Contract fees and expenses.
Annuity Payments offer a guaranteed lifetime income stream with certain tax advantages and are designed for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
You can request regular periodic fixed Annuity Payments. The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we recalculate the Annuity Payments based on the correct age or gender.
Calculating Your Annuity Payments
We base Annuity Payments upon the following:
•
The Contract Value less the final product fee, and rider fee (if applicable) on the Annuity Date.
•
The age of the Annuitant and any joint Annuitant on the Annuity Date.
•
The gender of the Annuitant and any joint Annuitant where permitted.
•
The Annuity Option you select.
•
Your Contract’s interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not a Term End Date, Contract Value reflects the Daily Adjustment if you selected Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payment option period that you selected, except as provided under Annuity Option 3. We deduct the contract maintenance charge proportionately from each Annuity Payment (e.g., if you request semi-annual Annuity Payments we deduct 50% of the contract maintenance charge from each Annuity Payment). However, if your Contract Value on the last Business Day before the Annuity Date is at least $100,000 we waive the contract maintenance charge during the Annuity Phase.
Annuity Payment Options
You can choose one of the Annuity Options described below or any other payment option to which we agree. After Annuity Payments begin, you cannot change the Annuity Option, or transfer or withdraw Contract Value.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a minimum guaranteed period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
Under Annuity Options 1, 3 and 5, if all Annuitants die on or after the Annuity Date and before we send the first Annuity Payment, we will cancel Annuity Payments and upon receipt of a Valid Claim we will pay the Contract Value determined on the Annuity Date to surviving individual Owner, or the Beneficiary(s) if there is no surviving Owner. If the Owner is a non-individual, we pay the Owner.
After the Annuitant’s death under Annuity Option 2, or the last surviving joint Annuitant's death under Annuity Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.
When Annuity Payments Begin
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the first day of the calendar month following the later of: a) the Annuitant’s 90th birthday, or b) the tenth Contract Anniversary and is stated in your Contract. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through. The earliest available Annuity Date is the second Contract Anniversary.
If on the Annuity Date (which may occur as early as the second Contract Anniversary, or as late as age 100) your
Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance, including the option to extend your Annuity Date if available. If on your Annuity Date you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

9. Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract.
Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Brief Description of Restrictions/Limitations
Free Withdrawal Privilege	Allows you to withdraw up to 10% of your total Purchase Payments from the Index Options each Contract Year without incurring a withdrawal charge.
• Only available during the Accumulation Phase.
• Not available upon a full withdrawal.
• Unused free withdrawal amounts not available in
future years.
• Program withdrawals may be subject to negative
Daily Adjustments.
• Program withdrawals may be subject to income
taxes, including a 10% additional federal tax if
taken before age 59  1∕2.

Automatic Investment Plan (AIP)	Allows you to make automatic Purchase Payments by electronic money transfer from your savings, checking, or brokerage account.
• Only available during the Accumulation Phase.
• Not available to certain Qualified Contracts.
• Payments must be on a monthly or quarterly basis.
• Subject to applicable Purchase Payment
restrictions.
• We reserve the right to discontinue or modify the
program.

Optional Reallocation Program for the 1-year Term Index Options	Provides for automatic transfers among the 1-year Term Index Options to help you maintain your selected allocation percentages among these Index Options.	• Only available during the Accumulation Phase. • Not available if you select a 3-year Term Index Option. • We reserve the right to discontinue or modify the program.
Systematic Withdrawal Program	Allows you to take automatic withdrawals from your Contract.
• Only available during the Accumulation Phase.
• Not available while you are participating in
minimum distribution program.
• Program withdrawals may be monthly, quarterly,
semi-annual or annual, unless you have less than
$25,000 in Contract Value, in which case only
annual withdrawals are available.
• Program withdrawals count against free withdrawal
privilege.
• Program withdrawals may be subject to negative
Daily Adjustments.
• Program withdrawals may be subject to withdrawal
charges and income taxes, including a 10%
additional federal tax if taken before age 59 1∕2.
• We reserve the right to discontinue or modify the
program.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Brief Description of Restrictions/Limitations
Minimum Distribution Program	Allows you to automatically take withdrawals to satisfy the minimum distribution requirements imposed by the Internal Revenue Code.
• Only available during the Accumulation Phase.
• Only available to IRA or SEP IRA Contracts.
• Generally required for Inherited IRA and Inherited
Roth IRA Contracts.
• Program withdrawals count against free withdrawal
privilege.
• Program withdrawals may be subject to negative
Daily Adjustments.
• Program withdrawals may be subject to income
taxes.
• Program withdrawals may be monthly, quarterly,
semi-annual or annual, unless you have less than
$25,000 in Contract Value, in which case only
annual payments are available.
• We reserve the right to discontinue or modify the
program subject to the requirements of law.

Financial Adviser Fees
If you have a financial adviser and want to pay their
financial adviser fees from this Contract, you can
instruct us to withdraw the fee from your Contract
and pay it to your Financial Professional or Financial
Professional’s firm as instructed.

• Only available during the Accumulation Phase.
• Financial adviser fees are in addition to the
Contract’s fees and expenses.
• Deductions for financial adviser fees are treated as
withdrawals under the Contract.
• Program withdrawals count against free withdrawal
privilege.
• Program withdrawals may be subject to negative
Daily Adjustments.
• Program withdrawals may be subject to withdrawal
charges and income taxes, including a 10%
additional federal tax if taken before age 59  1∕2.
• We reserve the right to discontinue or modify the
program.
• See section 1 for an example of how deduction of
financial adviser fees impact the Contract.

Waiver of Withdrawal Charge Benefit	Waives withdrawal charges if you become confined to a nursing home.
• Only available during the Accumulation Phase.
• Confinement must be for at least 90 consecutive
days.
• Requires physician certification.
• Not available if any Owner was confined to a
nursing home on the Issue Date.
• Program withdrawals count against free withdrawal
privilege.
• Program withdrawals may be subject to negative
Daily Adjustments.
• Program withdrawals are not subject to withdrawal
charges, but may be subject to income taxes,
including a 10% additional federal tax if taken
before age 59 1∕2.
• State variations may apply.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Brief Description of Restrictions/Limitations
Traditional Death Benefit
Provides a death benefit equal to the greater of the
Contract Value, or Guaranteed Death Benefit Value.
The Guaranteed Death Benefit Value is total
Purchase Payments adjusted for withdrawals.
An example of the death benefit provided by the
Traditional Death Benefit is included in section 10,
Death Benefit.
An example of how deduction of financial adviser
fees impact the death benefit is included in section 1.

• Benefit only available during the Accumulation
Phase.
• Withdrawals, including any negative Daily
Adjustments, may significantly reduce the benefit
as indicated in section 1, Financial Adviser Fee
Deduction Example.
• Restrictions on Purchase Payments may limit the
benefit.
• Annuitizing the Contract will end the benefit.

Performance Lock
Allows you to capture the current Index Option Value
during the Term for an Index Option with the Index
Precision Strategy, Index Guard Strategy, or Index
Performance Strategy. Can help eliminate doubt
about future Index performance and possibly limit the
impact of negative performance.
A Performance Lock example is included in section
4, Valuing Your Contract — Performance Locks.

• Available during the Accumulation Phase.
• Not available with the Index Protection Strategy
Index Options.
• May be executed before the Term End Date for an
Index Option.
• If a Performance Lock is executed, the locked
Index Option will no longer participate in Index
performance (positive or negative) for the
remainder of the Index Year, and will not receive a
Performance Credit.
• You will not know your locked Index Option Value
in advance.
• The locked Index Option Value will reflect a Daily
Adjustment.
• If executed when Daily Adjustment has declined,
will lock in any loss.
• Can be executed only once each Term for each
Index Option.
• Cannot be executed for only a portion of the Index
Option Value.
• Deductions (e.g. withdrawals, fees) decrease the
locked Index Option Value.
• Cannot transfer locked Index Option Value until the
Term End Date, except when exercised for a
3-year Index Option, provided the Lock Date
occurs on or before the second Index Anniversary
of a 3-year Term.
• We will not provide advice or notify you regarding
whether you should execute or the optimal time for
doing so.
• We will not warn you if you execute at a
sub-optimal time.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Optional Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Maximum Anniversary Value Death Benefit
Provides a death benefit equal to the greater of
the Contract Value, or Guaranteed Death Benefit
Value. The Guaranteed Death Benefit Value is
the Maximum Anniversary Value.
An example of the death benefit provided by the
Maximum Anniversary Value Death Benefit, and
calculation of the Maximum Anniversary Value is
included in section 10, Death Benefit.
An example of how deduction of financial adviser
fees impact the death benefit is included in
section 1.
0.20% (as a percentage of the Charge Base)
• Must be age 75 or younger to elect.
• Can only be added to a Contract at issue.
• Replaces the Traditional Death Benefit if
elected.
• Benefit cannot be removed from the Contract.
• Only available during the Accumulation Phase.
• Withdrawals, including any negative Daily
Adjustment, may significantly reduce the
benefit as indicated in section 1, Financial
Adviser Fee Deduction Example.
• Withdrawals reduce the likelihood of lock in.
• Restrictions on Purchase Payments may limit
the benefit.
• Annuitizing the Contract will end the benefit.

10. Death Benefit
“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The Contract provides the Traditional Death Benefit, the standard death benefit, for no additional charge. If available, you can instead select the optional Maximum Anniversary Value Death Benefit at Contract issue for an additional rider fee if all Owners and the Annuitant are age 75 or younger. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they may be equal. Please discuss this benefit’s appropriateness with your Financial Professional. The death benefit is the greater of the Contract Value, or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge) if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit.
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information at or after the end of the current Business Day, we use the next Business Day’s prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, each Beneficiary receives an equal share.
Each Beneficiary’s portion of the death benefit remains in the Allocation Options based on the allocation instructions that were in effect on the date of death until we receive his or her Valid Claim and we either pay the claim or the Beneficiary provides alternate allocation instructions. If there is Variable Account Value in the AZL Government Money Market Fund awaiting transfer to the Index Options on the date of death, it remains there until the earlier of the next Index Anniversary, or the date we receive a Valid Claim. If an Index Anniversary occurs before we receive a Valid Claim, we will transfer that Beneficiary’s portion of the Variable Account Value destined for the Index Options based on the Purchase Payment default instructions that were in effect on the date of death.
From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

On the first death of a Determining Life during the Accumulation Phase, if your selected death benefit is in effect your Beneficiary(s) will receive the greater of the Contract Value or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge) if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit. For example, assume total Purchase Payments are $90,000, you take no withdrawals, the highest Contract Value on any Index Anniversary (the Maximum Anniversary Value) is $105,000, and the current Contract Value is $100,000. The death benefit for the Traditional Death Benefit is the $100,000 Contract Value, and for the Maximum Anniversary Value Death Benefit it is the $105,000 Maximum Anniversary Value.
If the date we are determining the death benefit is not the Term End Date and you selected the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, the Contract Value reflects the Daily Adjustment. Withdrawals you take reduce your Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn (including any withdrawal charge), determined at the end of each Business Day. All withdrawals you take reduce the Guaranteed Death Benefit Value and Contract Value, even Penalty-Free Withdrawals, and financial adviser fees that you choose to have us pay from this Contract. However, we do not reduce the Guaranteed Death Benefit Value for deductions we make for Contract fees and expenses. Deductions for Contract fees and expenses will, however, decrease the Contract Value by the dollar amount withdrawn and reduce the likelihood of receiving increases to the Maximum Anniversary Value. In addition, because the death benefit is the greater of Contract Value, or the Guaranteed Death Benefit Value, deductions we make for Contract fees and expenses may reduce the death benefit available to your Beneficiaries.
Examples of the impact of withdrawals for financial adviser fees that you choose to have us pay from this Contract on the death benefit are included in section 1.
Maximum Anniversary Value
The Maximum Anniversary Value is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Maximum Anniversary Value as follows.
•
We increase it by the dollar amount of any additional Purchase Payments.
•
We reduce it by the percentage of any Contract Value you withdraw (including any withdrawal charge).
If the Index Effective Date occurs after the Issue Date, the Maximum Anniversary Value on the Index Effective Date is calculated in the same way as on an Index Anniversary.
On each Index Anniversary before the end date (or on the next Business Day if the Index Anniversary is not on a Business Day) the Maximum Anniversary Value is equal to the greater of:
•
its current value after processing any additional Purchase Payments, or withdrawals you take (including any withdrawal charge), or
•
the Contract Value determined at the end of the Business Day after we process all daily transactions including Credits, any additional Purchase Payments, withdrawals you take including any withdrawal charges, and deductions we make for other Contract fees and expenses. Contract Value reflects the Daily Adjustment for a 3-year Term Index Option for which this anniversary is not a Term End Date. Negative Index Option performance, withdrawals you take, and deductions we make for Contract fees or expenses decrease the Contract Value and reduce the likelihood of receiving increases to the Maximum Anniversary Value.
On and after the end date, we no longer make this comparison and we no longer capture any annual investment gains in the Maximum Anniversary Value.
The end date occurs on the earliest of:
•
the older Determining Life’s 91st birthday, or
•
the end of the Business Day we receive the first Valid Claim from any one Beneficiary.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Example
	Contract Value	Maximum Anniversary Value
Issue Date	$ 100,000	$ 100,000
1st Index Anniversary	$ 110,000	$ 110,000
2nd Index Anniversary	$ 95,000	$ 110,000
3rd Index Anniversary	$ 105,000	$ 110,000
4th Index Anniversary	$ 120,000	$ 120,000

•
On the Issue Date the Maximum Anniversary Value is equal to the initial Purchase Payment of $100,000.
•
On the 1st Index Anniversary the Contract Value is greater than the Maximum Anniversary Value, so the Maximum Anniversary Value increases to equal the Contract Value of $110,000.
•
On the 2nd and 3rd Index Anniversaries the Contract Value is less than the Maximum Anniversary Value, so we neither increase nor decrease the Maximum Anniversary Value. The Maximum Anniversary Value will stay at $110,000 until the Contract Value on an Index Anniversary is greater than this amount or you make an additional Purchase Payment (either of which will increase the Maximum Anniversary Value), or you take a withdrawal (which will decrease the Maximum Anniversary Value).
•
On the 4th Index Anniversary the Contract Value is greater than the Maximum Anniversary Value, so the Maximum Anniversary Value increases to equal the Contract Value of $120,000.
What Happens Upon Death?
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation, we determine the Guaranteed Death Benefit Value at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of the:
•
Guaranteed Death Benefit Value determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or
•
Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
If you and the Determining Life (Lives) are different individuals and do not die simultaneously as defined by applicable state law or regulation, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•
If a Determining Life dies before you, we do not pay a death benefit to the Beneficiary(s) but we may increase the Contract Value if the Traditional Death Benefit or Maximum Anniversary Value Death Benefit are still in effect. At the end of the Business Day we receive due proof of a Determining Life’s death we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater, and your selected death benefit ends. We allocate any Contract Value increase to the Allocation Options according to your Purchase Payment default instructions.
•
Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.
The Traditional Death Benefit and Maximum Anniversary Value Death Benefit end upon the earliest of the following.
•
The Business Day before the Annuity Date.
•
The Business Day that the Guaranteed Death Benefit Value and Contract Value are both zero.
•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.
•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously as defined by applicable state law or regulation.
•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.
•
The Business Day the Contract ends.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

We base the Guaranteed Death Benefit Value on the first death of a Determining Life (or Lives). This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract:

• the Guaranteed Death Benefit Value is no longer available, and
• if you selected the Maximum Anniversary Value Death Benefit, we no longer assess its 0.20% rider fee.
Also, if you and the Determining Life (Lives) are different individuals and you die first, the Guaranteed Death Benefit Value is not available to your Beneficiary(s).
Death of the Owner and/or Annuitant
The Appendix A to the Form N-4 SAI includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
Death Benefit Payment Options During the Accumulation Phase
If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below.
If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.
Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For an IRA, Roth IRA, or SEP IRA Contract, spousal continuation can only occur if the surviving spouse is the Contract’s sole primary Beneficiary. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts through a direct rollover to an IRA. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract, at the end of the Business Day we receive his or her Valid Claim we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and your selected death benefit ends. We allocate any Contract Value increase to the Allocation Options according to Purchase Payment default instructions. If the surviving spouse continues the Contract:
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he or she becomes the new Owner and may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;
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he or she is subject to any remaining withdrawal charge; and
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upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Death Benefit Payment Options
The following applies to Non-Qualified Contracts. Different rules may apply to Qualified Contracts. For more information, please see section 11, Taxes – Distributions Upon the Owner’s Death (or Annuitant’s Death if the Owner is a Non-Individual).
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2, or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Distribution from Non-Qualified Contracts must begin within one year of the date of the Owner’s death. Any portion of the death benefit from Non-Qualified Contracts not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.
If a Non-Qualified Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, a Non-Qualified Contract is interpreted and administered in accordance with Section 72(s) of the Code.

11. Taxes
This section provides a summary explanation of the tax ramifications of purchasing a Contract. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.
Annuity Contracts in General
Annuity contracts are a means of setting aside money for future needs – usually retirement. Congress recognized the importance of saving for retirement and provided special rules in the Code for annuities.
There are different rules regarding how you will be taxed, depending upon how you take the money out and whether the annuity is Qualified or Non-Qualified. Generally any taxable distribution is subject to federal income tax and any applicable state income tax at ordinary income tax rates (instead of capital gains rates).
You can purchase either a Qualified Contract or a Non-Qualified Contract.  If you do not purchase one of the various types of Qualified Contracts described in this section, the Contract is referred to as a Non-Qualified Contract.
This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.
Qualified Contracts
If you purchase the Contract as an IRA, Roth IRA, SEP IRA, or to fund a qualified retirement plan, the Contract is referred to as a Qualified Contract. Qualified Contracts are subject to certain restrictions under the Code, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve-month period from all of the IRAs you currently own. Adverse tax consequences may result if contributions, distributions, and transactions in connection with the Qualified Contract do not comply with the law.
A Qualified Contract funded by an annuity does not provide any additional tax deferral. However, the Contract has features and benefits other than tax deferral that may make it appropriate for an IRA or qualified retirement plan. You should consult your tax adviser regarding these features and benefits before purchasing a Qualified Contract.
We may issue the following types of Qualified Contracts to an individual. Purchasers of a Contract for use with IRAs have the right to revoke their purchase within seven days of the earliest of the establishment of the IRA, or their purchase.
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IRA (Traditional IRA). Section 408 of the Code permits eligible individuals to fund IRAs. IRA contributions are limited each year to the lesser of a dollar amount specified in the Code or 100% of the amount of earned income included in the Owner’s income. Contributions may be tax deductible based on the Owner’s income. Contributions must be made in cash. The limit on the amount contributed to an IRA does not apply to distributions from certain other types of IRAs or qualified retirement plans that are transferred or rolled over on a tax-deferred basis into an IRA.
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Roth IRA. Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA are limited each year to the lesser of a dollar amount specified in the Code or 100% of the amount of earned income included in the Owner’s income. Contributions are also limited or prohibited if the Owner’s income is above certain limits. Contributions must be made in cash. The limit on the amount contributed to a Roth IRA does not apply to distributions from certain other types of IRAs or qualified retirement plans that are transferred or rolled over (conversion) into a Roth IRA.
Conversions to a Roth IRA from an IRA or other eligible qualified retirement plan are permitted regardless of an individual’s income. A conversion to a Roth IRA results in a taxable event, but not a 10% additional federal tax for early withdrawal if certain qualifications are met (please consult your tax adviser for more details).
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SEP IRA. Employers may establish SEP IRAs under Code Section 408(k) to provide IRA contributions on behalf of their employees. In addition to all of the general rules governing IRAs, such plans are subject to additional requirements and different contribution limits.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

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Inherited IRA. The Code permits beneficiaries of investments that were issued under qualified retirement plans or IRAs to directly transfer the death benefit from that investment into a variable annuity contract (Inherited IRA or Inherited Roth IRA Contract). If you purchase this Contract as a transfer from another carrier, you will become the Owner of the new Inherited IRA Contract or Inherited Roth IRA Contract. The ownership of this Contract will also reflect the name of the deceased previous owner. Once an Inherited IRA or Inherited Roth IRA Contract is established, no further Purchase Payments can be made. We may choose not to allow this Contact to be purchased as an Inherited IRA or Inherited Roth IRA.
We may issue the following type of Qualified Contract to a qualified retirement plan.
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Qualified Retirement Plans: Pension and Profit-Sharing Plans. A qualified plan is a retirement or pension plan that meets the requirements for tax qualification under the Code. Sections 401(a) and 401(k) of the Code permit employers, including self-employed individuals, to establish various types of retirement plans for employees. These retirement plans may permit the purchase of the Contracts to provide benefits under the plan. Contributions to the plan for the benefit of employees are not included in the gross income of the employee until distributed from the plan. The tax consequences to participants may vary, depending upon the particular plan design. Participant loans are not allowed under the Contracts purchased in connection with these plans.
If the Contract is purchased for a qualified plan under Section 401 of the Code, the plan is both the Owner and the Beneficiary. The authorized signatory, plan administrator, or plan trustee for the plan must make representations to us that the plan is qualified under the Code on the Issue Date and is intended to continue to be qualified for the entire Accumulation Phase of the Contract, or as long as the qualified plan owns the Contract. The qualified plan may designate a third party administrator to act on its behalf. All tax reporting is the responsibility of the plan. In the event the qualified plan instructs us to roll the plan assets into an IRA for the Annuitant under this Contract, we change the qualification type of the Contract to an IRA and make the Annuitant the Owner. The qualified plan is responsible for any reporting required for the rollover transactions out of the plan. We are responsible for any reporting required for the Contract as an IRA.
Purchasers of Contracts for use with pension or profit-sharing plans should obtain competent tax advice as to the tax treatment and suitability of a holding an annuity within a plan.  Because of the minimum Purchase Payment requirements, these Contracts may not be appropriate for some retirement plans that are funded on a periodic basis. Owners, Annuitants and Beneficiaries are cautioned that benefits under a Qualified Contract may be subject to the terms and conditions of the plan regardless of the terms and conditions of the Contracts issued pursuant to the plan. Some retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. We are not bound by the terms and conditions of such plans to the extent such terms conflict with the terms of a Contract, unless we specifically consent to be bound. Owners, participants, and Beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contracts comply with applicable law. We may choose not to allow pension or profit-sharing plans to purchase this Contract.
Summary of Individuals and Entities That Can Own a Qualified Contract
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can own the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
SEP IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans
A qualified retirement plan is the Owner and the Annuitant must be an individual who is a participant in the plan. If the qualified retirement plan is a defined benefit plan, the individual must be the only participant in the plan.
We may determine which types of qualified retirement plans are eligible to purchase this
Contract.

Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax-qualified arrangement will also be listed in the titling of the Contract.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Non-Qualified Contracts
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code.  There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
Non-Qualified Contracts Owned by Non-Individuals
When a Non-Qualified Contract is owned by a non-individual (other than a trust holding the Contract as an agent for an individual), the Contract is not generally treated as an annuity for tax purposes. This means that the Contract may not receive the benefits of tax deferral and any Contract earnings may be taxable every year.
Taxation of Withdrawals
When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.
Section 72 of the Code governs taxation of annuities in general. An Owner is generally not taxed on increases in the value of a Contract until a distribution occurs, either in the form of withdrawals or as Annuity Payments.
For a full withdrawal (total redemption), a partial withdrawal, or a death benefit, the recipient is taxed on the portion of the payment that exceeds your investment in the Contract (often referred to as cost basis). For Non-Qualified Contracts, this cost basis is generally the Purchase Payments, while for Qualified Contracts there is generally no cost basis, which means the withdrawal is fully taxable, except for qualified distributions from Roth IRAs and IRAs where you have separately tracked and reported any after-tax contributions that you have made.
For Non-Qualified Contracts, the taxable portion of a partial withdrawal is the portion of the payment considered to be gain in the Contract (for example, the difference, if any, between the Contract Value immediately before the withdrawal, unreduced by any withdrawal charges, and the Contract’s cost basis). The withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.
Distributions from a Roth IRA generally are not subject to income tax if the Roth IRA has been held for five years (starting with the year in which the first contribution is made to any Roth IRA) and the Owner satisfies a triggering event such as attaining age 59 1∕2, death, disability or a first time homebuyer (subject to a $10,000 lifetime limit).
Distribution before satisfying the five year period or triggering event requirement may subject the distribution to taxation. Please be aware that each Roth IRA conversion has its own five year holding period requirement for purposes of determining if the 10% additional federal tax described below applies.
10% Additional Federal Tax
Withdrawals, whether partial or full, and Annuity Payments may also be subject to an additional federal tax equal to 10% of the taxable amount, unless an exception applies. If you take a withdrawal before age 59 1∕2, you may be subject to a 10% additional federal tax, unless you satisfy one of the exceptions. The exceptions are different for Qualified Contracts and Non-Qualified Contracts, and are also different for IRAs and qualified plans. If the Contract is jointly owned, we send one check payable to both Joint Owners and tax report each Joint Owner individually. Tax reporting each Joint Owner individually can create a discrepancy in taxation if only one Joint Owner is under age 59 1∕2 because that Joint Owner will be subject to the 10% additional federal tax.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Exceptions to the 10% Additional Federal Tax for Qualified Contracts
1)
distributions made on or after the date you (or the Annuitant as applicable) reach age 59 1∕2;
2)
distributions following your death or disability (or the Annuitant as applicable) (for this purpose disability is as defined in Section 72(m)(7) of the Code);
3)
distributions paid in a series of substantially equal payments made annually (or more frequently) for your life (or life expectancy) or joint lives of you and your designated Beneficiary;
4)
distributions made to you after separation from service after reaching age 55 (does not apply to IRAs);
5)
distributions made to you to the extent such distributions do not exceed the amount allowed as a deduction under Code Section 213 for amounts paid during the tax year for medical care;
6)
distributions made on account of an IRS levy upon the Qualified Contract;
7)
distributions from an IRA for the purchase of medical insurance (as described in Section 213(d)(1)(D) of the Code) for you and your spouse and dependents if you have received unemployment compensation for at least 12 weeks (this exception will no longer apply after you have been re-employed for at least 60 days);
8)
distributions from an IRA made to you, to the extent such distributions do not exceed your qualified higher education expenses (as defined in Section 72(t)(7) of the Code) for the tax year;
9)
distributions from an IRA which are qualified first-time homebuyer distributions (as defined in Section 72(t)(8) of the Code);
10)
distributions made to an alternate Payee pursuant to a qualified domestic relations order (does not apply to an IRA);
11)
distributions made to a reservist called to active duty after September 11, 2001, for a period in excess of 179 days (or for an indefinite period), from IRAs or amounts attributable to elective deferrals under a 401(k) plan made during such active period; and
12)
distributions made during the payment period starting on the birth of a child or the finalization of an adoption (up to $5,000).
With respect to (12) above, a qualified birth or adoption distribution may be repaid in one or more contributions into an IRA or qualified retirement plan (if you are eligible to make a contribution to the qualified retirement plan). The repayment contribution will be treated as a rollover into the IRA or qualified retirement plan.
With respect to (3) above, if the series of substantially equal periodic payments is modified before the later of the Annuitant attaining age 59 1∕2 or the close of the five year period that began on the date the first payment was received, then the tax for the year of the modification is increased by the 10% additional federal tax, plus interest for the tax years in which the exception was used. A partial withdrawal, partial transfer, or partial rollover taken after a series of substantially equal periodic payments has begun will result in the modification of the series of substantially equal payments and therefore will result in the imposition of the 10% additional federal tax and interest for the period as described above. You should obtain competent tax advice before you take any partial withdrawals from your Contract. Adding Purchase Payments to a Contract that is making substantially equal periodic payments will also result in a modification of the payments.
For 2020 only, the Coronavirus Aid, Relief, and Economic Security (CARES) Act, permitted corona-virus related distributions from Qualified Contracts and IRAs up to an aggregate amount of $100,000. This type of distribution was an exception to the 10% federal additional tax. To qualify for the distribution, generally you, your spouse, or dependent had to have been diagnosed with the virus, or you had to have been affected economically in certain ways because of the virus. The tax associated with the distributions may be paid ratably over three years, beginning with the 2020 tax year. The CARES Act also allows you to recontribute the amount you withdrew to an eligible retirement plan (to which you can make a rollover contribution) in one or more payments within three years.
Exceptions to the 10% Additional Federal Tax for Non-Qualified Contracts
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paid on or after you reach age 59 1∕2;
2)
paid after you die;
3)
paid if you become totally disabled (as that term is defined in Section 72(m)(7) of the Code);
4)
paid in a series of substantially equal payments made annually (or more frequently) for your life (or life expectancy) or joint lives of you and your designated Beneficiary;
5)
paid as annuity payments under an immediate annuity; or
6)
that come from Purchase Payments made before August 14, 1982.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

With respect to (4) above, if the series of substantially equal periodic payments is modified before the later of your attaining age 59 1∕2 or the close of the five year period that began on the date the first payment was received, then the tax for the year of the modification is increased by the 10% additional federal tax, plus interest, for the tax years in which the exception was used. A partial withdrawal or partial 1035 exchange taken after a series of substantially equal periodic payments has begun will result in the modification of the series of substantially equal payments and therefore will result in the imposition of the 10% additional federal tax and interest for the period as described above. Adding Purchase Payments to a Contract that is making substantially equal periodic payments will also result in a modification of the payments.
Non-Qualified Annuity Medicare Tax
Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) This tax does not apply to distributions from Qualified Contracts. Please consult a tax adviser for more information.
Payments for Financial Adviser Fees
Any financial adviser fees that you choose to have us pay from this Contract to your Financial Professional or Financial Professional's firm may result in a taxable distribution. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract rather than from other assets you may have.
RMDs From Qualified Contracts
Distributions from a Qualified Contract must commence no later than the required beginning date. For Roth IRAs, no distributions are required during the Owner’s lifetime. For IRAs other than Roth IRAs, the required beginning date is April 1 of the calendar year following the year in which you attain age 72 (or age 70 1∕2 if you reached this age prior to January 1, 2020). Under a qualified plan, the required beginning date is generally April 1 of the calendar year following the later of the calendar year in which you reach age 72 (or age 70 1∕2 if you reached this age prior to January 1, 2020) or retire.
Generally, RMDs must be made over a period not exceeding the life or life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated Beneficiary. If the RMDs are not made, a 50% additional federal tax is imposed as to the amount not distributed. If you are attempting to satisfy these rules through partial withdrawals, the present value of future benefits provided under the Contract may need to be included in calculating the amount required to be distributed. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.
Diversification
Code Section 817(h) and accompanying Treasury Department Regulations imposes diversification standards on the assets underlying variable annuity contracts. The Code provides that a variable annuity contract cannot be treated as an annuity contract for any period during which its investments are not adequately diversified as required by the United States Treasury Department. If the Contract no longer qualifies as an annuity contract, you would be subject to federal income tax each year with respect to Contract earnings accrued. We intend to manage all available Index Options, and we intend that all Variable Options be managed by the investment advisers so that they comply with these diversification standards.
Owner Control
The Treasury Department has indicated that the diversification regulations do not provide guidance regarding the circumstances in which an Owner’s control of the Separate Account’s investments may cause the Owner to be treated as the owner of the Separate Account’s assets, which would cause the Contract to lose its favorable tax treatment. In certain circumstances, variable annuity contract owners have been considered for federal income tax purposes to be the owners of the separate account’s assets, due to their ability to exercise investment control over those assets. In this case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is little guidance in this area and some of our Contract’s features, such as the flexibility of an Owner to allocate Purchase Payments and transfer amounts among available Variable Options, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over Separate Account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the owner of the Separate Account assets.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Taxation of Annuity Payments
For Annuity Payments from Non-Qualified Contracts, the portion of each payment included in income is determined by an exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. We determine the exclusion ratio for Annuity Payments by dividing the investment in the Contract (adjusted for any guaranteed period or refund guarantee) by the expected return anticipated to be paid as Annuity Payments (which is determined by Treasury Regulations). We determine the amount of each Annuity Payment that is excluded from income by multiplying the Annuity Payment by the exclusion ratio. Annuity Payments received after the investment in the Contract has been recovered (for example, when the total of the amounts excluded from income equal the investment in the Contract) are fully taxable.
Generally, Annuity Payments from Qualified Contracts are fully taxable unless you have separately tracked and reported any after-tax contributions that you have made. Annuity Payments that are qualified distributions from Roth IRAs are federal income tax free. Owners, Annuitants and Beneficiaries under the Contracts should seek competent financial advice about the tax consequences of any distributions.
Distributions Upon the Owner’s Death (or Annuitant’s Death If the Owner Is a Non-individual)
Section 72(s) of the Code requires that, to be treated as an annuity contract for federal income tax purposes, a Non-Qualified Contract must contain certain provisions regarding distributions when an Owner dies. Specifically, Section 72(s) requires that: (a) if an Annuitant dies on or after you annuitize the Contract, but before distribution of the entire Contract’s interest, the entire Contract’s interest must be distributed at least as rapidly as under the distribution method being used as of the Annuitant’s date of death; and (b) if any Owner (or the Annuitant if the Owner is a non-individual) dies before you annuitize the Contract, the Contract’s entire interest must be distributed within five years after the Owner’s date of death.
These requirements are satisfied as to any part of an Owner’s interest that is payable to, or for the benefit of, a designated Beneficiary and distributed over the designated Beneficiary’s life, or over a period not extending beyond that Beneficiary’s life expectancy, provided that distributions begin within one year of the Owner’s death. The designated Beneficiary refers to an individual designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death.
However, if the designated Beneficiary is the deceased Owner’s surviving spouse, the surviving spouse can continue the Contract as the new Owner. If a couple is married in a jurisdiction (including a foreign country) that recognizes same-sex marriage, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Depending on the state in which your Contract is issued, we may offer certain spousal benefits to same-sex civil union couples, domestic partners or spouses. You should be aware, however, that, if state law does not recognize the civil union or registered domestic partnership as a marriage, we cannot permit the surviving partner/spouse to continue the Contract within the meaning of the federal tax law.
Same-sex civil union couples, domestic partners and spouses should contact their financial professional and a qualified tax adviser regarding their personal tax situation, the implications of any Contract benefits based on a spousal relationship, and their partner’s/spouse’s rights and benefits under the Contract.
Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements.
Upon death of an Owner of a Qualified Contract, the Setting Every Community Up for Retirement (SECURE) Act (contained within the Further Consolidated Appropriations Act enacted December 20, 2019) made significant changes to the payment options available to Beneficiaries of Owners who die on or after January 1, 2020. The rules discussed below reference IRA Contracts, but similar rules also apply to qualified retirement plans. With some exceptions, IRA Beneficiaries must receive their entire death benefit by December 31 following the tenth anniversary of the IRA Owner’s death.
The payments options for IRA Beneficiaries differ depending on several factors, including whether a Beneficiary is an Eligible Designated Beneficiary (EDB). An EDB includes any Beneficiary of the deceased IRA Owner who at time of death is: 1) the surviving spouse, 2) not more than ten years younger than the IRA Owner, 3) a minor child of the IRA Owner, 4) chronically ill, or 5) disabled. EDB status is determined at the IRA Owner’s death.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

If you are an EDB, then you can begin RMD payments based on your single life expectancy (“stretch payments”) in the year following the deceased Owner’s death. You must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death (but see the exception for a spouse beneficiary below). If you are an EDB that elected to receive payments over your life expectancy, once you die, then your beneficiary must receive their entire death benefit by December 31 following the tenth anniversary of your death. Proposed Treasury regulations would also require your beneficiary in certain circumstances to continue stretch payments during this 10-year period.
For a minor child Beneficiary, the payments based on life expectancy may continue only until the minor child reaches the age of majority (age 18 or the age specified in Treasury Regulations). The minor child Beneficiary must receive their entire death benefit by December 31 following the tenth anniversary of reaching the age of majority.
If you were the spouse Beneficiary of the deceased Owner’s IRA Contract and your spouse had not yet reached the date at which he/she was required to begin receiving RMD payments (treating a Roth IRA as a traditional IRA for this purpose only), then you can wait to begin receiving RMD payments until the year that your spouse would have reached age 72. Alternatively, if the deceased Owner had already reached the date at which he/she was required to begin receiving RMD payments, you must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death.
If you are a designated Beneficiary (generally an individual), but are not an EDB, the entire death benefit must be distributed by December 31 after the tenth anniversary of the IRA Owner’s death. If you die before the end of the ten-year period and the entire death benefit has not been distributed, your beneficiary must receive the entire death benefit by the same date you would have been required to receive the death benefit. Proposed Treasury regulations would require you to receive a RMD each year if the Owner died on or after their required beginning date.
If the Beneficiary of the IRA Contract is a trust, current Treasury Regulations provide “see-through” treatment for trusts that meet certain requirements. If such treatment applies, the beneficiaries of the trust, rather than the trust itself will be treated as having been designated as beneficiaries of the IRA Contract for purposes of determining the distribution period for RMD payments. Due to the changes made by SECURE, there is uncertainty regarding which distribution options are available when a trust is the Beneficiary of an IRA Contract. Proposed Treasury regulations provide some additional information. Further clarification of situations involving trust Beneficiaries is expected to be provided when the Treasury Department finalizes proposed regulations. Individuals are encouraged to seek guidance from their own tax professional or legal counsel to determine how these new rules apply to their particular situation.
If the IRA Beneficiary is not a “designated beneficiary” (e.g., beneficiary is an estate, charity, or a trust that does not meet the requirements for “see-through” treatment), then the payment options are unchanged by the SECURE Act. If the IRA Owner had not yet reached the date at which he/she was required to begin receiving RMD payments (treating a Roth IRA as a traditional IRA for this purpose only), then these IRA Beneficiaries must receive their entire death benefit by December 31 following the fifth anniversary of the IRA Owner’s death. Alternatively, if the deceased Owner had already reached the date at which he/she was required to begin receiving RMD payments, these IRA Beneficiaries can begin RMD payments based on the single life expectancy of the Owner in the year of the deceased Owner’s death, reduced by one. These Beneficiaries must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death.
The SECURE Act impacts situations when the IRA Owner died before January 1, 2020 and the Beneficiary had elected stretch payments. In this situation, the stretch payments can continue to the Beneficiary, but once that Beneficiary dies, the successor beneficiary must receive any remaining death benefit by December 31 following the tenth anniversary of the original Beneficiary’s death.
The SECURE Act may limit the annuitization options that a Beneficiary may elect at the IRA Owner’s death to comply with the new death benefit payment rules. Also, if an IRA Owner elected an annuitization option and then dies, action may be needed by the Beneficiary if any remaining Annuity Payments do not comply with the new death benefit payment rules for a Beneficiary.
Tax-Free Section 1035 Exchanges
Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Code for all or a portion of one non-qualified annuity contract for another, or all of a life insurance policy for a non-qualified annuity contract. If you perform a partial 1035 exchange, please be aware that no distributions or withdrawals can occur from the old or new

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

annuity contract within 180 days of the partial exchange, unless you qualify for an exception to this rule. IRS guidance also provides that certain partial exchanges may not qualify as tax-free exchanges. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.
Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
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you might have to pay a withdrawal charge on your previous contract,
•
there is a new withdrawal charge period for this Contract,
•
other fees and expenses under this Contract may be higher (or lower),
•
the benefits may be different, and
•
you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract.
Multiple Non-Qualified Contracts Purchased In the Same Year By the Same Owner
Code Section 72(e)(12) provides that multiple Non-Qualified deferred annuity contracts issued within the same calendar year to the same owner by one company or its affiliates are treated as one annuity contract for purposes of determining a distribution’s tax consequences. This treatment may result in adverse tax consequences, including more rapid taxation of distributions from combined contracts. For purposes of this rule, contracts received in a Section 1035 exchange are considered issued in the year of the exchange. You should consult a tax adviser before requesting a distribution if you purchased more than one Non-Qualified Contract in any calendar year period.
Assignments, Pledges and Gratuitous Transfers
Any assignment or pledge (or agreement to assign or pledge) the Contract Value is treated for federal income tax purposes as a full withdrawal. The Contract will not qualify for tax deferral while the assignment or pledge is effective. Qualified Contracts generally cannot be assigned, pledged, or transferred to another individual. For Non-Qualified Contracts, the Contract’s cost basis is increased by the amount includible as income with respect to such amount or portion, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Non-Qualified Contract (an ownership change) without adequate consideration to a person other than their spouse (or to a former spouse incident to divorce), the Owner is taxed on the difference between his or her Contract Value and the Contract’s cost basis at the time of transfer. In such case, the transferee’s investment in the Contract is increased to reflect the increase in the transferor’s income. An Owner should consult a tax adviser before requesting an assignment, transfer, or pledge.
Income Tax Withholding
Any part of a distribution that is taxable to the Owner or Beneficiary is subject to federal and/or state income tax withholding. Generally, we withhold amounts from Annuity Payments at the same rate as wages, and we withhold 10% from non-periodic payments, such as withdrawals. However, in most cases, you may elect not to have taxes withheld or to have withholding done at a different rate.
Certain distributions from retirement plans qualified under Code Section 401 that are not directly rolled over to another eligible retirement plan or IRA, are subject to a mandatory 20% federal income tax withholding. The 20% withholding requirement generally does not apply to:
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a series of substantially equal payments made at least annually for the life or life expectancy of the participant or joint and last survivor expectancy of the participant and a designated Beneficiary, or for a specified period of ten years or more; or
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RMDs; or
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any part of a distribution not included in gross income (for example, returns of after-tax contributions); or
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hardship withdrawals.
Plan participants should consult a tax adviser regarding income tax withholding requirements.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Federal Estate Taxes
While no attempt is being made to discuss the Contract’s federal estate tax implications, an Owner should keep in mind the annuity contract’s value payable to a Beneficiary upon the Owner’s death is included in the deceased Owner’s gross estate. Depending on the annuity contract, the annuity’s value included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary, or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.
Generation-Skipping Transfer Tax
The Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
Foreign Tax Credits
We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under the federal tax law.
Possible Tax Law Changes
Although the likelihood of legislative or regulatory changes is uncertain, there is always the possibility that the Contract’s tax treatment could change. Consult a tax adviser with respect to legislative or regulatory developments and their effect on the Contract.
We have the right to modify the Contract in response to legislative or regulatory changes that could otherwise diminish the favorable tax treatment that annuity owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend the above discussion as tax advice.

12. Other Information
The Registered Separate Account
We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the Variable Options' shares that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
We own the assets of the Separate Account. Income, gains, and losses credited to, or charged against, the Separate Account reflect the Separate Account’s own investment experience and not the investment experience of the our other assets. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and expenses. The obligations under the Contracts are obligations of Allianz Life. We are obligated to pay all amounts promised to investors under the Contracts.
Our General Account
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts, including obligations associated with the death benefit. Contract Value that you apply to Annuity Payments becomes part of our general account.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Our Unregistered Separate Account
We hold the assets you allocate to the Index Options in Separate Account IANA, which we established under Minnesota Insurance Law for the purpose of supporting our obligations to pay Credits. We invest the assets in Separate Account IANA in hedging instruments, including derivative hedging instruments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors. An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANA. In addition, neither the Owner nor these Index Options participate in any way in the performance of assets held in Separate Account IANA.
Distribution
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.
We may fund ALFS operating and other expenses, including:
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overhead,
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legal fees,
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accounting fees,
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Financial Professional training,
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compensation for the ALFS management team, and
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other expenses associated with the Contracts.
Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
ALFS does not itself sell the Contracts to customers. Rather, customers typically are working with a Financial Professional who is registered as an investment adviser, or is an investment advisory representative of a registered investment adviser, and who is offering advisory services for a fee. A Financial Professional may also be a registered representative of a broker-dealer.
There are no underwriting commissions paid to or retained by ALFS for each of the Allianz Life’s last three fiscal years.
We do not pay sales commissions in connection with sales of the Contracts. Rather, you pay an investment advisory fee to your Financial Professional. We do not set your investment advisory fee or receive any part of it. You should ask your Financial Professional about compensation they receive in connection with this Contract.
The AZL Government Money Market Fund assesses a Rule 12b-1 fee of 0.25% of the fund’s average daily net assets for the most recent calendar year. This fee is paid to ALFS as consideration for providing distribution and certain other services and incurring certain expenses permitted under the fund’s plan.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of an Investment Option may make payments for administrative services to ALFS or its affiliates.
Broker-dealers and investment advisers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services.
We and/or ALFS may pay certain broker-dealer and investment advisory firms additional marketing support allowances for:
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marketing services and increased access to their Financial Professionals;

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•
sales promotions relating to the Contracts;
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costs associated with sales conferences and educational seminars;
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the cost of client meetings and presentations; and
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other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker-dealer affiliates of Variable Options that are available through the annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
Some Financial Professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
A portion of the payments made to broker-dealer and investment advisory firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
Additional Credits for Certain Groups
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
Administration/Allianz Service Center
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
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issuance and maintenance of the Contracts,
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maintenance of Owner records, and
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routine customer service including:
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processing of Contract changes,
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processing withdrawal requests (both partial and total), and
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processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.
To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
Legal Proceedings
We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
Status Pursuant to Securities Exchange Act of 1934
Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

13. Information on Allianz Life
[To be updated by amendment]
Allianz Life is a stock life insurance company organized under the laws of the State of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer fixed index annuities, individual life insurance, and registered index-linked annuities. We are licensed to do direct business in 49 states and the District of Columbia.
Directors, Executive Officers and Corporate Governance
BOARD OF DIRECTORS
The Board currently consists of eight members, including our Chair, our President and Chief Executive Officer, our Chief Financial Officer and Treasurer, four independent outside board members, and one non-independent board member. Age and positions are provided as of December 31, 2022, except as otherwise noted.
The Board holds regular quarterly meetings, generally in February, April/May, July/August, and October/November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant.There was also one special joint meeting of the board held in 2022 with the Board of Directors of Allianz Life Insurance Company of New York, the Company’s subsidiary. The Board has standing Executive, Audit, and Nomination, Evaluation and Compensation Committees, each of which is described in further detail below.
The current members of our Board are as follows.
Andreas G. Wimmer
Director and Chair of the Board
Andreas G. Wimmer, age 47, currently serves as the Chair of Allianz Life’s Board of Directors and as the Chair of its Executive Committee, effective January 1, 2022. Mr. Wimmer currently serves as a Member of the Board of Management of Allianz SE since October 2021. Previously, Mr. Wimmer served as the Chief Executive Officer of Allianz Lebensversicherungs-AG from January 2020 to March 2022 and as a Member of the Board of Management of Allianz Deutschland AG from January 2020 to October 2021, respectively. Previously, Mr. Wimmer served as a member of the Board of Management, Corp. Clients of Allianz Lebensversicherungs-AG from 2015 to 2019.
Mr. Wimmer brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management, including serving as a Member of the Board of Management of Allianz SE, Asset Management, US Life Insurance.
Jasmine M. Jirele
Director, President, and Chief Executive Officer
Jasmine M. Jirele, age 44, joined Allianz Life in 2018 and currently serves as the President and Chief Executive Officer and a member of the Board of Directors and its Executive Committee effective September 1, 2021. Ms. Jirele also serves as the Chair of the Board and the Chief Executive Officer of Allianz Life of New York. She also serves as the Chair of the Board of AZOA Services Corporation and as the Chair of its Shared Plans Management Committee. Ms. Jirele also serves as a Governor of Allianz Individual Insurance Group, LLC, TruChoice Financial Group, LLC, and Allianz Investment Management U.S. LLC, respectively. She also serves as director of Allianz Australia Life Insurance Holdings Limited and Allianz Australia Life Insurance Limited.
Previously, Ms. Jirele was a Governor of Allianz Investment Management LLC from January 1, 2021 to February 15, 2022. Ms. Jirele was also the Senior Vice President, Chief Growth Officer of Allianz Life from October 1, 2018 to

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August 31, 2021. In that role, Ms. Jirele was responsible for the oversight of new business strategy, product innovation, marketing, and corporate communications. Prior to that, Ms. Jirele was the Executive Vice President, Head of Customer Excellence at Wells Fargo Consumer Bank/Consumer Auto. Prior to that, Ms. Jirele spent nine years at Allianz Life as the Senior Vice President of Enterprise Operations from 2012 to 2015, Vice President of Market Management and Product Innovation from 2009 to 2012, Director of Executive Projects from 2007 to 2009, and Director of Marketing/Communications from 2006 to 2007, respectively.
Ms. Jirele brings to the Board extensive operations, product innovation, marketing and communications, growth strategy and insurance industry experience.
William E. Gaumond
Director, Senior Vice President, Chief Financial Officer and Treasurer
William E. Gaumond, age 48, joined Allianz Life in 2004 and currently serves as Senior Vice President, Chief Financial Officer and Treasurer, and as a member of the Board of Directors since January 1, 2016. He also serves as a Director, the Chief Financial Officer and Treasurer and as a member of its Executive Committee and Chair of Finance Committee of Allianz Life of New York.
Mr. Gaumond also serves as the Chief Financial Officer of Allianz Foundation for North America, and as a Governor of Allianz Individual Insurance Group, LLC, TruChoice Financial Group, LLC, Allianz Life Financial Services, LLC, Allianz Investment Management U.S. LLC, and Allianz Strategic Investments, LLC, respectively. Mr. Gaumond also serves as a Director and President of Allianz Fund Investments, Inc., AZL PF Investments, Inc., and Dresdner Kleinwort Pfandbriefe Investments II, Inc., respectively. Mr. Gaumond is also a Director of Questar Agency, Inc., Questar Capital Corporation, Yorktown Financial Companies, Inc., Allianz of America, Inc., Allianz Real Estate of America LLC, Allianz Technology of America, Inc., and PFP Holdings, Inc., respectively. He is also a Director and the President of AZOA Services Corporation. Mr. Gaumond also serves as a Director and the Chief Financial Officer and Treasurer of Allianz Finance Corporation. Mr. Gaumond previously served as a Director of Questar Asset Management, Inc. from January 2016 to September 2021. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury, and corporate risk management areas.
Mr. Gaumond brings to the Board extensive financial services, investment, and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Udo Frank
Director
Udo Frank, age 62, joined Allianz Life’s Board of Directors on May 1, 2015 and also serves as the Lead Independent Director, the Chair of its Audit Committee and as a member of its Nomination, Evaluation and Compensation Committee and its Executive Committee. Mr. Frank has over 30 years of experience in the financial services and insurance industries. Mr. Frank worked for various Allianz SE investment and asset management affiliates from 1994 to 2014, including serving in numerous executive positions. In 2001, Mr. Frank was appointed as the Global Chief Executive Officer of RCM Capital Management, LLC. In 2012, he was appointed the Head of Product Management and Chief Marketing Officer of Allianz Global Investors – U.S.
Mr. Frank brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management.
Anna Sophie Herken
Director
Anna Sophie Herken, age 50, joined Allianz Life’s Board of Directors on October 1, 2019. She also serves as the Chair of Allianz Foundation for North America Board of Directors and as its President, effective October 15, 2021. She also serves as the Business Division Head of Allianz Asset Management GmbH since April of 2018. Ms. Herken also serves as a board member of CPIC Fund Management Ltd. since July 2019. Prior to that, Ms. Herken was Chief Financial Officer and Chief Operating Officer of Hasso Plattner Capital Germany from 2016 to 2018, Managing Director of Hertie School of Governance GmbH from 2011 to 2016. Ms. Herken holds an MBA from the University of Cambridge, Law and Judge Degrees.
Ms. Herken brings to the Board extensive experience in the financial service industry, as well as extensive experience in working for international financial organizations with a focus on finance and asset management.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Kevin E. Walker
Director
Kevin E. Walker, age 59, joined Allianz Life’s Board of Directors on May 23, 2017, and also serves as a member of its Audit Committee and Chair of its Nomination, Evaluation and Compensation Committee. Mr. Walker also serves on the Board of Directors of Allianz Life of New York as of October 1, 2018. Mr. Walker serves as the Chair and Director of Allianz Reinsurance America, Inc., and is a member of its Audit Committee since January 1, 2017. Mr. Walker has over 30 years of insurance and financial services experience. Mr. Walker served at various Allianz affiliates throughout his career, most recently as the President and Chief Executive Officer of Allianz Reinsurance America, Inc. from 2015 to 2016. Mr. Walker has also served as a director and officer for several other Allianz affiliates.
Mr. Walker brings to the Board extensive experience in the insurance industry, as well as extensive experience in finance and operations.
Walter R. White
Director
Walter R. White, age 65, joined Allianz Life in 2009, became an Allianz Life Board member in 2012. Previously, Mr. White served as the President and Chief Executive Officer from January 1, 2012 through September 1, 2021, and most recently as Senior Advisor through December 31, 2021. Mr. White also previously served as the Chair of the Board and the Chief Executive Officer of Allianz Life of New York, and as a Board member and the President of AZOA Services Corporation and served as the Chair of its Shared Plans Management Committee. Mr. White also served as a Governor of Allianz Individual Insurance Group, LLC, Allianz Investment Management LLC, Allianz Investment Management U.S. LLC, and TruChoice Financial Group, LLC, respectively. In addition, Mr. White previously served as a Director of Questar Capital Corporation and Questar Agency, Inc. Mr. White served as Chair, Chief Executive Officer and President of Allianz Life and Annuity Company from 2012 to 2017.
Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the former President and Chief Executive Officer of Allianz Life and the former President of Woodbury Financial.
Howard E. Woolley
Director
Howard E. Woolley, age 64, joined Allianz Life’s Board of Directors on May 1, 2020 and is a member of its Audit Committee and its Nomination, Evaluation and Compensation Committee. In 2015, Mr. Woolley formed Howard Woolley Group LLC, a strategic business and public policy firm serving leading technology and wireless industry clients, and serves as its President. He is a leader in the field of regulatory risk management, public policy, and government affairs. Mr. Woolley is an NACD Leadership Fellow and an international member of the Australian Institute of Company Directors. Howard serves on the board of directors of Apple Hospitality REIT, Inc., a publicly traded real estate investment trust that owns hotels across the United States. He also serves as the Lead Independent Director, Chair of the Nominations and Governance Committee and is a member of the Compensation Committee for telecommunications company SOMOS Inc. He serves on the boards of trustees for Johns Hopkins Medicine, Johns Hopkins University and Syracuse University. Mr. Woolley is co-chair of the Johns Hopkins University & Medicine External Affairs Committee and serves on the Johns Hopkins Medicine Executive Committee and the Syracuse University Audit and Academic Affairs Committees.
Mr. Woolley brings to the Board more than 20 years of extensive board experience and brings a wealth of experience and insights in several areas, including risk management.
EXECUTIVE OFFICERS
The current executive officers (other than Ms. Jirele and Mr. Gaumond) are as follows. Age and positions are provided as of December 31, 2022, except as otherwise noted.
Eric J. Thomes
Senior Vice President, Chief Distribution Officer
Eric J. Thomes, age 49, joined Allianz Life in 1995 and currently serves as the Senior Vice President, Chief Distribution Officer of Allianz Life since April 1, 2019. He also serves as the President and a Director of Allianz Life of New York. Mr. Thomes also serves as a Governor, and as the Chief Executive Officer and Chief Manager of Allianz Life Financial Services, LLC. Mr. Thomes also serves as a Governor of Allianz Individual Insurance Group, LLC, and TruChoice Financial Group, LLC, respectively. He also serves as the Chair and as a Director of Yorktown Financial Companies, Inc.,

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Questar Agency, Inc. and Questar Capital Corporation, respectively. Mr. Thomes is responsible for the development, design and implementation of Allianz Life’s and Allianz Life of New York’s sales and distribution strategies. Prior to his current roles, Mr. Thomes served as the Field Senior Vice President, FMO Sales from 2009 to 2019. He also served as the President of Allianz Individual Insurance Group, LLC from 2005 to 2018 and as a Director of Questar Asset Management, Inc. from April 2019 to September 2021, respectively.
Gretchen Cepek
Senior Vice President, General Counsel, and Secretary
Gretchen Cepek, age 53, joined Allianz Life in 2009 and currently serves as Senior Vice President, General Counsel and Secretary since February 17, 2012. In this role, Ms. Cepek is responsible for the legal, ethics, and compliance departments as well as government relations and the special investigations unit. She also serves as the Chief Legal Officer and Secretary of Allianz Life of New York, and General Counsel and Secretary of AZOA Services Corporation. Previously, Ms. Cepek served as the Secretary for Allianz Life and Annuity Company from 2012 to 2017, and the Vice President of Legal Business Operations, Distribution and Product Development of Allianz Life from 2009 to 2012. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Susan M. Sachatello
Senior Vice President, Chief Growth Officer
Susan M. Sachatello, age 55, joined Allianz Life in September 2021 and currently serves as the Senior Vice President, Chief Growth Officer and as a Governor of Allianz Strategic Investments LLC. Ms. Sachatello leads development of the Company’s strategy, and has overall accountability for New Markets, Ventures, Product Innovation, Enterprise Marketing and Experience Management, Strategic Communications, Community Engagement and Sponsorships, and Enterprise Agile.
Previously, Ms. Sachatello was the Chief Marketing and Sales Officer of Principal Advisory Services within Principal Financial Group from May 2020 to September 2021 where she built a team to deliver effective marketing, strategy, distribution and customer and advisor experience for a board-directed growth business extending the strength in group distribution into a new Individual business model across Retirement, Annuity and Life product lines. Ms. Sachatello was also the Senior Vice President, Marketing and Customer Experience of CUNA Mutual Group from 2011 to 2020 where she directed strategy, CX, marketing, sales and customer operations for a $1.4B business selling life, health and auto insurance. Ms. Sachatello also held Chief Marketing Officer positions for Lands’ End, LBrands, and DoubleClick (now Google Ad Manager). Ms. Sachatello holds a Bachelor of Arts degree in Economics and English from the University of Richmond, and a Master of Business Administration from the College of William and Mary.
Neil H. McKay
Senior Vice President, Chief Actuary
Neil H. McKay, age 60, joined Allianz Life in 1999 and currently serves as the Senior Vice President, Chief Actuary of Allianz Life since May 15, 2000. Mr. McKay also serves as the Chief Actuary of Allianz Life of New York since April 8, 2014. He also served as a Director and the Chief Actuary of Allianz Life and Annuity Company from 2007 to 2017. Mr. McKay is responsible for all of the actuarial functions of Allianz Life and Allianz Life of New York, including the actuarial assumptions underlying its products and the rate setting associated with existing and new products.
Jean-Roch P.F. Sibille
Senior Vice President, Chief Investment Officer
Jean-Roch P.F. Sibille, age 39, joined Allianz Life in 2019 and currently serves as the Senior Vice President, Chief Investment Officer since May 3, 2022. He also currently serves as the Chief Investment Officer of Allianz Life of New York, and the Chief Investment Officer of Allianz Life Insurance Company of Missouri, LLC, respectively. Mr. Sibille is a Governor and the Chief Executive Officer of Allianz Investment Management U.S. LLC and a Governor of Allianz Strategic Investments, LLC, respectively. In addition, he also serves as a Director and Vice President and Treasurer of AZL PF Investments Inc., Dresdner Kleinwort Pfandbriefe Investments II Inc., and Allianz Fund Investments, Inc., respectively. Mr. Sibille leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. He is also a member of the global Allianz Investment Management Board, which serves the Allianz Group of insurance companies. Previously, Mr. Sibille served as the Senior Vice President, Chief Risk Officer and Chief Credit Officer of Allianz Life and as the Chief Risk Officer of Allianz Life of New York from January 2019 to May 2022. Prior to

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

his current roles, he spent four years at Allianz SE as the Head of Market Risk Management and Risk Reporting, and Head of the Independent Validation Unit. Mr. Sibille also has broad work experience in risk management with AXA Belgium and McKinsey and Company.
Mr. Sibille earned an Executive Master of Business Administration at the Kellogg-WHU School of Management, a Ph.D. in Finance from the University of Liѐge, and a Master in Business Engineering at the University of Namur.
Jenny L. Guldseth
Senior Vice President, Chief Human Resources Officer
Jenny L. Guldseth, age 46, joined Allianz Life in 2005 and currently serves as the Senior Vice President, Human Resources Officer since January 1, 2019. In this position, Ms. Guldseth is responsible for setting strategy and leading the Human Resources and Facilities departments to improve business results and increase employee engagement. Ms. Guldseth is also a Director of the Allianz Foundation for North America, the Chief Human Resources Officer of AZOA Services Corporation, and the Chair of its Employee Benefits Administration Committee and a member of its Benefit Plans Investment Committee and the Shared Plans Management Committee, respectively. Ms. Guldseth has over ten years of experience at Allianz Life, including having served as the Vice President, Rewards and Performance from 2017 to 2018, the Assistant Vice President of Rewards and Performance from 2013 to 2017, and Manager, Human Resource Business Partner from 2010 to 2013. In these positions, she was responsible for the Performance and Compensation functions for Allianz Life and the benefits functions for multiple U.S.-based affiliate companies.
CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board (“Executive Committee”) is currently composed of Mr. Wimmer (Chair), effective January 1, 2022, and Ms. Jirele and Mr. Frank. The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life’s By-Laws. The Executive Committee did not meet in 2022.
The Audit Committee of the Board is currently composed of Messrs. Frank (Chair), Walker, White (who joined the Audit Committee as of May 12, 2022) and Woolley. The Audit Committee is responsible for overseeing Allianz Life’s accounting and financial reporting and control processes on behalf of the Board, which includes assisting with Board oversight of (1) quality and integrity of Allianz Life’s financial statements, (2) Allianz Life's compliance with legal and regulatory requirements, (3) the qualifications, independence and fees of the independent-auditors, (4) Allianz Life’s system of internal controls and (5) the performance of Allianz Life's internal audit function. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee met four times in 2022.
The Nomination, Evaluation and Compensation Committee (NEC Committee) is currently composed of Messrs. Walker (Chair), Frank, White (who joined the NEC Committee as of May 12, 2022) and Woolley. The NEC Committee’s purpose is to (1) nominate candidates for director for election, (2) evaluate the performance of officers deemed to be “principal officers,” and (3) recommend to the Board the selection and compensation of the “principal officers.” The NEC Committee twice in 2022.
Independence of Certain Directors
Allianz Life is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards required under the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of the Board, the Board has determined that Messrs. Frank, Walker, White and Woolley are “independent” under the Model Audit Rule.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are subject to Allianz Life’s Code of Ethics.
Executive Compensation
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers” or “NEOs.” For 2022, our NEOs were:
•
Walter R. White, President and Chief Executive Officer(1)

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

•
Jasmine M. Jirele, President and Chief Executive Officer(2)
•
William E. Gaumond, Senior Vice President, Chief Financial Officer and Treasurer
•
Eric J. Thomes, Senior Vice President, Chief Distribution Officer
•
Neil H. McKay, Senior Vice President, Chief Actuary
•
Gretchen Cepek, Senior Vice President, General Counsel, and Secretary
(1)
Mr. White served as President and Chief Executive Officer until September 1, 2021, he then transitioned to Senior Advisor until his retirement on December 31, 2021.
(2)
Ms. Jirele has served as President and Chief Executive Officer since September 1, 2021, prior to that she was the Senior Vice President, Chief Growth Officer.
The details of each NEO’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Executive Summary
Allianz Life’s compensation programs are intended to align our NEOs’ interests with those of our ultimate stockholder, Allianz SE, the ultimate parent company of Allianz Life. Allianz Life's compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life’s compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life’s executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•
providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;
•
setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;
•
establishing equity-based arrangements that align executives’ financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and
•
structuring compensation packages and outcomes to foster internal pay equity.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Compensation Components
To support this pay-for-performance strategy, Allianz Life’s total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on their success and on an assessment of each executive’s overall contribution to that success.
Compensation Element	Description	Objective
Base Salary
Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.
Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan (“AIP”).	• Link compensation to annual performance results. • Attract and motivate high-caliber leadership. • Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives	Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of long term performance objectives.	• Retain high-caliber leadership with multi-year vesting. • Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee’s employment is involuntarily terminated in a qualifying termination of employment.
Perquisites-Benefits
Perquisites provided to our NEOs include employer matching
contributions to the NEOs’ accounts in the 401(k) plan and may also include the payment of life insurance premiums, relocation reimbursements, and reimbursements for financial planning, tax preparation services, and spousal travel expenses.
Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee of Allianz Life. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Allianz Life Compensation Committee. Any such decisions are made by Allianz SE, subject to review by the NEC Committee, and final approval by Allianz Life’s Board of Directors. With respect to the compensation of other “principal officers” selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee’s decisions are similarly subject to review by the NEC Committee and final approval by Allianz Life’s Board. The “principal officers” include the Chief Executive Officer, Chief Financial Officer, and General Counsel. Allianz Life’s Board has delegated the following responsibilities to the Compensation Committee:
•
In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit, and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership. This responsibility includes periodic review of Allianz Life’s compensation programs to pursue certain goals, with the expectation that changes will be made periodically to ensure these goals are attained.
•
Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

•
Review and approve any special benefits or perquisites in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee’s level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different from the benefits offered to all similarly-situated employees.
•
Review and approve any employment agreements proposed to be made with any prospective or current employee of Allianz Life.
•
Review and approve any individual severance agreement with any Allianz Life officer. This does not include an arrangement where the employee receives severance or incentive payments under existing terms of a broad-based benefit or compensation plan.
•
Oversee Allianz Life’s compliance with regulations with respect to compensation matters and adopt and monitor adherence to global and local process requirements and timelines, including those required under the Corporate Rules (as defined under the Allianz Life Standard for Corporate Rules) mandated by Allianz SE.
The Compensation Committee will at all times be composed of at least three members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chair of the Board, the Chief Executive Officer, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life’s Board of Directors at its request. With respect to the compensation of “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated “principal officers” to the NEC Committee for its review and recommendation to Allianz Life’s Board for final approval.
Role of the Chief Executive Officer
Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except themself. The Chief Executive Officer provides the Compensation Committee with their assessment of the NEOs’ respective performance relative to the corporate and individual goals and other expectations set for them for the preceding year. The Chief Executive Officer then provides their recommendation for each NEO’s total compensation and the appropriate goals for each NEO in the year to come. However, the Compensation Committee is not bound by the Chief Executive Officer’s recommendations.
Role of Allianz Life’s Human Resources
Allianz Life’s Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life’s Human Resources efforts include, among other things:
•
evaluating the compensation data from industry groups, national executive pay surveys, and other sources for the NEOs and other executive officers as appropriate;
•
gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•
reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•
reporting to, and answering requests for information from, the Compensation Committee.
Allianz Life’s Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, Allianz Life regards it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys in which Allianz Life participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis, but also to break down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term, and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life’s Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life’s compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual incentives, and equity) as well as: (i) retirement, health, and other benefit programs; (ii) severance benefits; and (iii) perquisites.
Base Salary
Allianz Life’s philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which Allianz Life believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s tenure, the scope of the position’s responsibilities, and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
With respect to the base salary of our Chief Executive Officer, the Chair of the Board considered the Chief Executive Officer’s experience, performance, and contribution to overall corporate performance when determining their base salary for 2022 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2022 were also set by the Compensation Committee based upon each NEO’s individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of “principal officers” selected by Allianz Life’s Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee, and with respect to our CEO, the Chair of the Board, and are intended to:
•
reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•
provide an incentive that will encourage future superior individual performance; and
•
encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.
Following the performance year, the Compensation Committee approved a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2022 performance year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

AEI
The AEI is (a) one part of the variable compensation component for certain individuals within designated classes of employees at Allianz Life or (b) offered by Allianz Life to select senior employees as an additional part of their variable compensation on a case by case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). The award of RSU’s are intended to:
•
reward the performance of participants who have made significant contributions to the achievement of their company’s annual goals and objectives,
•
provide an incentive that will encourage future superior individual performance, and
•
encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success Allianz.
Awards made pursuant to the AEI are based upon both the performance of Allianz Life and Allianz Life of New York and the performance of the NEO. The Compensation Committee (and, with respect to those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board of Directors) reviewed the performance of our NEOs following the end of our 2022 fiscal year relative to the AEI allocation amount.
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $21,750 annually. In addition, Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements, and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2022 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included in this section.
Certain Retention Arrangements
Allianz Life’s offer letter to Jasmine M. Jirele included a retention bonus arrangement related to her onboarding in her capacity as Senior Vice President, Chief Growth Officer. The retention bonus payments will be paid through 2022 so long as she remains employed with Allianz Life, and the arrangement requires repayment of certain amounts if Ms. Jirele voluntarily terminates her employment within a certain period.
Severance Arrangements
Allianz Life entered into an Executive Severance Agreement with our former President, and Chief Executive Officer, Walter R. White, which is described in the “Allianz Life Executive Severance Agreement” discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan.
Other than the Executive Severance Plan, which is described later in this section, our NEOs (except for Jasmine M. Jirele) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives, and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is “at will.”
Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, comprised of Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of payout restrictions deriving from the vesting period and the payout cap.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Recently Discontinued Compensation Programs
The purpose of the ALTPUP was to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP sought to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company’s long-term performance. Such incentive was in the form of Long-Term Performance Units ("ALTPUP Units"), which were contingent awards, subject to the terms, conditions, and restrictions described in the ALTPUP and the Award Agreement under which such awards were made, by which participants in the ALTPUP may have become entitled to receive cash on the payment date for redemption of the ALTPUP Units valued on the valuation date. The award of ALTPUP Units was discretionary. In March 2020, the Group Compensation Committee determined all Allianz entities would move forward with the Allianz SE long term incentive program or AEI. As a result, the ALTPUP program has been discontinued and provided a final grant in March 2020 for 2019 performance. The final payout under the ALTPUP program is expected to occur in 2023.
Walter R. White, our former Chief Executive Officer, received cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. Like the ALTPUP, the Mid-Term Bonus Plan has been discontinued, so the award with respect to 2019 performance was the final award made under the Mid-Term Bonus Plan.
Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life for the year ended December 31, 2022 to our NEOs. The executive compensation information in this prospectus is shown for a one-year period.
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)(3)	Non-Equity Incentive Plan Compensation (g)	All Other Compensation (i)(4)	Total (j)
Walter R. White President and Chief Executive Officer	2021	$865,100	$300,000	$2,335,770	$1,557,180	$22,665	$5,080,715
Jasmine M. Jirele(1,2) President and Chief Executive Officer	2021	$561,958	$390,000	$1,068,303	$712,202	$22,516	$2,754,979
William E. Gaumond Senior Vice President, Chief Financial Officer and Treasurer	2021	$475,900	$300,000	$770,958	$513,972	$22,437	$2,083,267
Eric J. Thomes Senior Vice President, Chief Distribution Officer	2021	$535,500	$320,000	$867,510	$578,340	$22,548	$2,323,898
Neil H. McKay Senior Vice President, Chief Actuary	2021	$510,000	$50,000	$926,200	$550,800	$24,397	$2,061,397
Gretchen Cepek Senior Vice President, General Counsel and Secretary	2021	$469,500	$110,000	$733,825	$422,550	$22,167	$1,758,042
(1)
Represents compensation paid during her time as Senior Vice President, Chief Growth Officer and President and Chief Executive Officer.
(2)
A retention bonus of $800,000 will be paid over four years in increments of $200,000 with the first payment paid in March 2019 and the final payment in 2022 so long as Ms. Jirele remains employed by Allianz Life.
(3)
Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2022 for the 2022 performance year have a March 2026 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on the date of grant and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

value of the payout restrictions deriving from the vesting period and the payout cap. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.
(4)
The following table provides additional details regarding compensation found in the “All Other Compensation” column.
Name	Year	Spousal Travel(5)	Milestone/ Anniversary/ Recognition(6)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Contribution(7)	Total
Walter R. White	2021	--	--	$915	$21,750	--	$22,665
Jasmine M. Jirele	2021	--	$350	$416	$19,500	$2,250	$22,516
William E. Gaumond	2021	--	--	$687	$19,500	$2,250	$22,437
Eric J. Thomes	2021	--	--	$798	$19,500	$2,250	$22,548
Neil H. McKay	2021	$200	$1,700	$747	$21,750	--	$24,397
Gretchen Cepek	2021	--	--	$417	$21,750	--	$22,167
(5)
Represents reimbursement or payments made to defray the costs of a spouse’s travel.
(6)
Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(7)
Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who have demonstrated exceptional performance or who are anticipated to significantly contribute to the long-term success of Allianz Life. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning, or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee recommends to Allianz Life’s Board of Directors awards for final approval.
AEI
The AEI is designed to recognize the participant’s continuous employment with Allianz Life over the relevant period and shall be an incentive to continue employment. Grants under the AEI will generally only be made if the participant is employed with Allianz Life at the date of grant. Payments will be made only if the participant remains employed with Allianz Life during the vesting period of the RSU, or leaves employment under circumstances set out in the AEI, including after retirement or early retirement eligibility, disability, or under certain other circumstances. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash. RSUs are subject to a four-year vesting period. At the end of the four-year vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life, terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI. The grant at fair value cannot be greater than 165% of a participant’s target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted for the year ended December 31, 2022.
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2,3)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Walter R. White	3/4/2022
RSUs (under AEI)					$0	$1,557,180	$7,007,310
AIP Award		$0	$1,038,120	$1,557,180
Jasmine M. Jirele	3/4/2022
RSUs (under AEI)					$0	$712,202	$3,204,909
AIP Award		$0	$474,802	$949,604
William E. Gaumond	3/4/2022
RSUs (under AEI)					$0	$513,972	$2,312,874
AIP Award		$0	$342,648	$513,972
Eric J. Thomes	3/4/2022
RSUs (under AEI)					$0	$578,340	$2,602,530
AIP Award		$0	$385,560	$578,340
Neil H. McKay	3/4/2022
RSUs (under AEI)					$0	$550,800	$2,478,600
AIP Award		$0	$367,200	$550,800
Gretchen Cepek	3/4/2022
RSUs (under AEI)					$0	$422,550	$1,901,475
AIP Award		$0	$281,700	$422,550
(1)
The target and maximum columns show the target award and maximum award for 2022 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2022 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.
(2)
RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2022” for disclosure regarding the number of RSUs that are unvested as of December 31, 2022.
(3)
The target and maximum columns show the target award and maximum award for 2022 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2022 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Outstanding Equity Awards at December 31, 2022
The following table sets forth the outstanding equity awards at the December 31, 2022 fiscal year-end. The table shows RSUs granted pursuant to the AEI.
Name (a)	RSUs
	Number of RSUs That Have Not Vested (g)(1,2)	Market Value of RSUs That Have Not Vested (h)(3)
Walter R. White
	7,030	$1,637,920
	5,239	$1,220,635
	6,097	$1,420,540
	8,139	$1,896,306
Jasmine M. Jirele
	0	$0
	1,467	$341,796
	1,886	$439,419
	2,407	$560,807
William E. Gaumond
	2,039	$475,067
	1,538	$358,339
	1,948	$453,865
	2,463	$573,854
Eric J. Thomes
	492	$114,631
	457	$106,476
	1,474	$343,427
	3,625	$844,589
Neil H. McKay
	2,203	$513,277
	1,731	$403,306
	2,123	$494,638
	2,503	$583,174
Gretchen Cepek
	1,538	$358,339
	1,413	$329,215
	1,512	$352,281
	1,789	$416,819
(1)
Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2022 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI.
(2)
For each of the NEOs, the number of RSUs listed on the first line were exercised in 2022, the RSUs listed on the second line will exercise in 2024, the RSUs listed on the third line will exercise in 2024, and the RSUs listed on the fourth line will exercise in 2025.
(3)
Based on an assumed stock price of $232.99 per share, which was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on December 30, 2021 and the nine immediately preceding trading days, converted from Euros into U.S. dollars.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Allianz SE Option Exercises and Stock Grants Vested in 2022
The following table summarizes the value received from Allianz SE stock grants vested during the year ended December 31, 2022.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter R. White	8,161	$2,004,544
Jasmine M. Jirele	-	$0
William E. Gaumond	1,452	$356,647
Eric J. Thomes	617	$151,551
Neil H. McKay	2,550	$626,343
Gretchen Cepek	1,917	$470,863
(1)
Represents Allianz SE RSUs that were exercised during 2022 pursuant to the AEI. Amounts realized were paid in cash.
Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with our former Chief Executive Officer, Walter R. White, with an expiration date of December 31, 2021. The severance arrangements for Mr. White were prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White was entitled to a lump sum cash payment of $1,730,200 upon separation in the event he was terminated without “cause”, which is defined as engaging in conduct detrimental to the best interests of the Company (including, but not limited to, certain specified acts such as commission of a felony, theft, dishonesty, fraud or embezzlement) in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White was also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental coverage at the employee premium rates for a period of 18 months following termination if Mr. White timely elected continuation and paid the required premiums.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the applicable plan. The terms of this plan are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance benefits under the Executive Severance Plan if they experience a qualifying termination of employment, meaning an involuntary termination for any reason other than for “cause” with no offer of an equivalent position, and otherwise satisfy the conditions set forth in the plan. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in a qualifying termination of employment in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated in a qualifying termination of employment will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living, or other allowances. Eligible executive officers would also be entitled to continuation of medical and dental coverage at employee premium rates for a period of 18 months following termination, if the executive officer timely elects continuation coverage and pays the required premiums.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2022 and been eligible for severance payments pursuant to the Executive Severance Plan.
NEOs	Lump Sum Payment
Walter R. White(1)	$1,730,200
Jasmine M. Jirele	$1,125,000
William E. Gaumond	$713,850
Eric J. Thomes	$803,250
Neil H. McKay	$765,000
Gretchen Cepek	$704,250
(1)
Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.
Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life for the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
(a)	(b)	(h)
Andreas G. Wimmer(2) Chair of the Board	N/A	N/A
Jasmine M. Jirele(3) President and Chief Executive Officer	N/A	N/A
William E. Gaumond(3) Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A
Walter R. White (3) Former President and Chief Executive Officer; Non-Independent Director	N/A	N/A
Anna Sophie Herken(2) Non-Independent Director	N/A	N/A
Howard E. Woolley Independent Director	$60,000	$60,000
Kevin E. Walker Independent Director	$60,000	$60,000
Udo Frank Independent Director	$90,000	$90,000
(1)
Represents cash compensation provided to our independent directors that is formalized in the Non-Employee Director Compensation Plan for the year ended December 31, 2022.
(2)
Mr. Wimmer (and his predecessor, Jacqueline Hunt) and Ms. Herken did not receive any compensation for their services as directors since they are employed by one of our affiliates.
(3)
As employee directors, Ms. Jirele and Messrs. White and Gaumond did not receive any compensation for their service as directors. The compensation Ms. Jirele and Messrs. White and Gaumond received as executive officers of Allianz Life is disclosed in the Summary Compensation Table as set forth herein.
Security Ownership of Certain Beneficial Owners and Management
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2021, the directors and executive officers of Allianz Life held less than 1% of Allianz SE’s ordinary shares issued and outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
We are a wholly owned subsidiary of AZOA, which is a wholly owned subsidiary of Allianz Europe B.V. Allianz Europe B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Business and Operational Risks Relevant to the Contract
As an insurance company, a number of risks may affect our business. However, because the Contract (and any other insurance contract that we offer) is a regulated insurance product, as opposed to an investment in our business, many of the risks that may be relevant to an investor in our business are unlikely to be relevant to you. The risks described below are only those business and operational risks that are likely to be relevant to you as a purchaser of the Contract.
Risks Primarily Related to Our Financial Strength and Claims-Paying Ability
We make Annuity Payments, pay death benefits, and apply Credits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength and claims-paying ability. The following risks relate to circumstances and events that may negatively affect our general account and, in turn, our financial strength and claims-paying ability.
Financial losses may threaten our financial strength and claims-paying ability.
As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of our financial obligations under the Contract. Circumstances and events that may result in financial losses include, but are not necessarily limited to, the circumstances and events listed below. We cannot predict what specific impact that any of these circumstances or events may ultimately have on our financial strength or claims-paying ability.
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Difficult Economic Conditions. Our financial condition is materially affected by conditions in the global capital markets and the economy generally. During an economic downturn, the demand for our financial insurance products and services could be adversely affected. In addition, an economic downturn could cause the number and amount of full and partial withdrawals under our insurance products to increase significantly, and owners of our insurance products may choose to defer making purchase payments or paying insurance premiums or stop them altogether.
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Unfavorable Interest Rate Environments. During periods of declining interest rates, we may experience financial losses as the spread between interest rates that we credit to customers under our insurance products and returns on our investments tighten. The ongoing low interest rate environment presents challenges for us and other life insurance companies, as it has generally reduced investment returns, raised the value of future obligations, and challenged asset-liability matching. During periods of increasing interest rates, we may experience financial losses due to increases in full and partial withdrawals under our insurance products as our customers choose to forgo insurance protection in favor of potentially higher returns. Although we take measures to manage economic risks associated with different interest rate environments, we may not be able to fully mitigate those risks.
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Losses on Fixed Maturity Investments. Our fixed maturity investments are subject to interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases, respectively, in the values of our fixed maturity investments. Credit risk refers to the risk that a counterparty will default on its commitments to us under a fixed maturity investment. See “Defaults by Counterparties” below.
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Losses on Equity Investments. Our equity investments are generally valued based on quoted market prices and are subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation. A downward fluctuation in the market price for an equity investment could result in losses upon the sale of that investment. Fluctuations in market prices may result from, among other things, actual or perceived changes in the attractiveness of specific investments or in general market conditions.
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Losses on Real Estate Investments. A portion of our investment portfolio consists of mortgage loans and mortgage-backed securities related to commercial, agricultural and residential real estate. The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, interest rate fluctuations, and geographic and extreme weather risks, as well as the creditworthiness of obligors.
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Losses upon the Sale of Illiquid Investments. We hold certain investments that may lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and may be forced to sell them for less than their fair value.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

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Prolonged and Elevated Inflationary Periods. During inflationary periods, the value of our fixed maturity investments may fall, see Losses on Fixed Maturity Investments above. Inflation also increases expenses, which will negatively impact our financial condition in the event that such additional costs cannot be offset. Prolonged and elevated inflation could adversely affect the financial markets and the economy generally, and dispelling it may require governments to pursue a restrictive fiscal and monetary policy, which could constrain overall economic activity and our growth.
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Loss of Market Share to Competitors. There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services that we provide. A loss of market share to our competitors could result in financial losses to our business. Our ability to successfully compete is dependent on numerous factors, some of which include the successful implementation of our business strategy, our financial strength, the attractiveness of our products and services, our relationships with distributors, and our reputation. Our ability to compete may also be hindered if our competitors obtain or seek to enforce intellectual property rights against us, or if we are otherwise precluded from offering products or services that are in demand. Our ability to compete may also be hindered if we are not able to protect or enforce our own intellectual property rights.
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Defaults by Counterparties. Third-parties that owe us money, securities, or other assets may not fulfill their obligations to us. These parties may include issuers of investments that we may hold, borrowers under loans that we may hold or extend, reinsurers, counterparties under swap and other derivative contracts and other third-parties (e.g., customers, trading counterparties, brokers, dealers, banks, investment funds, clearing agents, exchanges and clearing houses). In addition, with respect to secured transactions, the risk of default may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at a price that is not sufficient to cover the full amount owed to us. A party may default on its obligations for a variety of reasons, including bankruptcy, lack of liquidity, downturns in the economy or real estate market and operational failure. General economic conditions and trends may also result in increased defaults.
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Impairments of Other Financial Institutions. We routinely execute transactions with counterparties in the financial services industry, including brokers, dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. A disruption to, or decline in the financial condition of, such financial institutions may expose us to financial losses.
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Payments through Guaranty Associations. When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency.
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Ineffectiveness of Risk Management Policies. Our risk management policies and procedures intended to identify, monitor and manage economic risks may not be fully effective at mitigating our risk exposure in all market environments or against all types of risk. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.
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Impacts of Climate Change. We are exposed to economic risks related to climate change. Our financial condition could be negatively impacted by increased costs, or financial losses on investments, arising from various events related to climate change, such as changes in public policy (either contributing to the adverse effects of climate change or promoting adaption to climate change), short-term or long-term market distributions, changes in mortality/morbidity assumptions, changes in consumer behavior, business disruptions, extreme weather events, litigation, increased regulatory requirements, advancements in technology, and longer-term shifts in climate patterns. Climate change could also impact the types of assets in which we invest. For example, as the transition to a lower-carbon, more energy-efficient economy continues, regulators could require us (or we could voluntarily choose) to invest less in carbon-based industries, even though investments in carbon-based industries may have better returns in the short or long term. In addition, real estate investments may expose us to greater climate change risk, as climate change may negatively impact market prices or supply and demand, and may make extreme weather events more likely or frequent. Further, we may not be able to adequately predict and mitigate climate-change risk due to significant uncertainty and unknowns regarding the manifestations and timing of climate-change-driven events, absence of adequate historical data that captures this risk and the dependency of this risk on the extent of the actions taken in the short term by governments, corporations and communities around the world.
Changes in applicable law may negatively affect our financial strength and claims-paying ability.
We are subject to detailed and comprehensive regulation and supervision in all the jurisdictions in which we operate. Our operations, products and services are subject to varying state and federal laws. In addition, our operations, products and services are regulated by various regulatory authorities and self-regulatory authorities including state insurance

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

departments, state securities administrators, state banking authorities, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service, the Department of Labor, and the U.S. Commodity Futures Trading Commission.
Changes to federal and state laws and regulations may materially affect the way in which we conduct our business. We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly. Federal and state governments, including federal and state regulatory authorities, have become increasingly active in the regulation of the businesses in which we engage. In addition, federal and state regulatory authorities are assuming active, and in some cases increasingly aggressive, roles in interpreting and enforcing laws and regulations related to our business. We cannot predict the potential effects that any new laws or regulations, changes in existing laws or regulations, or the interpretation or enforcement of laws or regulations may have on our business, but such changes may negatively affect our financial strength and claims-paying ability.
The Securities and Exchange Commission has recently adopted new rules effective on June 30, 2020 (i) imposing a “best interest” standard of care on broker-dealers making recommendations to their customers and (ii) requiring broker-dealers and investment advisers to provide a written summary of the relationship between a broker-dealer or investment adviser, as applicable, and its customer. These new rules became effective on June 30, 2020. It remains unclear whether or to what extent these rules, and the evolving nature of the enforcement and interpretation of these rules by the Securities and Exchange Commission, could ultimately affect broker-dealers’ willingness to recommend our registered annuity products. These rules could increase, and to some extent have increased, our overall compliance costs and could also increase our exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.
Various states have also adopted laws raising the standard of care owed by broker-dealers, investment advisers, or insurance agents to their customers. For example, nearly 20 states have adopted the National Association of Insurance Commissioners (“NAIC”) revisions to its Suitability in Annuity Transactions Model Regulation, which imposes a requirement that any recommendation of an annuity product be in the consumer’s best interest. Some states have also adopted laws that differ from the NAIC’s Suitability in Annuity Transactions Model Regulation but impose similar obligations. As changes are adopted by our state regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. In states that have adopted these increased standards with respect to annuity recommendations, this may lead to an increased risk of regulatory enforcement actions or potentially private claims.
Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.
We establish and carry reserves to pay future benefits and claims of policyholders. Our reserve are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of policy benefits). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain, involve the exercise of significant judgment and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that result in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. However, we cannot be certain that our reserves will ultimately be sufficient to pay future benefits and claims of policyholders.
The amount of statutory capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to, the amount of statutory income or losses that we generate, changes in reserves, the amount of

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

additional capital that we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision and control by state insurance regulators.
Litigation and regulatory proceedings may negatively affect our financial strength and claims-paying ability.
We have been named as defendants in lawsuits (both class actions and individual lawsuits) and have been involved in various regulatory investigations and examinations, and we may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investor, and taxpayer. Lawsuits and regulatory proceedings may involve significant amounts of damages (including punitive damages) or fines that we must pay, and certain regulatory authorities involved in regulatory proceedings have substantial power over our business operations. An adverse outcome in any lawsuit or regulatory proceeding that results in significant financial losses or operational burdens may negatively affect our financial strength and claims-paying ability.
Reinsurance may not be available or affordable, or may not be adequate to protect against harm to our financial strength and claims-paying ability.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. If we are unable to purchase the desired amount of reinsurance protection on acceptable terms, our risk of loss may increase. As our risk of loss increases, so does the risk that we may not be able to meet our financial obligations.
Our hedging programs may be inadequate to protect against harm to our financial strength and claims-paying ability.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets. Although we use hedging techniques to manage risks associated with our insurance guarantees, increased volatility in the financial markets and unanticipated policyholder behavior may increase the cost of these hedges and/or negatively affect our ability to hedge certain risks. We may lose money on the derivatives that we hold as part of our hedging programs or otherwise. Ultimately, our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our financial strength and claims-paying ability.
Downgrades and potential downgrades to our claims-paying and financial strength ratings may signal a higher risk that we may be unable to meet our financial obligations, and may themselves negatively affect our financial strength and claims-paying ability.
Our claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet policyholder obligations, are important to maintaining public confidence in Allianz Life and our products, and the ability to market our products and services. A downgrade or an announced potential downgrade by credit rating agencies in our claims-paying and financial strength ratings may reflect an increased risk that we may not be able to meet our financial obligations. Any such downgrade or potential downgrade may itself harm our financial strength and claims-paying ability by causing financial losses to our business. Such losses may be the result of:
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reductions in new sales of insurance products, annuities and other investment products;
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increases in our cost of capital or limitations on our access to sources of capital;
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harm to our relationships with distributors and sales specialists;
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material increases in the number or amount of full and partial withdrawals under our insurance products;
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pressure on us to reduce prices or increase crediting rates for many of our insurance products; and
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harm to our ability to obtain reinsurance or obtain reasonable pricing for reinsurance.
Similarly, credit rating agencies also evaluate the insurance industry as a whole and may change Allianz Life’s and other insurance companies’ financial strength ratings based on the agencies’ overall view of the industry. It is possible that Allianz Life’s credit rating could be similarly downgraded in the future based on credit rating agencies’ evaluation of the

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

life insurance industry as a whole due to changes in their view of Allianz Life relative to the industry or a change in their rating assessment methodologies. In addition, downgrades or announced potential downgrades in the financial strength ratings of the financial institutions with which we do business may adversely impact our business operations and may cause financial losses to our business.
Risks Primarily Related to Our Business Operations
Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business relies on technology systems and networks, including systems and networks managed by third parties to process, transmit and store information, and to conduct business activities and transactions with clients, distributors, vendors, and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients’ personal information. To date, we have not identified any material breaches or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business operations and our financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.
Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients’ personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. Any such event may interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business operations and our financial condition. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services. There may be an increased risk of cyberattacks during periods of geo-political or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries).
The failure to protect our clients’ confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
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training and educating our employees regarding our obligations relating to confidential information;
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monitoring changes in state or federal privacy and compliance requirements;
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drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

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maintaining secure storage facilities for tangible records;
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limiting access to electronic information; and
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in the event of a security breach, providing credit monitoring or other services to affected customers.
In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company’s reputation and business results.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution could harm our business operations and our business results.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Operating errors and system or network interruptions may also interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
In addition, we rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our business operations and our business results.
The occurrence of natural or man-made disasters and catastrophes, including extreme weather events, acts of terrorism, geo-political disputes, public health crises (e.g. COVID-19), industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our business operations and our business results, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. Climate change could increase our overall risk as extreme weather events may become more likely or frequent. We rely on certain third-parties to provide certain services important to our business operations. While we monitor the performance of such third-parties, including those with employees who operate remotely, successful implementation and execution of their business continuity strategies are largely outside of our control. Weaknesses or failures within a vendor’s business continuity plan in light of a natural or man-made disaster or catastrophe could materially disrupt our business operations.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Inadequate or failed processes or systems, human factors or external events may adversely affect our reputation or operational effectiveness, as well as our financial condition.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, external fraud, and inability to recruit, motivate, and retain key employees. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may experience operational disruptions and incur losses from time to time due to these types or risks.
Risks Related to the COVID-19 Pandemic
We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business and operations. The economic conditions and uncertainties during the pandemic have at times negatively impacted our net income, surplus, and capital and liquidity positions. To date, however, we do not believe that these economic conditions and uncertainties have negatively impacted our overall financial strength and claims-paying ability in a significant manner. Nor do we believe that our administration of the Contract and our other insurance contracts has been disrupted in a significant manner, even as many of our employees and the employees of our third-party service providers continue to work remotely.
The extent to which the pandemic will impact our business and operations in the future will depend on future developments, which are highly uncertain and cannot be predicted, including the general scope and duration of the pandemic; actions taken by governmental authorities and other third parties in response to the pandemic; the occurrence of new variants of the COVID virus; the severity and duration of waves in infections and hospitalizations; and the efficacy of vaccines, therapeutic treatments, and other healthcare programs. Any risk management or contingency plans or preventative measures we take may not adequately predict or address the impact of the COVID-19 pandemic on our business. As such, the pandemic could have a material adverse effect on our financial condition and operations.
The pandemic-related risks that we face include (but are not necessarily limited to) the following:
•
Economic conditions and uncertainties may negatively impact the value, cash flow, and liquidity of our general account investments due to, e.g., declines in markets, market volatility, reduced liquidity, changes in interest rates, economic shutdowns or slowdowns, prolonged elevated inflation period, government regulations, higher unemployment levels, and counterparty defaults.
•
Voluntary or government mandated hardship assistance that we provide to our customers in the form of, e.g., grace periods for failure to make timely payments, may reduce our net income and surplus.
•
Reductions in new sales of our financial products or reductions in fees collected by us, or increases in full withdrawals, cancellations, or defaults with respect to our customers’ existing financial products, as a result of economic conditions and uncertainties may reduce our net income and surplus.
•
Economic conditions and uncertainties may limit our access to sources of capital and our ability to obtain reinsurance.
•
Voluntary and government mandated pandemic mitigation efforts, such as prolonged remote working arrangements and economic shutdowns, and employees’ ability or willingness to fulfill their responsibilities during the pandemic, may disrupt our ability to administer our insurance contracts (including our ability to timely process applications, transactions, and payments and to calculate values) and may disrupt the services provided by third-parties upon which we rely to administer our insurance contracts. Extended periods of remote work arrangements could introduce additional operational risk, including but not limited to cybersecurity risks, and impair our ability to effectively manage our business.
•
Longer-term deviations from the mortality, customer behavior, expenses, and other assumptions that we use to price our products and support our obligations.
In addition to the risks listed above, to the extent that the pandemic impacts our business and operations, it may also have the effect of heightening the other risks described in this section of the prospectus.

14. Financial Statements
[To be updated by amendment]

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 included in Appendix I of this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of the subaccounts of Allianz Life Variable Account B of Allianz Life Insurance Company of North America (“Variable Account B”) as of December 31, 2022 are incorporated herein by reference to Variable Account B’s Form N-VPFS (File No. 811-05618) filed with the SEC have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

Appendix A – Available Indexes
[To be updated by amendment]
S&P 500® Index
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America (“Allianz”). The S&P 500® Index (“the Index”) is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz.
Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Russell 2000® Index
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix A

The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of North America (“Allianz”). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
Nasdaq-100® Index
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of North America (“Licensee”) is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices of, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
EURO STOXX 50®
The EURO STOXX 50®, Europe's leading blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.
STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of North America (“Allianz”), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•
sponsor, endorse, sell or promote Allianz products.
•
recommend that any person invest in Allianz products or any other securities.
•
have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products.
•
have any responsibility or liability for the administration, management or marketing of Allianz products.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix A

•
consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz products or any other third parties.
Specifically,
•
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•
The results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;
•
The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•
The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•
The performance of Allianz products generally.
•
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;
•
Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.
The licensing Agreement between Allianz and STOXX is solely for their benefit and not for the benefit of the owners of Allianz products or any other third parties.
iShares® MSCI Emerging Markets ETF
The iShares® MSCI Emerging Markets ETF distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. These trademarks have been licensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz") and its wholly-owned subsidiaries. Products offered by Allianz or its wholly-owned subsidiaries are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI Emerging Markets ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Allianz or its wholly-owned subsidiaries, or any member of the public regarding the advisability of purchasing a product from Allianz or its wholly-owned subsidiaries. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares MSCI Emerging Markets ETF or any data related thereto, or with the operation, marketing, trading or sale of any products or services offered by Allianz and its wholly-owned subsidiaries.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix A

Appendix B – Daily Adjustment
Generally
We designed the Daily Adjustment to provide an Index Option Value  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy on Business Days other than the Term Start Date or the Term End Date. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)
any Index gains during the Term subject to the applicable Precision Rate or Cap,
(ii)
either any Index losses greater than the 10% or 20% Buffer, or Index losses down to the -10% Floor, and
(iii)
the number of days until the Term End Date.
The Daily Adjustment formula has two primary components, (i) the change in Proxy Value and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credit that will be available on the Term End Date taking into account any applicable Buffer, Floor, Precision Rate, and/or Cap. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor. The Daily Adjustment for 3-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year Term Index Options than 1-year Term Index Options because the Buffer is exposed to a longer time period. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term.
Daily Adjustment Formula
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)
change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)
proxy interest = beginning Proxy Value x (1 – time remaining during the Term)
Calculating Change in Proxy Value
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment on the Term Start Date (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the Term Start Date.
The Proxy Value is calculated differently for each Crediting Method.
For the Index Precision Strategy, the Proxy Value involves tracking two hypothetical derivatives and is calculated using the following formula:
[Precision Rate x (at-the-money binary call)] – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money binary call to value the potential for gains equal to the Precision Rate if on the Term End Date, the Index Value is greater than or equal to the Index Value on the Term Start Date, and the out-of-the-money put to value the potential for Index losses greater than the 10% Buffer for the Index Precision Strategy. It is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix B

For the Index Guard Strategy, the Proxy Value involves tracking four hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (at-the-money put) + (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap and the at-the-money put to value the potential for Index losses, but add back the out-of-money put to mimic the protection of the -10% Floor for the Index Guard Strategy. It is important to note that the at-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. It is also important to note that the out-of-money put will almost always reduce, and never exceed, the negative impact of the at-the-money put for the Index Guard Strategy.
For the Index Performance Strategy, the Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the 10% or 20% Buffer for the Index Performance Strategy. Similar to the Index Precision Strategy, it is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date. For purposes of the Proxy Value formula the value of the out-of-the-money call will be zero if an Index Option is uncapped.
Calculating Proxy Interest
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment on the Term Start Date. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Term to zero. The formula for proxy interest involves the calculation of (i) the beginning Proxy Value (the formula for which varies depending on the Crediting Method, as previously discussed) and (ii) the time remaining during a Term. The time remaining during a Term is equal to the number of days remaining in the Term divided by the Term length. Term length equals the number of days from the Term Start Date to the Term End Date. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
Additional Information
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at allianzlife.com.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix B

Appendix C – Historical Initial and Renewal DPSCs, Precision Rates, and Caps
[To be updated by amendment]
• The iShares® MSCI Emerging Markets ETF first became available to newly issued Contracts on April 29, 2019, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after August 20,
2019.

• The Index Performance Strategy 3-year Term Index Options first became available to newly issued Contracts on May
1, 2020, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after
November 23, 2020.

• For more information, please see Appendix G.
This information regarding the initial and renewal DPSCs, Precision Rates, and Caps is for historical purposes only; it is not a representation as to future DPSCs, Precision Rates, and Caps. DPSCs, Precision Rates, and Caps may change frequently, and may vary substantially based on market conditions.
Index Protection Strategy
The S&P 500® Index was the only Index available with the Index Protection Strategy prior to May 1, 2018. The Index
Protection Strategy with the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® first became available to newly issued Contracts on May 1, 2018, and became available to existing Contracts on the first Index Anniversary that occurred on or after June 4, 2018. For more information, please see Appendix G.

Following are the highest and lowest initial and renewal DPSCs offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued) through January 3, 2022.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	3.75%	4.75%	NA	NA	NA	NA	NA	NA	NA	NA
1st Anniversary Renewal DPSCs	4.00%	5.10%	4.10%	5.20%	4.10%	5.20%	5.20%	6.40%	NA	NA
2nd Anniversary Renewal DPSCs	4.10%	5.30%	4.10%	5.40%	3.90%	5.30%	5.30%	6.50%	4.30%	5.60%
3rd Anniversary Renewal DPSCs	4.20%	5.40%	4.40%	5.40%	4.30%	5.30%	4.60%	5.80%	4.50%	5.70%
4th Anniversary Renewal DPSCs	4.00%	5.10%	4.40%	5.50%	4.30%	5.40%	4.50%	5.60%	4.10%	5.20%
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs[1]	3.75%	5.40%	4.20%	5.50%	4.10%	5.50%	5.20%	7.10%	NA	NA
1st Anniversary Renewal DPSCs[2]	4.00%	5.20%	4.00%	5.30%	4.10%	5.30%	4.90%	6.90%	4.40%	5.60%
2nd Anniversary Renewal DPSCs	4.30%	5.00%	4.30%	5.10%	4.20%	5.10%	4.60%	6.70%	4.50%	5.40%
3rd Anniversary Renewal DPSCs	4.10%	4.60%	4.40%	5.10%	4.40%	4.90%	4.60%	5.60%	4.20%	4.80%
1
The initial DPSCs for the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of June 4, 2018 through January 1, 2019.
2
The 1st Anniversary Renewal DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 1, 2020.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix C

Index Protection Strategy (continued)
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs[1]	3.80%	5.90%	3.90%	5.90%	3.80%	5.90%	4.70%	7.50%	4.00%	5.80%
1st Anniversary Renewal DPSCs	3.70%	5.70%	3.90%	5.70%	4.00%	5.70%	4.00%	7.30%	4.00%	6.10%
2nd Anniversary Renewal DPSCs	3.60%	5.50%	3.90%	5.50%	3.80%	5.50%	4.00%	6.40%	3.70%	5.90%
1
The initial DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	2.30%	3.80%	2.40%	3.80%	2.30%	3.70%	2.40%	4.50%	2.40%	3.90%
1st Anniversary Renewal DPSCs	1.90%	3.50%	2.10%	3.90%	2.10%	3.80%	2.10%	4.00%	2.00%	3.90%
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	2.10%	3.00%	2.20%	3.30%	2.20%	3.20%	2.30%	3.40%	2.20%	3.30%
Index Precision Strategy
The Index Precision Strategy first became available to newly issued Contracts on November 14, 2017, and became available to existing Contracts on the first Index Anniversary that occurred on or after January 15, 2018. For more information, please see Appendix G.

Following are the highest and lowest initial and renewal Precision Rates offered for Index Effective Date periods occurring within each calendar year during November 14, 2017 (the date the Index Precision Strategy was first available) through January 3, 2022. The Buffer was 10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates[1]	7.00%	7.25%	8.75%	9.00%	8.25%	8.25%	10.75%	10.75%	NA	NA
1st Anniversary Renewal Precision Rates	7.60%	9.95%	8.20%	10.45%	8.80%	11.50%	11.00%	12.70%	NA	NA
2nd Anniversary Renewal Precision Rates	8.00%	10.10%	9.10%	10.90%	9.20%	11.60%	11.20%	13.40%	10.50%	11.80%
3rd Anniversary Renewal Precision Rates	11.10%	14.70%	12.30%	16.90%	12.70%	17.40%	11.10%	15.10%	11.40%	15.40%
4th Anniversary Renewal Precision Rates	9.40%	10.80%	11.30%	13.00%	10.90%	12.30%	10.00%	11.40%	10.00%	12.10%
1
The initial Precision Rates are for a partial period from November 14, 2017 through January 2, 2018.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix C

Index Precision Strategy (continued)
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	7.05%	10.20%	8.30%	11.00%	8.35%	12.10%	10.75%	13.80%	NA	NA
1st Anniversary Renewal Precision Rates[1]	7.80%	10.40%	9.10%	11.50%	8.90%	11.30%	11.30%	13.10%	10.40%	12.30%
2nd Anniversary Renewal Precision Rates	8.40%	13.70%	9.20%	15.90%	9.30%	15.40%	10.70%	14.10%	10.00%	14.40%
3rd Anniversary Renewal Precision Rates	8.80%	11.80%	10.80%	13.70%	10.00%	13.20%	9.10%	11.70%	9.60%	12.50%
1
The 1st Anniversary Renewal Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates[1]	8.70%	11.30%	9.90%	11.60%	9.70%	13.40%	11.70%	14.20%	10.90%	12.30%
1st Anniversary Renewal Precision Rates	8.60%	13.80%	9.30%	16.00%	9.50%	15.40%	10.80%	14.20%	10.20%	14.50%
2nd Anniversary Renewal Precision Rates	8.70%	10.80%	10.50%	13.20%	9.70%	12.40%	8.70%	10.80%	9.40%	11.90%
1
The initial Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	8.60%	13.80%	9.30%	16.00%	9.50%	15.40%	10.80%	14.20%	10.20%	14.50%
1st Anniversary Renewal Precision Rates	8.70%	10.80%	10.50%	13.20%	9.70%	12.40%	8.70%	10.80%	9.40%	11.90%
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	8.70%	10.80%	10.50%	13.20%	9.70%	12.40%	8.70%	10.80%	9.40%	11.90%
Index Guard Strategy
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued) through January 3, 2022. The Floor was -10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	10.50%	15.00%	11.75%	16.00%	10.00%	13.50%	12.25%	25.00%	NA	NA
1st Anniversary Renewal Caps	9.75%	13.50%	10.50%	14.00%	10.00%	13.25%	23.00%	29.00%	NA	NA
2nd Anniversary Renewal Caps	10.50%	15.00%	11.25%	15.50%	10.75%	14.50%	23.50%	29.00%	12.75%	16.75%
3rd Anniversary Renewal Caps	10.00%	14.00%	10.75%	14.00%	10.50%	13.75%	17.25%	23.00%	12.00%	16.50%
4th Anniversary Renewal Caps	9.25%	13.00%	12.50%	16.00%	11.00%	15.00%	17.00%	25.00%	13.00%	17.75%

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix C

Index Guard Strategy (continued)
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.75%	12.50%	10.50%	12.75%	10.00%	12.50%	22.00%	26.00%	NA	NA
1st Anniversary Renewal Caps[1]	10.50%	13.75%	11.25%	14.00%	10.75%	12.75%	24.50%	26.50%	12.75%	16.00%
2nd Anniversary Renewal Caps	9.25%	12.50%	10.75%	12.00%	10.50%	12.00%	18.00%	25.00%	11.00%	13.50%
3rd Anniversary Renewal Caps	8.25%	10.75%	11.25%	13.25%	10.00%	12.50%	14.50%	22.00%	11.50%	14.75%
1
The 1st Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 1, 2020.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps[1]	12.75%	15.25%	12.75%	14.50%	11.25%	13.50%	24.50%	28.00%	14.50%	16.75%
1st Anniversary Renewal Caps	9.25%	13.00%	10.50%	12.50%	10.25%	12.00%	18.00%	26.00%	11.00%	14.50%
2nd Anniversary Renewal Caps	8.25%	9.75%	11.00%	12.00%	10.00%	11.25%	14.50%	20.00%	10.50%	12.75%
1
The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.25%	13.00%	10.50%	12.50%	10.25%	12.00%	12.50%	26.00%	11.00%	14.50%
1st Anniversary Renewal Caps	8.25%	9.75%	11.00%	12.00%	10.00%	11.25%	14.50%	20.00%	10.50%	12.75%
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	8.25%	9.75%	11.00%	12.00%	10.00%	11.25%	12.50%	16.50%	10.50%	12.75%
Index Performance Strategy 1-year Term
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued), through January 3, 2022. The Buffer was 10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	10.25%	14.50%	13.50%	18.50%	10.25%	14.00%	15.75%	25.50%	NA	NA
1st Anniversary Renewal Caps	12.75%	17.00%	13.00%	17.25%	13.00%	17.75%	24.00%	31.00%	NA	NA
2nd Anniversary Renewal Caps	12.50%	17.75%	13.75%	18.00%	13.25%	17.75%	25.50%	31.00%	15.50%	20.00%
3rd Anniversary Renewal Caps	16.50%	25.50%	18.50%	27.50%	16.75%	26.50%	25.50%	31.50%	20.75%	29.00%
4th Anniversary Renewal Caps	17.25%	20.75%	18.25%	22.75%	16.50%	20.75%	25.50%	29.50%	20.00%	27.50%
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	11.50%	16.25%	14.25%	16.75%	12.00%	17.00%	24.00%	28.00%	NA	NA
1st Anniversary Renewal Caps[1]	12.50%	16.00%	13.50%	17.75%	12.25%	16.50%	26.25%	28.00%	15.50%	23.00%
2nd Anniversary Renewal Caps	12.75%	22.50%	13.25%	25.75%	12.50%	26.25%	24.00%	29.50%	16.50%	26.00%
3rd Anniversary Renewal Caps	16.50%	21.50%	17.75%	23.75%	15.50%	22.25%	25.00%	29.00%	18.50%	27.50%
1
The 1st Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2019 through January 1, 2020.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix C

Index Performance Strategy 1-year Term (continued)
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps[1]	14.25%	17.25%	15.00%	17.75%	14.25%	18.50%	26.50%	29.00%	19.00%	23.00%
1st Anniversary Renewal Caps	13.75%	22.25%	14.00%	25.75%	13.50%	26.25%	25.00%	29.50%	17.50%	26.00%
2nd Anniversary Renewal Caps	16.25%	20.75%	17.25%	23.50%	15.25%	21.50%	25.50%	28.50%	18.25%	22.50%
1
The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	13.75%	22.25%	14.00%	25.75%	13.50%	26.25%	25.00%	29.50%	17.50%	26.00%
1st Anniversary Renewal Caps	16.25%	20.75%	17.25%	23.50%	15.25%	21.50%	25.50%	28.50%	18.25%	22.50%
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	16.25%	20.75%	17.25%	23.50%	15.25%	21.50%	25.50%	28.50%	18.25%	22.50%
Index Performance Strategy 3-year Term
The Index Performance Strategy 3-year Term Index Options first became available to newly issued Contracts on May 1,
2020, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after
November 23, 2020. For more information, please see Appendix G.

Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring during May 1, 2020 (the date Index Performance Strategy 3-year Term was first available), through January 3, 2022. The Buffer was 20% for each Index. A highest Cap of 100% in a period indicates an Index Option was uncapped during that period. If both the highest and lowest Caps are 100% in a period it indicates the Index Option was uncapped during the entire period.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
3rd Anniversary Renewal Caps[1]	100.00%	100.00%	55.00%	55.00%
4th Anniversary Renewal Caps	45.00%	85.00%	40.00%	60.00%
1
The 3rd Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 2, 2021.
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
2nd Anniversary Renewal Caps[1]	100.00%	100.00%	50.00%	55.00%
3rd Anniversary Renewal Caps	45.00%	100.00%	40.00%	50.00%
1
The 2nd Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 1, 2021.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
1st Anniversary Renewal Caps[1]	100.00%	100.00%	50.00%	55.00%
2nd Anniversary Renewal Caps	45.00%	90.00%	40.00%	50.00%
1
The 1st Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 6, 2021.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix C

Index Performance Strategy 3-year Term (continued)
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
Initial Caps[1]	75.00%	100.00%	50.00%	80.00%
1st Anniversary Renewal Caps	45.00%	90.00%	40.00%	50.00%
1
The initial Caps are for a partial period of May 1, 2020 through January 6, 2021.
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500® Index		Russell 2000® Index
Caps	Lowest	Highest	Lowest	Highest
Initial Caps	45.00%	90.00%	40.00%	50.00%

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix C

Appendix D – Historical Index Option Performance Information
[To be updated by amendment]
The Index Performance Strategy 3-year Term using the S&P 500® Index was not available before May 1, 2020.
Therefore, no performance for this Index Option will be included here until after May 1, 2023. For more information, please see Appendix G.

The following historical information, based on historical Buffers, Floors, DPSCs, Precision Rates, and Caps, show how actual movements in the external Index Returns impacted actual Credits. They show the lowest and highest actual annual Index Returns for each time period, and the corresponding Credits received for these Index Returns. No single Crediting Method or Index Option consistently delivers the most return under all market conditions. Past performance does not guaranteed future results. This historical information shows the returns for Contracts with Index Effective Date periods occurring within the first year that each Crediting Method was available using the S&P 500® Index.
Index Protection Strategy with the S&P 500® Index
Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/4/2017	7/5/2017- 7/16/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial DPSC	3.75%	3.75%	3.75%	4.75%	4.75%	3.75%	3.75%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	3.75%	3.75%	3.75%	4.75%	4.75%	3.75%	3.75%
1st Anniversary Renewal DPSC	4.20%	4.10%	4.10%	5.10%	5.10%	4.10%	4.10%
2nd Index Year Index Return	-0.09% to 12.01%	2.57% to 10.42%	6.89% to 9.27%	5.54% to 7.79%	-0.63% to 4.98%	-1.23% to 4.18%	-0.51% to 15.08%
2nd Index Anniversary Credit	0% or 4.20%	4.10%	4.10%	5.10%	0% or 5.10%	0% or 4.10%	0% or 4.10%
2nd Anniversary Renewal DPSC	4.20%	4.10%	4.30%	5.30%	5.20%	4.30%	4.10%
3rd Index Year Index Return	-3.49% to 13.01%	3.27% to 13.68%	4.68% to 6.85%	6.49% to 9.25%	11.55% to 21.47%	9.12% to 15.96%	7.54% to 20.29%
3rd Index Anniversary Credit	0% or 4.20%	4.10%	4.30%	5.30%	5.20%	4.30%	4.10%
3rd Anniversary Renewal DPSC	4.60%	4.50%	4.40%	5.40%	5.40%	4.20%	4.20%
4th Index Year Index Return	32.33% to 47.49%	30.76% to 42.59%	36.60% to 38.96%	30.96% to 37.53%	28.28% to 34.25%	28.43% to 35.48%	23.10% to 39.89%
4th Index Anniversary Credit	4.60%	4.50%	4.40%	5.40%	5.40%	4.20%	4.20%

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial DPSC	3.75%	3.75%	3.75%	3.85%	3.90%	3.95%	4.20%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	3.75%	0% or 3.75%	0% or 3.75%	3.85%	0% or 3.90%	3.95%	4.20%
1st Anniversary Renewal DPSC	4.00%	4.20%	4.00%	4.10%	4.20%	4.20%	4.20%
2nd Index Year Index Return	9.64% to 19.03%	15.46% to 37.13%	19.23% to 32.15%	6.10% to 23.79%	-21.63% to 7.25%	-13.39% to -0.89%	-3.49% to 11.34%
2nd Index Anniversary Credit	4.00%	4.20%	4.00%	4.10%	0% or 4.20%	0%	0% or 4.20%
2nd Anniversary Renewal DPSC	4.40%	4.30%	4.30%	4.30%	4.40%	4.50%	4.60%
3rd Index Year Index Return	14.17% to 18.84%	13.59% to 18.43%	13.17% to 18.86%	14.92% to 32.08%	28.56% to 76.12%	44.83% to 63.86%	35.91% to 48.11%
3rd Index Anniversary Credit	4.40%	4.30%	4.30%	4.30%	4.40%	4.50%	4.60%
3rd Anniversary Renewal DPSC	4.30%	4.20%
4th Index Year Index Return	23.22% to 32.42%	23.15% to 29.61%
4th Index Anniversary Credit	4.30%	4.20%

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix D

Index Precision Strategy with the S&P 500® Index
The Index Precision Strategy was not available before November 14, 2017. The Buffer was 10% for all time periods. For
Index Anniversaries with a range of Credits, any positive Credit cannot be less than the stated positive number.

Index Effective Date	11/14/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Precision Rate	7.00%	7.25%	7.25%	7.05%	8.70%	8.35%	9.95%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	7.00%	-2.38% to 7.25%	0% or 7.25%	7.05%	0% or 8.70%	8.35%	9.95%
1st Anniversary Renewal Precision Rate	8.20%	9.20%	9.30%	9.00%	8.80%	8.20%	8.00%
2nd Index Year Index Return	9.64% to 19.03%	15.46% to 37.13%	19.23% to 32.15%	6.10% to 23.79%	-21.63% to 7.25%	-13.39% to -0.89%	-3.49% to 11.34%
2nd Index Anniversary Credit	8.20%	9.20%	9.30%	9.00%	-11.63% to 8.80%	-3.39% to 0.00%	0% or 8.00%
2nd Anniversary Renewal Precision Rate	9.70%	9.00%	9.20%	8.40%	8.50%	11.20%	13.00%
3rd Index Year Index Return	14.17% to 18.84%	13.59% to 18.43%	13.17% to 18.86%	14.92% to 32.08%	28.56% to 76.12%	44.83% to 63.86%	35.91% to 48.11%
3rd Index Anniversary Credit	9.70%	9.00%	9.20%	8.40%	8.50%	11.20%	13.00%
3rd Anniversary Renewal Precision Rate	13.60%	11.10%
4th Index Year Index Return	23.22% to 32.42%	23.15% to 29.61%
4th Index Anniversary Credit	13.60%	11.10%

Index Effective Date	6/5/2018- 7/2/2018	7/3/2018- 8/6/2018	8/7/2018- 9/4/2018	9/5/2018- 10/1/2018	10/2/2018- 11/5/2018	11/6/2018- 12/3/2018
Initial Precision Rate	8.60%	8.00%	8.00%	8.20%	8.50%	8.90%
1st Index Year Index Return	2.57% to 9.03%	0.15% to 10.42%	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 14.32%	9.64% to 19.03%
1st Index Anniversary Credit	8.60%	8.00%	0% or 8.00%	8.20%	0% or 8.50%	8.90%
1st Anniversary Renewal Precision Rate	8.40%	9.10%	7.80%	9.80%	10.40%	10.10%
2nd Index Year Index Return	3.27% to 13.68%	4.48% to 16.22%	14.38% to 21.47%	9.12% to 15.15%	7.54% to 20.29%	14.06% to 18.54%
2nd Index Anniversary Credit	8.40%	9.10%	7.80%	9.80%	10.40%	10.10%
2nd Anniversary Renewal Precision Rate	13.00%	12.90%	13.70%	12.70%	13.20%	13.40%
3rd Index Year Index Return	30.76% to 42.59%	30.96% to 39.05%	29.10% to 32.82%	28.88% to 37.24%	23.10% to 39.89%	23.77% to 33.97%
3rd Index Anniversary Credit	13.00%	12.90%	13.70%	12.70%	13.20%	13.40%

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix D

Index Guard Strategy with the S&P 500® Index
The Floor was -10% for all time periods

Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/4/2017	7/5/2017- 7/16/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial Cap	11.50%	12.00%	12.00%	15.00%	15.00%	12.25%	10.75%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	10.12% to 11.50%	11.29% to 12.00%	12.00%	13.28% to 14.89%	13.61% to 15.00%	12.25%	2.33% to 10.75%
1st Anniversary Renewal Cap	10.75%	10.75%	10.50%	13.50%	13.25%	10.25%	10.00%
2nd Index Year Index Return	-0.09% to 12.01%	2.57% to 10.42%	6.89% to 9.27%	5.54% to 7.79%	-0.63% to 4.98%	-1.23% to 4.18%	-0.51% to 15.08%
2nd Index Anniversary Credit	-0.09% to 10.75%	2.57% to 10.42%	6.89% to 9.27%	5.54% to 7.79%	-0.63% to 4.98%	-1.23% to 4.18%	-0.51% to 10.00%
2nd Anniversary Renewal Cap	11.00%	10.50%	12.00%	15.00%	14.25%	11.75%	12.00%
3rd Index Year Index Return	-3.49% to 13.01%	3.27% to 13.68%	4.68% to 6.85%	6.49% to 9.25%	11.55% to 21.47%	9.12% to 15.96%	7.54% to 20.29%
3rd Index Anniversary Credit	-3.49% to 11.00%	3.27% to 10.50%	4.68% to 6.85%	6.49% to 9.25%	11.55% to 14.25%	9.12% to 11.75%	7.54% to 12.00%
3rd Anniversary Renewal Cap	11.50%	11.00%	10.75%	13.75%	14.00%	10.25%	10.00%
4th Index Year Index Return	32.33% to 47.49%	30.76% to 42.59%	36.60% to 38.96%	30.96% to 37.53%	28.28% to 34.25%	28.43% to 35.48%	23.10% to 39.89%
4th Index Anniversary Credit	11.50%	11.00%	10.75%	13.75%	14.00%	10.25%	10.00%

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Cap	11.00%	10.50%	10.25%	10.50%	10.00%	9.75%	10.75%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	1.37% to 8.62%	-10.00% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 10.00%	7.17% to 9.75%	0.36% to 10.75%
1st Anniversary Renewal Cap	9.75%	10.50%	10.75%	11.00%	11.50%	11.00%	11.00%
2nd Index Year Index Return	9.64% to 19.03%	15.46% to 37.13%	19.23% to 32.15%	6.10% to 23.79%	-21.63% to 7.25%	-13.39% to -0.89%	-3.49% to 11.34%
2nd Index Anniversary Credit	9.64% to 9.75%	10.50%	10.75%	6.10% to 11.00%	-10.00% to 7.25%	-10.00% to -0.89%	-3.49% to 11.00%
2nd Anniversary Renewal Cap	11.75%	11.75%	11.50%	11.00%	12.50%	11.75%	11.50%
3rd Index Year Index Return	14.17% to 18.84%	13.59% to 18.43%	13.17% to 18.86%	14.92% to 32.08%	28.56% to 76.12%	44.83% to 63.86%	35.91% to 48.11%
3rd Index Anniversary Credit	11.75%	11.75%	11.50%	11.00%	12.50%	11.75%	11.50%
3rd Anniversary Renewal Cap	10.50%	10.50%
4th Index Year Index Return	23.22% to 32.42%	23.15% to 29.61%
4th Index Anniversary Credit	10.50%	10.50%

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix D

Index Performance Strategy 1-year Term with the S&P 500® Index
The Buffer was 10% for all time periods.

Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/4/2017	7/5/2017- 7/16/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial Cap	11.75%	11.50%	11.50%	14.50%	14.50%	10.25%	11.25%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	10.12% to 11.75%	11.29% to 11.50%	11.50%	13.28% to 14.50%	13.61% to 14.50%	10.25%	2.33% to 11.25%
1st Anniversary Renewal Cap	15.50%	15.00%	14.00%	17.00%	17.00%	12.75%	13.00%
2nd Index Year Index Return	-0.09% to 12.01%	2.57% to 10.42%	6.89% to 9.27%	5.54% to 7.79%	-0.63% to 4.98%	-1.23% to 4.18%	-0.51% to 15.08%
2nd Index Anniversary Credit	0% to 12.01%	2.57% to 10.42%	6.89% to 9.27%	5.54% to 7.79%	0% to 4.98%	0% to 4.18%	0% to 13.00%
2nd Anniversary Renewal Cap	12.50%	13.25%	14.75%	17.75%	16.25%	13.00%	13.50%
3rd Index Year Index Return	-3.49% to 13.01%	3.27% to 13.68%	4.68% to 6.85%	6.49% to 9.25%	11.55% to 21.47%	9.12% to 15.96%	7.54% to 20.29%
3rd Index Anniversary Credit	0% to 12.50%	3.27% to 13.25%	4.68% to 6.85%	6.49% to 9.25%	11.55% to 16.25%	9.12% to 13.00%	7.54% to 13.50%
3rd Anniversary Renewal Cap	16.50%	17.00%	19.75%	22.75%	25.50%	21.50%	21.75%
4th Index Year Index Return	32.33% to 47.49%	30.76% to 42.59%	36.60% to 38.96%	30.96% to 37.53%	28.28% to 34.25%	28.43% to 35.48%	23.10% to 39.89%
4th Index Anniversary Credit	16.50%	17.00%	19.75%	22.75%	25.50%	21.50%	21.75%

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Cap	11.50%	11.50%	11.50%	11.50%	13.75%	13.25%	15.50%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	1.37% to 8.62%	-2.38% to 2.68%	0% to 3.35%	0.51% to 4.92%	0% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Anniversary Renewal Cap	13.00%	13.50%	13.00%	14.25%	12.75%	12.50%	12.50%
2nd Index Year Index Return	9.64% to 19.03%	15.46% to 37.13%	19.23% to 32.15%	6.10% to 23.79%	-21.63% to 7.25%	-13.39% to -0.89%	-3.49% to 11.34%
2nd Index Anniversary Credit	9.64% to 13.00%	13.50%	13.00%	6.10% to 14.25%	-11.63% to 7.25%	-3.39% to 0.00%	0% to 11.34%
2nd Anniversary Renewal Cap	14.25%	14.25%	13.75%	13.25%	12.75%	15.25%	16.50%
3rd Index Year Index Return	14.17% to 18.84%	13.59% to 18.43%	13.17% to 18.86%	14.92% to 32.08%	28.56% to 76.12%	44.83% to 63.86%	35.91% to 48.11%
3rd Index Anniversary Credit	14.17% to 14.25%	13.59% to 14.25%	13.17% to 13.75%	13.25%	12.75%	15.25%	16.50%
3rd Anniversary Renewal Cap	22.25%	20.50%
4th Index Year Index Return	23.22% to 32.42%	23.15% to 29.61%
4th Index Anniversary Credit	22.25%	20.50%

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix D

Appendix E – Annual Contract Fees Calculation Examples
Please note that these examples may differ from your actual results due to rounding.
Assuming You Purchase a Contract with the Traditional Death Benefit
You purchase a Contract with the Traditional Death Benefit. On the Quarterly Contract Anniversary your annual product fee is 0.25% and your Contract Value and Charge Base are $100,000. This Contract Value includes any gains or losses on the Variable Options (if applicable) and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily product fee amount for this quarter as follows:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $100,000 x (0.25% ÷ 365) = $0.68
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or: 89 x $0.68 = $60.96
On the next Quarterly Contract Anniversary we would deduct $60.96 from the Contract Value. We first account for any gains/losses on the Variable Options (if applicable) and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly product fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250 we would begin computing the daily product fee for the next quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $101,250 x (0.25% ÷ 365) = $0.69
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the dollar amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily product fee for the remainder of the quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $116,250 x (0.25% ÷ 365) = $0.80
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:
(43 x $0.69) + (49 x $0.80) = $29.82 + $39.02 = $68.84
On the next Quarterly Contract Anniversary we would deduct $68.84 from the Contract Value after we account for any gains/losses on the Variable Options (if applicable) and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly product fee and set the Charge Base equal to this new Contract Value and begin computing the daily product fee for the next quarter on the next day.
Assuming You Purchase a Contract with the Maximum Anniversary Value Death Benefit
You purchase a Contract with the Maximum Anniversary Value Death Benefit. On the Quarterly Contract Anniversary your total annual Contract fees are 0.45% (0.25% product fee and a 0.20% rider fee for the Maximum Anniversary Value Death Benefit) and your Contract Value and Charge Base are $100,000. This Contract Value includes any gains or losses on the Variable Options (if applicable) and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily Contract fee amount for this quarter as follows:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $100,000 x (0.45% ÷ 365) = $1.23
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or: 89 x $1.23 = $109.73

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix E

On the next Quarterly Contract Anniversary we would deduct $109.73 from the Contract Value. We first account for any gains/losses on the Variable Options (if applicable) and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly Contract fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250, we would begin computing the daily Contract fees for the next quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $101,250 x (0.45% ÷ 365) = $1.25
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the dollar amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily Contract fees for the remainder of the quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $116,250 x (0.45% ÷ 365) = $1.43
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or:
(43 x $1.25) + (49 x $1.43) = $53.68 + $70.23 = $123.91
On the next Quarterly Contract Anniversary we would deduct $123.91 from the Contract Value after we account for any gains/losses on the Variable Options (if applicable) and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly Contract fees and set the Charge Base equal to this new Contract Value and begin computing the daily Contract fees for the next quarter on the next day.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix E

Appendix F – Alternate Minimum Value
The Alternate Minimum Value continues to be available to Contracts issued in Pennsylvania. For all other states, the Alternate Minimum Value became unavailable to Contracts:
• issued in California, Hawaii, Indiana, Montana, Nebraska, and Rhode Island on or after January 27, 2020; and
• issued in all other states on or after November 18, 2019.
For Contracts with the Alternate Minimum Value, if you take a withdrawal, annuitize the Contract, transfer out of an Index Option to a Variable Option, or if we pay a death benefit, each Index Option Value for each Crediting Method also includes any increase from its guaranteed minimum (Alternate Minimum Value). If you receive no Credits, or only modest Credits, over many years, the Alternate Minimum Value may be higher than the Index Option Value. However, we expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
If you take a full withdrawal, annuitize the Contract, or if we pay a death benefit, we compare each Index Option Value to its Alternate Minimum Value and we increase your Index Option Value to equal the Alternate Minimum Value if it is greater. If you take a partial withdrawal, or transfer Index Option Value to a Variable Option, we compare the percentage of Index Option Value withdrawn (including any applicable withdrawal charge) with an equivalent percentage of its Alternate Minimum Value.
The Alternate Minimum Value for each of your selected Index Options is generally equal to 87.5% of the Index Option Base determined on the Term Start Date as adjusted for withdrawals and withdrawal charges taken during the current Term, plus Accumulated Alternate Interest and the Daily Adjustment (if applicable). However, for Contracts issued in Pennsylvania on or after February 24, 2020, the Alternate Minimum Value does not accrue Accumulated Alternate Interest for Index Options available with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. Accumulated Alternate Interest is the sum of alternate interest earned for the entire time you own your Contract. For each Index Year the alternate interest is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate stated in your Contract.
We use 70% if your Contract was issued in ….	We use 87.5% if your Contract was issued in ….
• Pennsylvania from April 29, 2019 to February 21, 2020, • California and Montana on or after July 22, 2019 • New Hampshire on or after June 24, 2019 • any other state on or after April 29, 2019	• Pennsylvania before April 29, 2019, or on or after February 24, 2020, • California and Montana before July 22, 2019 • New Hampshire before June 24, 2019 • any other state before April 29, 2019
We add interest to the Accumulated Alternate Interest daily. You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at allianzlife.com.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix F

Appendix G – Material Contract Variations by State and Issue Date
Your Contract is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. In addition, not all features and benefits are approved in all states. All material state variations in the Contract are disclosed in this Appendix. If you would like more information regarding state specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.
Crediting Method and/or Index Option Availability Restrictions
Crediting Method / Index Options	Availability Restrictions:
Index Protection Strategy	– Not available to Contracts issued in Washington or Missouri on or before November 15, 2019
Index Protection Strategy with the Russell 2000® Index, Nasdaq-100® Index, and EURO STOXX 50®	– These first became available to newly issued Contracts on May 1, 2018, and to inforce Contracts on the first Index Anniversary that occurred on or after June 4, 2018.
Index Precision Strategy	– This first became available to newly issued Contracts on November 14, 2017, and to inforce Contracts on the first Index Anniversary that occurred on or after January 15, 2018.
iShares® MSCI Emerging Markets ETF with the Index Protection Strategy, Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy 1-year Term
– For Contracts issued in California and Montana, these first became available to newly issued Contracts on July 22, 2019.
– For Contracts issued in New Hampshire, these first became
available to newly issued Contracts on June 24, 2019.
– For Contracts issued in all other states, these first became available to newly issued Contracts on April 29, 2019.
– For Contracts issued before April 29, 2019, these first became available on the first Index Anniversary that occurred on or after
June 3, 2019.

Index Performance Strategy 3-year Term
– For Contracts issued in Virginia, these first became available to newly issued Contracts on May 19, 2020.
– For Contracts issued in Montana, these first became available to newly issued Contracts on June 23, 2020.
– For Contracts issued in Pennsylvania, these first became available to newly issued Contracts on July 21, 2020.
– For Contracts issued in New Hampshire these first became
available to newly issued Contracts on April 30, 2021.
– For Contracts issued in all other states, it first became available to newly issued Contracts on May 1, 2020.
– For Contracts issued in New Hampshire before April 30, 2021, these became available to inforce Contracts on the first Index
Anniversary that occurred on or after June 21, 2021.
– For Contracts issued before May 1, 2020, in all other states these first became available on the first Index Anniversary that occurred on or after November 23, 2020.

If a Crediting Method or Index Option is not available, you cannot allocate to it unless we make it available to you on a future Index Anniversary. Certain Crediting Methods and/or Index Options also may not be available from all selling firms or from all Financial Professionals. Please consult with your Financial Professional for more information.
CONTRACTS WITHOUT THE INDEX PROTECTION STRATEGY: If in future years the renewal Cap and Precision
Rates are not acceptable to you, you will not be able to transfer into the Index Protection Strategy and take advantage of its principal protection. This would subject you to ongoing market risk and you could lose principal and previous earnings.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix G

Death Benefit Availability Restrictions
The Maximum Anniversary Value Death Benefit was not available to Contracts issued before May 1, 2018.
Other Material State Contract Variations
ISSUE STATE	FEATURE AND BENEFITS	VARIATION
California	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life
(Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary
Value Death Benefit may not be available and on the Owner’s death the
Beneficiary(s) will only receive the Contract Value.

Free Look/Right to Examine Period See section 3
For Owners age 60 or older (or Annuitants age 60 or older for non-individually owned Contracts), we are required to allocate your initial
Purchase Payment to the AZL Government Money Market Fund during the
30 day free look period unless you specify otherwise on the appropriate form. If you want to immediately apply your Purchase Payment to the Index
Options or other Variable Options you must opt out of this allocation. If you do not opt out of this allocation to the AZL Government Money Market Fund your Index Effective Date cannot occur until the free look period has ended.

Connecticut	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We can only restrict assignments to settlement companies and institutional investors as described in your Contract.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life
(Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary
Value Death Benefit may not be available and on the Owner’s death the
Beneficiary(s) will only receive the Contract Value.

Delaware	Our Unregistered Separate Account See section 12
All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate
Account IANA. We do not move assets between the general account and
Separate Account IANA for Contracts issued in Delaware.

Florida	Withdrawal Charges See Fee Tables and section 6	The total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life
(Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary
Value Death Benefit may not be available and on the Owner’s death the
Beneficiary(s) will only receive the Contract Value.

Purchase Requirements See section 3
We can only decline a Purchase Payment if it would cause total Purchase
Payments to be more than $1 million, or if it would otherwise violate the
Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).

	When Annuity Payments Begin See section 8	The earliest acceptable Annuity Date is one year after the Issue Date.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Maryland	Purchase Requirements See section 3
We can only decline a Purchase Payment if it would cause total Purchase
Payments to be more than $1 million, or if it would otherwise violate the
Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).

Massachusetts	Waiver of Withdrawal Charge Benefit See section 7	The waiver of withdrawal charge benefit is not available.
Mississippi	Purchase Requirements See section 3
• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary.
We also limit the amount of additional Purchase Payments you can make on or after the first Quarterly Contract Anniversary to the amount of total
Purchase Payments we received before the first Quarterly Contract
Anniversary.
• For Contracts issued on or after November 18, 2019: Each Contract
Year that we allow additional Purchase Payments you cannot add more than your initial amount without our prior approval. Your initial amount is all
Purchase Payments received before the first Quarterly Contract
Anniversary of the first Contract Year. We do not allow additional Purchase
Payments on or after the tenth Contract Anniversary. However, we allow you to add up to the initial amount in the remainder of the first Contract
Year (the first Quarterly Contract Anniversary to the last Business Day before the first Contract Anniversary).

Missouri	Our Unregistered Separate Account See section 12
All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate
Account IANA. We do not move assets between the general account and
Separate Account IANA for Contracts issued in Missouri.

Montana	Access to Your Money See section 7
If you take a partial withdrawal that reduces the Contract Value below
$2,000, we contact you by phone and give you the option of modifying your withdrawal request. If we cannot reach you, we process your request as a full withdrawal.

New Hampshire	Waiver of Withdrawal Charge Benefit See section 7	The definition of nursing home is an institution operated in accordance with state law.
New Jersey	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life
(Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary
Value Death Benefit may not be available and on the Owner’s death the
Beneficiary(s) will only receive the Contract Value.

Purchase Requirements See section 3
The maximum total Purchase Payments that we can accept is $1 million. We can only decline a Purchase Payment if it would cause total Purchase
Payments to be more than $1 million, or if it would otherwise violate the
Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Ohio	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life
(Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary
Value Death Benefit may not be available and on the Owner’s death the
Beneficiary(s) will only receive the Contract Value.

Pennsylvania	Waiver of Withdrawal Charge Benefit See section 7
The waiver is not available if on the Issue Date, an Owner was confined to a nursing home or was already diagnosed with a terminal illness. Also, the nursing home confinement requirement is a total of 90 days within a six month period. These 90 days do not need to be consecutive.

Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life
(Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary
Value Death Benefit may not be available and on the Owner’s death the
Beneficiary(s) will only receive the Contract Value.

Texas	Purchase Requirements See section 3
• For Contracts issued from April 29, 2019 through November 15, 2019:
We do not accept additional Purchase Payments on or after the first
Contract Anniversary.
•  For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract
Anniversary.

	Access to Your Money See section 7	We only treat a partial withdrawal that reduces the Contract Value below $2,000 as a full withdrawal if you have not made an additional Purchase Payment in the past two calendar years.
Our Unregistered Separate Account See section 12
For Contracts issued before May 1, 2020: We hold all assets that you allocate to the Index Precision Strategy, Index Guard Strategy and Index
Performance Strategy Index Options that are not invested in the general account in an unregistered, non-unitized, insulated separate account
(Separate Account IATX). Separate Account IATX is structured differently from Separate Account IANA. Unlike Separate Account IANA, Separate
Account IATX is for the exclusive benefit of persons purchasing a Contract in the State of Texas. Separate Account IATX is insulated from the claims of creditors and Contract purchasers are given priority with regard to Separate
Account IATX’s assets over Contract purchasers from other states as well as general creditors. Separate Account IATX was established under Minnesota law for the benefit of Texas Contract purchasers. Separate Account IATX supports our obligations to pay Performance Credits to Texas Contract
Owners. Allocations and reallocations to and from the Separate Account
IATX are managed in the same manner as Separate Account IANA. Neither
Texas Contract purchasers nor these Index Options participate in any way in the performance of assets held in Separate Account IATX.

Utah	Purchase Requirements See section 3
• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Washington	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life
(Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary
Value Death Benefit may not be available and on the Owner’s death the
Beneficiary(s) will only receive the Contract Value.

Our Unregistered Separate Account See section 12
All of the assets backing the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options are allocated to Separate
Account IANA. We do not move assets between the general account and
Separate Account IANA for Contracts issued in Washington.

Wisconsin	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life
(Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary
Value Death Benefit may not be available and on the Owner’s death the
Beneficiary(s) will only receive the Contract Value.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix G

Appendix H – Variable Options Available Under the Contract
[To be updated by amendment]
The following includes information about the Variable Options. More information about the Variable Options is available in the Variable Options' prospectuses, which may be amended from time to time and can be found online at allianzlife.com/variableoptions. You can also request this information at no cost by calling (800) 624-0197, or by sending an email request to contact.us@allianzlife.com.
The current expenses and performance information below reflects fees and expenses of the Variable Options, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. The Variable Options' past performance is not necessarily an indication of future performance.
Investment Objectives	Variable Option and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of December 31, 2022)
			1 Year	5 Years	10 Years
Current income consistent with stability of principal	AZL® Government Money Market Fund(1) Adviser: Allianz Investment Management LLC Subadviser: BlackRock Advisors, LLC	0.64%	0.00%	0.53%	0.27%
Long-term capital appreciation with preservation of capital as an important consideration	AZL® MVP Balanced Index Strategy Fund(2) Adviser: Allianz Investment Management LLC	0.71%	10.02%	7.73%	7.20%
Long-term capital appreciation	AZL® MVP Growth Index Strategy Fund(2) Adviser: Allianz Investment Management LLC	0.68%	16.40%	9.77%	9.23%
(1)
The AZL® Government Money Market Fund’s annual expenses reflect a temporary fee reduction. Please see the AZL® Government Money Market Fund’s prospectus for information regarding the expense reimbursement or fee waiver arrangement.
(2)
This Variable Option is managed in a way that is intended to minimize volatility of returns (referred to as a “managed volatility strategy”). For more information see Risk Factors – Managed Volatility Variable Option Risk, or refer to the Variable Option’s prospectus for more information.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix H

Appendix I – Audited Selected Financial Data and Statutory Financial Statements
[To be updated by amendment]
Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ending December 31, 2022)
The following discussion of our financial condition and results of operations should be read in conjunction with our statutory financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2022 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
Statutory Financial Statements
The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 included in this Appendix I have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 45 South Seventh Street, Suite 3400, Minneapolis, MN.

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023
Appendix I

For Service or More Information
The Statement of Additional Information (SAI) contains additional information about the Contract, Allianz Life, and the Separate Account. The SAI is dated the same date as this prospectus, and the SAI is incorporated by reference into this prospectus. This prospectus and the SAI can be found online at allianzlife.com/prospectuses. You can also request this information at no cost by calling (800) 624-0197, or by sending an email request to contact.us@allianzlife.com.
The SEC maintains a website sec.gov. The prospectus, the Form N-4 SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Our Service Center
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
REGULAR MAIL
Allianz Life Insurance Company of North America P.O. Box 59060 Minneapolis, MN 55459-0060

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America 5701 Golden Hills Drive Golden Valley, MN 55416-1297

Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 5701 Golden Hills Drive address listed above, which may delay processing.
For general customer service by email, please use this address: contact.us@allianzlife.com. To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: allianzlife.com. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2024, all dealers that effect transactions in these securities may be required to deliver a prospectus.
EDGAR Contract ID No.: C000174311

Allianz Index Advantage ADV® Variable Annuity Prospectus – May 1, 2023

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$ 52,139
----------------
Estimated Printing and Filing Costs:	$ 30,000
----------------
Estimated Accounting Fees:	$ 75,000
-----------------
Estimated Legal Fees:	$ N/A
-----------------
Estimated Miscellaneous Fees:	$ N/A
----------------
ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE XI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
SECTION 1. RIGHT TO INDEMNIFICATION:
(a)
Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

	(i)	a director of the Corporation; or
	(ii)	acting in the course and scope of his or her duties as an officer or employee of the Corporation; or
	(iii)	rendering Professional Services at the request of and for the benefit of the Corporation; or
(iv)
serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b)	Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
	(i)	in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;
	(ii)	if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
	(iii)	for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
(iv)
for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

	(v)	for any transaction for which the Indemnified Person derived an improper personal benefit;
(vi)
for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

	(vii)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;
	(viii)	in circumstances where indemnification is prohibited by applicable law;
(ix)
in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

SECTION 2. SCOPE OF INDEMNIFICATION:
(a)
Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b)
Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c)
Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

SECTION 3. DEFINITIONS:
(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b)
"Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c)
"Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.
        NOT APPLICABLE.
ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits.
1.(a)
Principal Underwriter Agreement by and between North American Life and Casualty Company on behalf of NALAC Financial Plans, Inc. dated September 14, 1988 incorporated by reference as exhibit EX-99.B3.a. from Pre-Effective Amendment No.1 to Form N-4 (File Nos. 333-06709 and 811-05618), electronically filed on December 13, 1996. (North American Life and Casualty Company is the predecessor to Allianz Life Insurance Company of North America. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.)

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of North America and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX-99B3b. from Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-166408 and 811-05618), electronically filed on September 24, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the initial filing on Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on May 19, 2006.The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

2.	Not applicable
3.(a)
Articles of Incorporation, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North    America, filed on January 3, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

(b)
Bylaws, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

4.(a)
Individual Variable Annuity Contract-L40538 incorporated by reference as Exhibit 4(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(b)(i)	Contract Schedule Page S40876 incorporated by reference as Exhibit 4(b) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.
(ii)
Contract Schedule Page S40877-01, incorporated by reference as Exhibit 4(b) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014.

(iii)
Revised Contract Schedule Page S40877-01, including Guard Strategy, incorporated by reference as Exhibit 4(b) from Registrant’s Pre-Effective Amendment No. 1 on Form S-1 (File No. 333-213125), electronically filed on October 26, 2016.

(c)(i)	Contract Schedule Page S40875-ADV, incorporated by reference as Exhibit 4(c) from Registrant’s initial registration on Form S-1 (File No. 333-213125), electronically filed on August 15, 2016.
(ii)
Contract Schedule page, S40875-01-ADV, including Precision Strategy, incorporated by reference as Exhibit 4(c) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-213125), electronically filed on January 17, 2017.

(iii)
Index Options Contract Schedule Page, S40895-ADV, incorporated by reference as Exhibit 4(c) from Post-Effective Amendment No. 4 to Registrant’s Form S-1 (File No. 333-213125), electronically filed on April 17, 2018.

(iv)
Index Options Contract Schedule Page and Addendum, S40877-ADV-04 and S40877-ADD, incorporated by reference as Exhibit 4(c)(iv) from Post-Effective Amendment No. 1 to Registrant’s Form S-1 (File No. 333-230899), electronically filed on January 21, 2020.

(d)
Application for Individual Variable Annuity Contract – IXA-APP-02-ADV-0419, incorporated by reference as Exhibit 4(d) from Registrant’s initial registration on Form S-1 (File No. 333-185864), electronically filed on April 16, 2019.

(e)(i)
Index Performance Strategy Crediting Rider-S40878 incorporated by reference as Exhibit 4(d) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(ii)
Index Performance Strategy Rider II – S40903, incorporated by reference as Exhibit 4(e)(ii) from Post-Effective Amendment No. 1 to Registrant’s Form S-1 (File No. 333-230899), electronically filed on January 21, 2020.

(iii)
Inforce Index Performance Strategy Rider II – S40903-INFORCE, incorporated by reference as Exhibit 4(e)(iii) from Post-Effective Amendment No. 1 to Registrant’s Form S-1 (File No. 333-230899), electronically filed on January 21, 2020..

(f)
Index Guard Strategy Crediting Rider-S40889, incorporated by reference as Exhibit 4(g) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014.

(g)
Index Precision Strategy Crediting Rider, S40891, incorporated by reference as Exhibit 4(h) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-213125), electronically filed on January 17, 2017.

(h)
Traditional Death Benefit Rider-S40880 incorporated by reference as Exhibit 4(f) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(i)
Waiver of Withdrawal Charge Rider-S40749 incorporated by reference as exhibit EX-99.B4.f. from Pre-Effective Amendment No. 1 to Registrant's Form N-4 (File Nos. 333-139701 and 811-05618), electronically filed on April 9, 2007.

(j)
Inherited IRA/Roth IRA Endorsement-S40713 incorporated by reference as exhibit EX-99.B4.q. from Pre-Effective Amendment No. 1 to Registrant's Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on September 25, 2006.

(k)
Roth IRA Endorsement-S40342 incorporated by reference as exhibit EX-99.B4.l. from Pre-Effective Amendment No. 1 to Registrant's Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on September 25, 2006.

(l)
IRA Endorsement-S40014 incorporated by reference as exhibit EX-99.B4.g. from Pre-Effective Amendment No.1 to Registrant's Form N-4 (File Nos. 333-82329 and 811-05618), electronically filed on December 30, 1999.

(m)
Unisex Endorsement-(S20146) incorporated by reference as exhibit EX-99.B4.h. from Pre-Effective Amendment No.1 to Registrant's Form N-4 (File Nos. 333-82329 and 811-05618), electronically filed on December 30, 1999.

(n)
Maximum Anniversary Death Benefit Rider- S40897 and MAV Contract Schedule S40898-ADV, incorporated by reference as Exhibit 4(o) from Post-Effective Amendment No.  3 to Registrant’s form S-1 (File No. 333-213125), electronically filed on December 15, 2017.

    5.**                          Opinion re Legality
    8.                                Opinion re Tax Matters - not applicable
    9.                                Not applicable

   10.                              Material Contracts – not applicable
   11.                              Not applicable
   12.                             Not applicable
   15.                             Not applicable
   16.                             Not applicable
   21.                             Not applicable.
   23.                           (a)**    Consent of Independent Registered Public Accounting Firm
              (b)     Consent of Counsel, filed as Exhibit 5 to this Registration Statement.
24.	(a)	Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 24(b) to Registrant's Initial Registration on Form S-1 (File No. 333-185864), is incorporated by reference.

  (b)     Form of Board Resolution of the Board of Directors of Allianz Life Insurance Company of North America, effective April 14, 2014, filed on April 14, 2014 as Exhibit 24(d) to Registrant's
           Post-Effective  Amendment No. 2 to Form S-1 (File No. 333-185864), is incorporated by reference.

(c)	Powers of Attorney, filed on December 15, 2022 as Exhibit 24(c) to Registrant’s Initial Registration on Form S-1 (File No. 333-268820), is incorporated by reference.
   25.                              Not applicable
   26.                              Not applicable
99.	(a)	Alternative Minimum Value Exhibit - IXA-032 (05/2020), filed on April 9, 2020 as Exhibit 99(a) to Registrant's Post-Effective Amendment No. 2 to Form S-1 (File No. 333-237620), is incorporated by reference.
(b)
Appendix B Exhibit – Daily Adjustment Calculation - IXA-010b (05/2021), filed on April 16, 2021, as Exhibit 99(b) to Registrant's initial registration on Form S-1 (File No. 333-230899), is incorporated by reference.

(c)
Transition Representation Letter - Independent Registered Public Accounting Firm, pursuant to S-K, item 304, incorporated by reference as Exhibit 99(c) from Post-Effective Amendment No. 4 to Registrant’s Form S-1 (File No. 333-213125), electronically filed on April 17, 2018.

107.*	Filing Fee Table – filed on April 18, 2022 as Exhibit 107 to Registrant’s Initial Registration on Form S-1 (File No. 333-264343), is incorporated by reference.

   *  Filed herewith
  ** To be filed by amendment

(b) Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of North America are included in Part I of this registration statement.

ITEM 17.   UNDERTAKINGS.
The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 11th day of January, 2023.
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /s/ Jasmine M. Jirele*
       Jasmine M. Jirele
       Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 11, 2023.

Signature	Title
Jasmine Jirele*	Director, President & Chief Executive Officer
Andreas G. Wimmer*	Director and Board Chair
Walter R. White*	Director
Udo Frank*	Director
William E. Gaumond*	Director, Senior Vice President, Chief Financial Officer and Treasurer (principal accounting officer)
Kevin E. Walker* Anna Sophie Herken*	Director Director
Howard E. Woolley*	Director

*By Power of Attorney, filed as Exhibit 24(c) to this Registration Statement.

     BY: /s/ Erik T. Nelson
           Erik T. Nelson
           Associate General Counsel, Senior Counsel

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

INDEX TO EXHIBITS

Exhibit	Description of Exhibit